Filed Pursuant to Rule 424(b)(3)
Registration Number 333-156520

PROSPECTUS SUPPLEMENT NO. 1

to Prospectus dated

January 22, 2009

(Registration No. 333-156520)

UNIFIED GROCERS, INC.

This Prospectus Supplement No. 1 supplements our Prospectus dated January 22, 2009. The securities that are the subject of the Prospectus have been registered to permit their sale by us.

This Prospectus Supplement includes the attached Quarterly Report on Form 10-Q for the period ended December 27, 2008 of Unified Grocers, Inc., as filed by us with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 12, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED DECEMBER 27, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM             TO

Commission file number: 0-10815

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	95-0615250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  [X]    No  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [ ]

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).     Yes  [    ]    No  [X]

The number of shares outstanding of each of the registrant’s classes of common stock, as of January 24, 2009, were as follows:

Class A: 180,600 shares; Class B: 459,512 shares; Class C: 15 shares; Class E: 238,617 shares

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Balance Sheets – Unaudited

(dollars in thousands)

	December 27, 2008	September 27, 2008
Assets

Current assets:
Cash and cash equivalents	$13,021	$15,849
Accounts and current portion of notes receivable, net of allowances of $2,500 and $2,600 at December 27, 2008 and September 27, 2008, respectively	196,038	199,744
Inventories	257,895	267,723
Prepaid expenses	7,335	7,860
Deferred income taxes	10,883	12,258

Total current assets	485,172	503,434
Properties, net	202,810	204,961
Investments	82,408	79,863
Notes receivable, less current portion and net of allowances of $100 at both December 27, 2008 and September 27, 2008	13,309	13,892
Goodwill	38,997	38,997
Other assets, net	54,580	62,135

Total Assets	$877,276	$903,282

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$192,604	$211,483
Accrued liabilities	64,427	73,834
Current portion of notes payable	5,783	1,347
Members’ deposits and estimated patronage dividends	21,675	16,053

Total current liabilities	284,489	302,717
Notes payable, less current portion	241,414	254,089
Long-term liabilities, other	139,504	130,684
Member and Non-Members’ deposits	14,159	12,207
Commitments and contingencies

Shareholders’ equity:
Class A Shares: 500,000 shares authorized, 180,250 and 185,500 shares outstanding at December 27, 2008 and September 27, 2008, respectively	33,075	34,011
Class B Shares: 2,000,000 shares authorized, 459,512 and 482,616 shares outstanding at December 27, 2008 and September 27, 2008, respectively	78,979	82,759
Class E Shares: 2,000,000 shares authorized, 238,617 shares outstanding at both December 27, 2008 and September 27, 2008	23,862	23,862
Retained earnings after elimination of accumulated deficit of $26,976 effective September 28, 2002	64,254	66,275
Receivable from sale of Class A Shares to Members	(3,560)	(3,778)
Accumulated other comprehensive earnings	1,100	456

Total shareholders’ equity	197,710	203,585

Total Liabilities and Shareholders’ Equity	$877,276	$903,282

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Earnings

and Comprehensive Earnings – Unaudited

(dollars in thousands)

	Thirteen Weeks Ended
	December 27, 2008	December 29, 2007

Net sales	$1,045,219	$1,052,557
Cost of sales	944,845	954,923
Distribution, selling and administrative expenses	80,599	75,165

Operating income	19,775	22,469
Interest expense	(3,610)	(4,407)

Earnings before estimated patronage dividends and income taxes	16,165	18,062
Estimated patronage dividends	(9,988)	(8,364)

Earnings before income taxes	6,177	9,698
Income taxes	(2,317)	(3,528)

Net earnings	3,860	6,170
Other comprehensive earnings, net of income taxes:
Unrealized holding gain on investments	644	692

Comprehensive earnings	$4,504	$6,862

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Cash Flows – Unaudited

(dollars in thousands)

	Thirteen Weeks Ended
	December 27, 2008	December 29, 2007
Cash flows from operating activities:
Net earnings	$3,860	$6,170
Adjustments to reconcile net earnings to net cash provided (utilized) by operating activities:
Depreciation and amortization	5,698	5,013
Provision for doubtful accounts	(47)	77
Loss (gain) on sale of properties	82	(19)
Deferred income taxes	1,420	(67)
(Increase) decrease in assets:
Accounts receivable	3,337	(47,098)
Inventories	9,828	18,723
Prepaid expenses	525	1,170
Increase (decrease) in liabilities:
Accounts payable	(19,102)	(5,436)
Accrued liabilities	(9,537)	2,222
Long-term liabilities, other	7,792	(51)

Net cash provided (utilized) by operating activities	3,856	(19,296)

Cash flows from investing activities:
Purchases of properties	(2,075)	(4,105)
Purchases of securities and other investments	(5,263)	(14,753)
Proceeds from maturities or sales of securities and other investments	4,246	13,699
Origination of notes receivable	(498)	(1,363)
Collection of notes receivable	1,497	805
Proceeds from sales of properties	—	1
Decrease in other assets	3,842	4,226
Acquisition of net assets from Associated Grocers, Incorporated	—	(39,973)

Net cash provided (utilized) by investing activities	1,749	(41,463)

Cash flows from financing activities:
Additions to long-term notes payable	—	60,349
Reduction of short-term notes payable	(941)	(5,745)
Reduction of long-term notes payable	(7,673)	—
Payment of deferred financing fees	(283)	—
Increase in Members’ deposits and estimated patronage dividends	4,801	3,167
Redemption of patronage dividend certificates	—	(3,141)
Increase in Member and Non-Members’ deposits	1,952	3,434
Decrease (increase) in receivable from sale of Class A Shares to Members	218	(74)
Repurchase of shares from Members	(6,699)	(4,932)
Issuance of shares to Members	192	258

Net cash (utilized) provided by financing activities	(8,433)	53,316

Net decrease in cash and cash equivalents	(2,828)	(7,443)
Cash and cash equivalents at beginning of period	15,849	19,719

Cash and cash equivalents at end of period	$13,021	$12,276

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Cash Flows – Unaudited – Continued

(dollars in thousands)

	Thirteen Weeks Ended
	December 27, 2008	December 29, 2007
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$3,272	$4,202
Income taxes	$2,306	$278

Supplemental disclosure of non-cash investing and financing items:
Capital leases	$424	$438
Accrued Class E Share dividend	$821	$—
Accrued split-dollar life insurance liability – EITF 06-4 adoption	$3,269	$—

Acquisition of net assets from Associated Grocers, Incorporated:
Working capital	$—	$11,929
Properties	—	4,871
Goodwill	—	9,398
Other assets	—	17,143
Long-term liabilities, other	—	(3,368)

Acquisition of net assets from Associated Grocers, Incorporated	$—	$39,973

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.    BASIS OF PRESENTATION

The consolidated condensed financial statements include the accounts of Unified Grocers, Inc. and all its subsidiaries (the “Company” or “Unified”). Inter-company transactions and accounts with subsidiaries have been eliminated. The interim financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures are adequate to make the information presented not misleading. These consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K for the year ended September 27, 2008 filed with the SEC. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

The accompanying consolidated condensed financial statements reflect all adjustments that, in the opinion of management, are both of a normal and recurring nature and necessary for the fair presentation of the results for the interim periods presented. The preparation of the consolidated condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated condensed financial statements and accompanying notes. As a result, actual results could differ from those estimates.

The Company’s banking arrangements allow the Company to fund outstanding checks when presented for payment to the financial institutions utilized by the Company for disbursements. This cash management practice frequently results in total issued checks exceeding the available cash balance at a single financial institution. The Company’s policy is to record its cash disbursement accounts with a cash book overdraft in accounts payable. At December 27, 2008 and September 27, 2008, the Company had book overdrafts of $60.5 million and $51.3 million, respectively, classified in accounts payable.

Reclassifications – Based on the Company’s review of expected payments for workers’ compensation claims occurring beyond twelve months from the balance sheet date, the Company reclassified $3.6 million on its consolidated condensed statements of cash flows for the thirteen weeks ended December 29, 2007, to conform to the current period’s presentation.

In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 95, “Statement of Cash Flows,” the Company has modified its cash flow presentation to disclose the gross cash outflows for loans originated and gross cash inflows for payments on loans. The Company reclassified $(1.4) million to origination of notes and $0.8 million to collection of notes receivable for the thirteen weeks ended December 29, 2007.

Supplemental Disclosure of Cash Flow Information – The Company’s supplemental disclosure as of December 29, 2007 of the amounts comprising the “Acquisition of net assets from Associated Grocers, Incorporated” included in the accompanying consolidated condensed statements of cash flows for the thirteen weeks ended December 27, 2008 and December 29, 2007 reflects preliminary information that was available to the Company as presented in the Company’s Quarterly Report on Form 10-Q for the thirteen weeks ended December 29, 2007. This information was subsequently finalized as presented in supplemental disclosures to the consolidated statements of cash flows included in the Company’s Annual Report on Form 10-K for the year ended September 27, 2008.

Fair Value Measurements – The Company adopted in its first fiscal quarter of fiscal year-end 2009 Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”) and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”), issued by the FASB. These two statements define and establish a framework for measuring and disclosing fair value of assets and liabilities.

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of Statement 157,” which deferred for a one-year period (originally effective for fiscal years beginning after November 15, 2007 and presently effective for fiscal years beginning after November 15, 2008) the application of SFAS No. 157 to non-financial assets and liabilities. Therefore, the Company will be required to adopt SFAS No. 157 for its non-financial assets and liabilities effective with its first fiscal quarter of fiscal year-end 2010.

Additionally, the FASB issued FASB Staff Position No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP No. 157-3”), in October 2008 to provide guidance in determining fair value for assets that are in illiquid markets. The Company adopted FSP No. 157-3 in its first fiscal quarter of fiscal year-end 2009 in conjunction with SFAS No. 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 provides companies with an option to measure, at specified election dates, many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The Company made no election to measure at fair value any financial instruments not currently required to be so measured; therefore, adoption of SFAS No. 159 in the first fiscal quarter of fiscal year-end 2009 had no impact on the Company’s financial statements.

SFAS No. 157 establishes a hierarchy for evaluating assets and liabilities valued at fair value as follows:

•	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;

•

Level 2 – Inputs other than quoted prices included in Level 1 that are either directly or indirectly observable. These inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1, quoted prices in markets that are not active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities;

•

Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company records marketable securities at fair value in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 115”). These assets are held by the Company’s Insurance segment (see Note 3 for discussion). The Company’s Wholesale Distribution segment (see Note 3 for discussion) holds insurance contracts valued at fair value in support of certain employee benefits.

2.    FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with SFAS No. 157, the following table represents the Company’s financial instruments recorded at fair value and the hierarchy of those assets as of December 27, 2008:

(dollars in thousands)
	Level 1	Level 2	Level 3	Total
Money Market	$1,502	$—	$—	$1,502
Corporate Securities	—	32,497	—	32,497
Government Securities	—	36,373	—	36,373

Total	$1,502	$68,870	$—	$70,372

Corporate securities, consisting of high quality investment grade corporate bonds, and government securities, consisting of U.S. government agency mortgage-backed securities and U.S. government treasury securities, are held by two of our insurance subsidiaries to fund loss reserves. These assets are valued based on information received from a third party pricing service. For assets traded in inactive markets, the service’s pricing methodology uses observable inputs (such as bid/ask quotes) for identical or similar assets. Assets considered to be similar

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

will have similar characteristics, such as: duration, volatility, prepayment speed, interest rates, yield curves, and/or risk profile and other market corroborated inputs (level 2 inputs). For assets traded in active markets, the assets are valued at quoted bond market prices (level 1 inputs). The Company determines the classification of financial asset groups within the fair value hierarchy based on the lowest level of input into each group’s asset valuation. The financial instruments included in the preceding table are included in investments in the Company’s consolidated condensed balance sheets at December 27, 2008.

3.    SEGMENT INFORMATION

Unified is a retailer-owned, grocery wholesale cooperative serving supermarket, specialty and convenience store operators located primarily in the western United States and in the South Pacific. The Company’s customers range in size from single store operators to multiple store chains. The Company sells a wide variety of products typically found in supermarkets. The Company’s customers include its owners (“Members”) and non-owners (“Non-Members”). The Company sells products through Unified or through its specialty food subsidiary (Market Centre) and international sales subsidiary (Unified International, Inc.). The Company reports all product sales in its Wholesale Distribution segment. The Company also provides support services to its customers through the Wholesale Distribution segment, including retail technology, and through separate subsidiaries, including financing and insurance. Insurance activities are reported in Unified’s Insurance segment while finance activities are grouped within Unified’s All Other business activities. The availability of specific products and services may vary by geographic region.

Management identifies segments based on the information monitored by the Company’s chief operating decision-makers to manage the business and, accordingly, has identified the following two reportable segments:

•

The Wholesale Distribution segment includes the results of operations from the sale of groceries and general merchandise products to both Members and Non-Members, including a broad range of branded and corporate brand products in nearly all the categories found in a typical supermarket, including dry grocery, frozen food, deli, meat, dairy, eggs, produce, bakery, ethnic, gourmet, specialty foods and general merchandise products. As of, and for the thirteen weeks ended, December 27, 2008, the Wholesale Distribution segment collectively represents approximately 99% of the Company’s total sales and 88% of total assets.

•

The Insurance segment includes the results of operations for the Company’s three insurance subsidiaries (Unified Grocers Insurance Services, Springfield Insurance Company and Springfield Insurance Company, Ltd.). These subsidiaries provide insurance and insurance-related products, including workers’ compensation and liability insurance policies, to both the Company and its Member and Non-Member customers. As of, and for the thirteen weeks ended, December 27, 2008, the Company’s Insurance segment collectively accounts for approximately 1% of the Company’s total sales and 10% of total assets.

The “All Other” category includes the results of operations for the Company’s other support businesses, including its finance subsidiary, whose services are provided to a common customer base, none of which individually meets the quantitative thresholds of a reportable segment. Beginning in fiscal 2004, and continuing through the third fiscal quarter of fiscal 2008, the Company’s “All Other” category also included the consolidation of a variable interest entity as discussed in Note 3 to Notes to Consolidated Financial Statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008. No future losses or returns related to this variable interest entity were expected, and as such, consolidation was no longer required as of September 27, 2008. Deconsolidating the variable interest entity had no material impact on the Company’s financial statements. As of, and for the thirteen weeks ended, December 27, 2008, the “All Other” category collectively accounts for less than 1% of the Company’s total sales and 2% of total assets.

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

Information about the Company’s operating segments is summarized below.

(dollars in thousands)

	Thirteen Weeks Ended
	December 27, 2008	December 29, 2007
Net sales
Wholesale distribution	$1,041,850	$1,048,953
Insurance	6,464	7,203
All other	302	488
Inter-segment eliminations	(3,397)	(4,087)

Total net sales	$1,045,219	$1,052,557

Operating income
Wholesale distribution	$17,491	$21,492
Insurance	2,264	910
All other	20	67

Total operating income	19,775	22,469

Interest expense	(3,610)	(4,407)
Estimated patronage dividends	(9,988)	(8,364)
Income taxes	(2,317)	(3,528)

Net earnings	$3,860	$6,170

Depreciation and amortization
Wholesale distribution	$5,653	$4,994
Insurance	43	17
All other	2	2

Total depreciation and amortization	$5,698	$5,013

Capital expenditures
Wholesale distribution	$2,075	$4,105
Insurance	—	—
All other	—	—

Total capital expenditures	$2,075	$4,105

Identifiable assets
Wholesale distribution	$772,627	$754,446
Insurance	85,744	84,467
All other	18,905	16,650

Total identifiable assets	$877,276	$855,563

4.    SHAREHOLDERS’ EQUITY

During the thirteen week period ended December 27, 2008, the Company issued 700 Class A Shares with an issue value of $0.2 million and redeemed 5,950 Class A Shares with a redemption value of $1.5 million. The Company also redeemed 23,104 Class B Shares with a redemption value of $5.2 million.

On October 2, 2008, the Company’s Board of Directors declared a 4% cash dividend (approximately $0.8 million) on the outstanding Class E Shares of the Company as of September 27, 2008. The dividend was accrued at December 27, 2008 and was subsequently paid on January 5, 2009.

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

5.    CONTINGENCIES

The Company is a party to various litigation, claims and disputes, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company believes the outcome of these matters will not result in a material adverse effect on its financial condition or results of operations.

6.    PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company sponsors a cash balance plan (“Unified Cash Balance Plan”). The Unified Cash Balance Plan is a noncontributory defined benefit pension plan covering substantially all employees of the Company who are not subject to a collective bargaining agreement. Benefits under the Unified Cash Balance Plan are provided through a trust and also through annuity contracts.

In association with the acquisition of the operation of Associated Grocers, Incorporated and its subsidiaries of Seattle, Washington (the “Acquisition”) at the beginning of fiscal year 2008, the Company assumed the Cash Balance Retirement Plan for Employees of Associated Grocers, Incorporated (“AG Cash Balance Plan”), which is a noncontributory defined benefit pension plan covering eligible employees of Associated Grocers, Incorporated who were not subject to a collective bargaining agreement. Benefits under the AG Cash Balance Plan are provided through a trust and also through annuity contracts.

The Company also sponsors an Executive Salary Protection Plan (“ESPP”) that provides supplemental post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. Funds are held in a rabbi trust for the ESPP consisting primarily of life insurance policies reported at cash surrender value and mutual fund investments consisting of various publicly-traded mutual funds reported at estimated fair value based on quoted market prices. The cash surrender value of such life insurance policies aggregated $12.2 million and $15.0 million at December 27, 2008 and September 27, 2008, respectively, and are included in other assets in the Company’s consolidated condensed balance sheets. Mutual funds reported at their estimated fair value of $1.9 million and $2.5 million at December 27, 2008 and September 27, 2008, respectively, and are included in other assets in the Company’s consolidated condensed balance sheets. The related accrued benefit cost (representing the Company’s benefit obligation to participants) of $22.8 million and $21.9 million at December 27, 2008 and September 27, 2008, respectively, is recorded in long-term liabilities, other in the Company’s consolidated condensed balance sheets. Trust assets are excluded from ESPP plan assets as they do not qualify as plan assets under Statement of Financial Accounting Standards (“SFAS”) No. 87, “Employers’ Accounting for Pensions” (“SFAS 87”). The assets held in the rabbi trust are not available for general corporate purposes. The rabbi trust is subject to creditor claims in the event of insolvency.

The Company sponsors other postretirement benefit plans that cover non-union employees and provide unused sick leave benefits for certain eligible non-union and union employees. Those plans are not funded.

The Company’s funding policy is to make contributions to the Unified Cash Balance Plan and the AG Cash Balance Plan in amounts that are at least sufficient to meet the minimum funding requirements of applicable laws and regulations, but no more than amounts deductible for federal income tax purposes. The Company expects to make estimated contributions to the Unified Cash Balance Plan totaling $4.7 million during fiscal 2009, which is comprised of $3.2 million for the 2009 plan year and $1.5 million for the 2008 plan year. In addition, the Company expects to make estimated contributions to the AG Cash Balance Plan totaling $1.1 million in fiscal 2009, which is comprised of $0.8 million for the 2009 plan year and $0.3 million for the 2008 plan year. At its discretion, the Company may contribute in excess of these amounts. The Company made no contributions to the Unified Cash Balance Plan or the AG Cash Balance Plan during the thirteen weeks ended December 27, 2008.

Additionally, the Company expects to contribute $0.7 million to the ESPP to fund projected benefit payments to participants for the 2009 plan year. The Company made no contributions to the ESPP during the thirteen weeks ended December 27, 2008.

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

See Notes 12 and 13 to “Notes to Consolidated Financial Statements” in Part II, Item 8 “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 for additional information regarding the Unified and AG Cash Balance Plans, the Company’s ESPP and the Company’s postretirement benefit plans.

In September 2006, the FASB ratified Emerging Issues Task Force (“EITF”) Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefits Associated with Endorsement Split-Dollar Life Insurance Arrangements” (“EITF No. 06-4”). EITF No. 06-4 requires deferred compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the employer and states the obligation is not effectively settled by the purchase of a life insurance policy. The liability for future benefits should be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for the future cost of life insurance. The Company adopted EITF No. 06-4 in its first fiscal quarter of fiscal year-end 2009. Pursuant to the adoption guidance of EITF No. 06-4, the Company recorded a liability for the future cost of life insurance provided on behalf of current and qualifying former officers of the Company and recognized, as a change in accounting principle, a cumulative effect adjustment charge of $3.3 million to beginning retained earnings in its consolidated condensed statement of financial position as of the beginning of the current fiscal year.

7.    RELATED PARTY TRANSACTIONS

Members affiliated with directors of the Company make purchases of merchandise from the Company and also may receive benefits and services that are of the type generally offered by the Company to its similarly situated eligible Members. Management believes such transactions are on terms that are generally consistent with terms available to other Members similarly situated.

During the course of its business, the Company enters into individually negotiated supply agreements with Member customers of the Company. These agreements require the Member to purchase certain agreed amounts of its merchandise requirements from the Company and obligate the Company to supply such merchandise under agreed terms and conditions relating to such matters as pricing and delivery.

As of the date of this report, there have been no material changes to the related party transactions disclosed in Note 18 to Notes to Consolidated Financial Statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008.

8.    NEW ACCOUNTING PRONOUNCEMENTS

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets,” amending FASB Statement No. 132(R), “Employers’ Disclosures about Pensions and Other Postretirement Benefits.” FSP FAS 132(R)-1 requires an employer to disclose investment policies and strategies, categories, fair value measurements, and significant concentration of risk among its postretirement benefit plan assets. FSP FAS 132(R)-1 is effective for fiscal years ending after December 15, 2009. Accordingly, FSP FAS 132(R)-1 will be adopted for the Company’s fiscal year-end 2010. The adoption of FSP FAS 132(R)-1 is not expected to have a significant impact on the Company’s consolidated financial statements.

In September 2008, the FASB issued FASB Staff Position No. FAS 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP 133-1 and FIN 45-4”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) to require the sellers of credit derivatives (particularly credit-default swaps), including credit derivatives embedded in hybrid instruments, to provide the same disclosures as required under FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosures Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN No. 45”). Additionally, this FSP amends FIN No. 45 to add a disclosure about the current status of the payment/performance risk of a guarantee. This FSP addresses concerns raised by investors that current

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

disclosure requirements do not provide enough information about the effect upon a swap seller of deterioration in the financial condition of the issuer of the underlying instrument. FSP 133-1 and FIN 45-4 is effective for reporting periods (annual or interim) ending after November 15, 2008. Accordingly, the Company adopted FSP 133-1 and FIN 45-4 effective with its first quarter of fiscal year-end 2009. The adoption of FSP 133-1 and FIN 45-4 did not have an impact on the Company’s consolidated condensed financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, “The Meaning of ‘Present Fairly in Conformity With Generally Accepted Accounting Principles’.” The adoption of SFAS No. 162 is not expected to have an impact on the Company’s consolidated condensed financial statements.

In April 2008, the FASB issued FASB Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). FSP 142-3 was issued to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007), “Business Combinations,” and other U.S. GAAP. When determining the useful life of a recognized intangible asset, paragraph 11(d) of SFAS No. 142 precluded an entity from using its own assumptions about renewal or extension of an arrangement where there is likely to be substantial cost or material modifications. FSP 142-3 specifies that when entities develop assumptions about renewal or extension, an entity shall consider its own historical experience in renewing or extending similar arrangements; however, these assumptions should be adjusted for the entity-specific factors in paragraph 11 of SFAS No. 142. In the absence of that experience, an entity shall consider the assumptions that market participants would use about renewal or extension (consistent with the highest and best use of the asset by market participants), adjusted for the entity-specific factors in paragraph 11 of SFAS No. 142.

FSP 142-3 requires entities to disclose information that enables users of financial statements to assess the extent to which the expected future cash flows associated with the asset are affected by the entity’s intent and/or ability to renew or extend the arrangement. FSP 142-3 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. FSP 142-3 is required to be applied prospectively to intangible assets acquired after the effective date. Accordingly, FSP 142-3 will be adopted commencing in the first quarter for the Company’s fiscal year-end 2010. The Company is currently assessing the impact this standard may have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations,” and No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS No. 141(R)” and “SFAS No. 160”). SFAS No. 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same manner – as equity in the consolidated financial statements and also requires transactions between an entity and noncontrolling interests to be treated as equity transactions. SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated (as of the date the parent ceases to have a controlling financial interest in the subsidiary). Both statements are effective for fiscal years beginning on or after December 15, 2008. Early adoption of both statements is not permitted. Accordingly, SFAS No. 141(R) and SFAS No. 160 will be adopted commencing in the first quarter for the Company’s fiscal year-end 2010. The Company is currently assessing the impact these standards may have on its consolidated financial statements.

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

In September 2006, the FASB ratified Emerging Issues Task Force (“EITF”) Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefits Associated with Endorsement Split-Dollar Life Insurance Arrangements” (“EITF No. 06-4”) and in March 2007, the FASB ratified EITF Issue No. 06-10, “Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements” (“EITF No. 06-10”). EITF No. 06-4 requires deferred compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the employer and states the obligation is not effectively settled by the purchase of a life insurance policy. The liability for future benefits should be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for the future cost of the life insurance. EITF No. 06-10 provides recognition guidance for postretirement benefit liabilities related to collateral assignment split-dollar life insurance arrangements, as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment split-dollar life insurance arrangement. EITF No.’s 06-4 and 06-10 are effective for fiscal years beginning after December 15, 2007. Accordingly, the Company adopted EITF No.’s 06-4 and 06-10 effective with its first quarter of fiscal year-end 2009. Pursuant to the adoption guidance of EITF No. 06-4, the Company recorded a liability for the future cost of life insurance provided on behalf of current and qualifying former officers of the Company and recognized, as a change in accounting principle, a cumulative effect adjustment charge of $3.3 million to beginning retained earnings in its consolidated condensed statement of financial position as of the beginning of the current fiscal year (see Note 6). The adoption of EITF No. 06-10 had no impact on the Company’s consolidated condensed financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 provides companies with an option to measure, at specified election dates, many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is expected to expand the use of fair value measurement consistent with the Board’s long-term objectives for financial instruments. A company that adopts SFAS No. 159 will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Accordingly, the Company adopted SFAS No. 159 effective with its first quarter of fiscal year-end 2009. The adoption of SFAS No. 159 did not have an impact on the Company’s consolidated condensed financial statements (see Notes 1 and 2 for additional discussion related to the adoption of SFAS No. 159).

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires that employers recognize on a prospective basis the funded status of an entity’s defined benefit pension and postretirement plans as an asset or liability in the financial statements, requires the measurement of defined benefit pension and postretirement plan assets and obligations as of the end of the employer’s fiscal year, and requires recognition of the funded status of defined benefit pension and postretirement plans. Accordingly, the Company adopted SFAS No. 158 in the fourth quarter of its fiscal year ending September 29, 2007 (see Notes 1, 11 and 12 to Notes to Consolidated Financial Statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended September 29, 2007). The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position shall be effective for fiscal years ending after December 15, 2008. Accordingly, the Company will adopt this requirement effective with its fiscal year-end 2009. Pursuant to the adoption criteria of SFAS No. 158, the Company anticipates that adoption of this portion of the standard will require an approximate $1.0 – $2.0 million charge (net of income taxes) to beginning retained earnings on the Company’s consolidated year-end 2009 statement of financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. SFAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop the assumptions that market participants would use when pricing the asset or liability. The fair value hierarchy gives the highest priority to quoted prices in active markets and

Unified Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

the lowest priority to unobservable data. In addition, SFAS No. 157 requires that fair value measurements be separately disclosed by level within the fair value hierarchy. SFAS No. 157 does not require new fair value measurements. In November 2007, the FASB reaffirmed that (1) companies will be required to implement SFAS No. 157 for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in the financial statements; and (2) SFAS No. 157 remains effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The FASB did however, provide a one-year deferral for the implementation of SFAS 157 for other non-financial assets and liabilities. Accordingly, the Company adopted SFAS No. 157, as modified above, effective with its first quarter of fiscal year-end 2009. Other than implementation of additional disclosure requirements (see Notes 1 and 2), the adoption of SFAS No. 157 did not have an impact on the Company’s consolidated condensed financial statements.

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP No. 157-3”), which amends SFAS No. FAS 157, “Fair Value Measurements,” to clarify the guidance for applying fair value accounting in an inactive market and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is no longer active. The Company adopted FSP No. 157-3 effective with its first quarter of fiscal year-end 2009, in conjunction with SFAS No. 157 (see Notes 1 and 2). The adoption of FSP No. 157-3 did not have an impact on the Company’s consolidated condensed financial statements.

9.    SUBSEQUENT EVENTS

On December 29, 2008, the Benefits Committee of Unified Grocers, Inc. approved a resolution authorizing the merger of the Cash Balance Retirement Plan for Employees of Associated Grocers, Incorporated with and into the Unified Grocers, Inc. Cash Balance Plan, effective December 31, 2008.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When the Company uses words such as “believes,” “expects,” “anticipates” or similar expressions, the Company is making forward-looking statements. Although Unified believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give readers any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the factors discussed in the sections entitled “Risk Factors” and “Critical Accounting Policies and Estimates” within “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All forward-looking statements attributable to Unified are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date hereof. The Company undertakes no duty or obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents the Company files from time to time with the Securities and Exchange Commission.

COMPANY OVERVIEW

General

A California corporation organized in 1922 and incorporated in 1925, Unified Grocers, Inc. (referred to in this Form 10-Q as “Unified,” “the Company,” “our” or “we”) is a retailer-owned, grocery wholesale cooperative serving supermarket, specialty and convenience store operators located primarily in the western United States and in the South Pacific. Our customers range in size from single store operators to multiple store chains. The Company operates its business in two reportable business segments: (1) Wholesale Distribution, and (2) Insurance. All remaining business activities are grouped into “All Other” (see Note 3 of “Notes to Consolidated Condensed Financial Statements” in Item 1 “Financial Statements”).

We sell a wide variety of products typically found in supermarkets. We report all product sales in our Wholesale Distribution segment, which represents approximately 99% of our total sales. Our customers include our owners (“Members”) and non-owners (“Non-Members”). We also provide support services to our customers, including insurance, financing, promotional planning, retail technology, equipment purchasing services and real estate services. Support services, other than insurance and financing, are reported in our Wholesale Distribution segment. Insurance activities account for approximately 1% of total sales and are reported in our Insurance segment, while finance activities are grouped with our All Other business activities. The availability of specific products and services may vary by geographic region. We have three separate geographical and marketing regions. The regions are Southern California, Northern California and the Pacific Northwest.

The Company’s strategic focus is to promote the success of independent retailers. A significant milestone was achieved in early fiscal 2008, when we purchased certain assets and assumed certain liabilities of Associated Grocers, Incorporated (“AG”) and its subsidiaries (the “Seattle Operations”), a retailer-owned grocery cooperative headquartered in Seattle, Washington (the “Acquisition”). The Seattle Operations primarily serve retailers throughout Washington, Oregon, Alaska and the South Pacific. This transaction provides the independent retailers served by Unified an increased profile with the vendor community, improved retail market share in the Pacific Northwest and the benefit of reduced cost burdens of capital and overhead.

Unified does business primarily with those customers that have been accepted as Members. Members are required to meet minimum purchase requirements and specific capitalization requirements, which include capital stock ownership in the Company and may include required cash deposits. See “Member Investments and Patronage Dividends” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended

September 27, 2008 for additional information. Additionally, see “DESCRIPTION OF DEPOSIT ACCOUNTS” in the Company’s Registration Statement on Form S-1 filed on December 31, 2008, with respect to the Company’s offering of Partially Subordinated Patrons’ Deposit Accounts for further information. The membership requirements, including minimum purchase and capitalization requirements, may be modified at any time at the discretion of the Company’s Board of Directors (the “Board”).

We distribute the earnings from activities conducted with our Members, excluding subsidiaries (collectively, “patronage business”), in the form of patronage dividends. The Company conducts patronage business with Members within the Wholesale Distribution segment. Our patronage earnings are based on the combined results of the Company’s three patronage earnings divisions: the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. The Company conducts business on a non-patronage basis in the Wholesale Distribution segment through its Cooperative Division, specialty food subsidiary (Market Centre) and international sales subsidiary (Unified International, Inc). These businesses sell products to both Members and Non-Members. An entity that does not meet Member purchase requirements or does not desire to become a Member may conduct business with Unified as a Non-Member customer on a non-patronage basis. The Company does business through its subsidiaries on a non-patronage basis. Earnings from the Company’s subsidiaries and from business conducted with Non-Members (collectively, “non-patronage business”) are retained by the Company.

Facilities and Transportation

We operate various warehouse and office facilities that are located in Commerce, Los Angeles, Santa Fe Springs, Stockton, Livermore and Fresno, California, Milwaukie, Oregon and Seattle and Renton, Washington. We also operate a bakery manufacturing facility and a milk, water and juice processing plant in Los Angeles, which primarily serve the Southern California region.

In conjunction with the Acquisition, the Company began to review the overall logistics model for the Pacific Northwest region. The need to develop a new comprehensive logistics model was predicated on the fact that the lease on the main warehouse and office complex in Seattle (formerly operated by AG) is short-term in nature and the configuration of this complex is not optimum. The objective of the review is to determine the size, configuration and location(s) for a distribution facility (facilities) in the Pacific Northwest to best serve our customers in the region. The Company expects to complete its review of the overall logistics model by the end of fiscal 2009.

Customers may choose either of two delivery options for the distribution of our products. Customers may either elect to have the Company deliver orders to their stores or warehouse locations or may choose to pick their orders up from our distribution centers. For delivered orders, we utilize either the Company-operated fleet of tractors and trailers or third party carriers.

INDUSTRY OVERVIEW AND THE COMPANY’S OPERATING ENVIRONMENT

Competition

Unified competes in the wholesale grocery industry with regional and national food wholesalers such as C&S Wholesale and Supervalu Inc., as well as other local wholesalers that provide a broad range of products and services to their customers. We also compete with many local and regional meat, produce, grocery, specialty, general food, bakery and dairy wholesalers and distributors. Unified’s customers compete directly with vertically integrated regional and national chains. The growth or loss in market share of our customers will also impact the Company’s sales and earnings. For more information about the competition Unified faces, please refer to “Risk Factors.”

The marketplace in which we operate continues to evolve and present challenges both to our customers and us. The continued expansion of alternative grocery and food store formats into our marketplace may present challenges for some of the retail grocery stores owned by our customers. In addition, non-traditional formats such as warehouse, supercenters, discount, drug, natural and organic, and convenience stores continue to expand their offering of products that are a core part of the conventional grocery store offering, thereby creating additional competition for our customers. Demographic changes have created more ethnic diversity in our marketplace. To effectively compete with these changes, many of our successful customers have focused on, among other things, differentiation strategies in specialty products and items on the perimeter of the store such as produce, service deli, service bakery and meat categories.

To further enhance our strategy to help our customers differentiate themselves from the competition, we are focused on helping our retailers understand consumer trends. Consumers continue to move toward health and wellness and ethnic food choices. Our strategic focus will be to continue our development of programs and services designed with consumers in mind. The retail store is becoming a bigger source of information for customers about the products that are available to them. To provide this information, we are offering more in-store literature to educate consumers about the products we offer, particularly in the health and wellness category. As consumer preferences change, we continue to develop a targeted mix of health and wellness and ethnic products through Market Centre, our specialty products subsidiary, which sells grocery products in four categories: gourmet, ethnic foods, natural/organic products and confections. In addition to supplying these products, Market Centre offers a wide range of retail support services, including category development and management, merchandising services, marketing programs and promotional strategies.

We also support growth by offering product promotions and by supporting and sponsoring major events that help promote sales at the retail level.

Economic Factors

We are impacted by changes in the overall economic environment. In recent periods, the Company has experienced significant volatility in the cost of certain commodities, the cost of ingredients for our manufactured breads and processed fluid milk, and the cost of packaged goods purchased from other manufacturers. The Company’s pricing programs are designed to pass these costs on to our customers; however, the Company may not always be able to pass such changes to customers on a timely basis. Any delay may result in a less than full recovery of price increases.

The majority of Unified’s investments (approximately 84%) are held by two of our insurance subsidiaries, and include U.S. government agency mortgage-backed securities, high quality investment grade corporate bonds, and U.S. government treasury securities. These investments are not actively traded and are valued based upon inputs including quoted prices for identical or similar assets. Collectively, these investments have experienced an increase in market value since the beginning of our fiscal year. Approximately 11% of Unified’s investments are held by our Wholesale Business, which consists primarily of Western Family Holding Company (“Western Family”) common stock. Western Family is a private cooperative located in Oregon from which the Company purchases food and related general merchandise products. Approximately 5% of our investments are held by our other support businesses and consists of an investment by the Company’s finance subsidiary in a third party bank. The third party bank operates as a cooperative and therefore its borrowers are required to own its Class B stock.

Life insurance assets with values tied to the equity markets have been negatively impacted by the market decline that took place during fiscal year 2008 as well as the thirteen weeks ended December 27, 2008, although such impact is deemed by management to be temporary in nature.

External factors continue to drive volatility in costs associated with fuel. Our pricing includes a fuel surcharge on product shipments to recover excess fuel costs over a specified index. The surcharge is reviewed and adjusted monthly.

Additionally, wage increases occur as a result of negotiated labor contracts and adjustments for non-represented employees. Costs associated with our workers’ compensation coverage in California have significantly declined and stabilized after several years of cost increases. We continually focus attention on initiatives aimed at improving business processes and managing costs. We have also been upgrading our warehouse management system as discussed below in “Technology.” The implementation of these initiatives has resulted in significant improvements throughout the Company, most notably in our distribution system, which has led to improved warehouse and transportation efficiencies.

Technology

Technological improvements have been an important part of Unified’s strategy to improve service to our customers and lower costs. Unified’s customers benefit from our substantial investment in supply-chain technology, including improvements in our vendor management activities through new item introductions, promotions and payment support activities.

Technological improvements in Unified’s distribution systems have been an area of concentration for the Company. Over the past several years, we have upgraded our warehouse and enterprise reporting systems to improve efficiencies, order fulfillment accuracy and internal management reporting capabilities. As a result, four of our five main facilities have been upgraded. This process has been instrumental in helping drive efficiencies. We expect to see additional warehouse improvements and order fulfillment accuracy as each facility fully realizes the benefits of the upgrade.

Additionally, we continue to make improvements to better support our interactions with vendors and customers. We provide network connectivity, data exchange, and a portfolio of applications to our customers. Improving these tools allows independent retailers with varying formats and needs to benefit from standardization while making use of business applications best suited to their unique needs. Our retail support efforts centered most recently on offering a new Interactive Ordering System (“IOS”) hand-held device that allows for multiple applications to operate on one device. We have also helped our retailers upgrade their electronic payment terminals to be compliant with Payment Card Industry regulations.

Sales Activities and Recent Developments

We experienced an overall sales decrease of $7.3 million, or 0.7%, for the thirteen weeks ended December 27, 2008 (the “2009 Period”) as compared to the thirteen week period ended December 29, 2007 (the “2008 Period”). Our Wholesale Distribution segment decreased $7.1 million in the 2009 Period compared to the 2008 Period. This decrease includes sales to one former customer of AG (“AG customer”) as it transitioned to another wholesaler during the 2008 Period. Sales to the transitioned AG customer were $27.1 million in the 2008 Period. Excluding the impact of this transition customer, wholesale sales increased $20.0 million, or 2.0%.

Sales in our Insurance segment decreased $0.2 million in the 2009 Period versus the 2008 Period due to the insurance climate becoming more competitive and premium rates declining over the prior year. In addition, due to the competitive climate, we experienced a decline in our policy renewals compared to the prior year. Sales in our All Other business activities were consistent in the 2009 Period and 2008 Period.

RESULTS OF OPERATIONS

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with the consolidated condensed financial statements and notes to the consolidated condensed financial statements, specifically Note 3 to “Notes to Consolidated Condensed Financial Statements,” “Segment Information,” included elsewhere in this report. Certain statements in the following discussion are not historical in nature and should be considered to be forward-looking statements that are inherently uncertain.

The following table sets forth selected consolidated financial data of Unified expressed as a percentage of net sales for the periods indicated and the percentage increase or decrease in such items over the prior period.

	Thirteen Weeks Ended		% Change Thirteen Weeks
Fiscal Period Ended	December 27, 2008	December 29, 2007
Net sales	100.0%	100.0%	(0.7)%
Cost of sales	90.4	90.7	(1.1)
Distribution, selling and administrative expenses	7.7	7.2	7.2
Operating income	1.9	2.1	(12.0)
Interest expense	(0.3)	(0.4)	(18.1)
Estimated patronage dividends	(1.0)	(0.8)	19.4
Income taxes	(0.2)	(0.3)	(34.3)
Net earnings	0.4%	0.6%	(37.4)%

THIRTEEN WEEK PERIOD ENDED DECEMBER 27, 2008 (“2009 PERIOD”) COMPARED TO THE THIRTEEN WEEK PERIOD ENDED DECEMBER 29, 2007 (“2008 PERIOD”)

Overview of the 2009 Period.    Our consolidated operating income decreased $2.7 million to $19.8 million in the 2009 Period compared to $22.5 million in the 2008 Period.

The 2009 Period included a combination of offsetting factors that contributed to the change in operating income. Operating income was negatively impacted by a decrease in the cash surrender value of our life insurance policy assets as a result of the general decline in underlying market conditions. Partially offsetting this decrease was a reduction in loss reserves related to improved claims loss experience for earlier periods and lower cost of sales due to inventory holding gains (realized upon sale) from vendor price increases.

The overall decrease in operating income is summarized in our operating segments and other business activities as follows:

•

Wholesale Distribution Segment:    The Wholesale Distribution segment’s operating income decreased $4.0 million to $17.5 million in the 2009 Period compared to $21.5 million in the 2008 Period. The decrease in operating income was due, in large part, to increased distribution, sales and administrative expenses due to increases in costs associated with life insurance and medical benefits, and a net change in our reserves for workers’ compensation. Other factors include decreased sales due primarily to our no longer serving a former AG customer that has transitioned to another wholesaler during the 2008 Period.

•

Insurance Segment:    Operating income increased $1.4 million in our Insurance segment to $2.3 million in the 2009 Period compared to $0.9 million in the 2008 Period. The improvement in the 2009 Period resulted primarily from lowering loss reserves based on improved claims loss experience for earlier periods.

•

All Other:    All Other business activities primarily consist of activities conducted through our finance subsidiary. Beginning in fiscal 2004, and continuing through the third fiscal quarter of fiscal 2008, the Company’s “All Other” category also included the consolidation of a variable interest entity as discussed in Note 3 to “Notes to Consolidated Financial Statements” in Part II, Item 8 “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008. No future losses or returns related to this variable interest entity were expected, and as such, consolidation was no longer required as of September 27, 2008. Deconsolidating the variable interest entity had no material impact on our financial statements. Operating income was zero for the 2009 Period and $0.1 million for the 2008 Period.

The following tables summarize the performance of each business segment for the 2009 and 2008 Periods.

Wholesale Distribution Segment

(dollars in thousands)

	Thirteen Weeks Ended December 27, 2008		Thirteen Weeks Ended December 29, 2007
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$1,041,850	—	$1,048,953	—	$(7,103)
Inter-segment eliminations	—	—	—	—	—

Net sales	1,041,850	100.0%	1,048,953	100.0%	(7,103)
Cost of sales	945,559	90.7	954,179	91.0	(8,620)
Distribution, selling and administrative expenses	78,800	7.6	73,282	7.0	5,518

Operating income	$17,491	1.7%	$21,492	2.0%	$(4,001)

Insurance Segment

(dollars in thousands)

	Thirteen Weeks Ended December 27, 2008		Thirteen Weeks Ended December 29, 2007
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales – premiums earned	$6,464	—	$7,203	—	$(739)
Inter-segment eliminations	(3,299)	—	(3,836)	—	537

Net sales – premiums earned	3,165	100.0%	3,367	100.0%	(202)
Cost of sales – underwriting expenses	(714)	(22.5)	744	22.1	(1,458)
Selling and administrative expenses	1,615	51.0	1,713	50.9	(98)

Operating income	$2,264	71.5%	$910	27.0%	$1,354

All Other

(dollars in thousands)

	Thirteen Weeks Ended December 27, 2008		Thirteen Weeks Ended December 29, 2007
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$302	—	$488	—	$(186)
Inter-segment eliminations	(98)	—	(251)	—	153

Net sales	204	100.0%	237	100.0%	(33)
Selling and administrative expenses	184	90.2	170	71.7	14

Operating income	$20	9.8%	$67	28.3%	$(47)

Net sales.    Consolidated net sales decreased $7.3 million, or 0.7%, to $1.045 billion in the 2009 Period compared to $1.053 billion for the 2008 Period.

•

Wholesale Distribution Segment:    Net Wholesale Distribution sales decreased $7.1 million to $1.042 billion in the 2009 Period compared to $1.049 billion for the 2008 Period. This decrease includes $29.7 million in sales during the 2008 Period that transitioned to other wholesalers, including $27.1 million in sales to a former AG customer as it transitioned to another wholesaler. Excluding the impact of the former AG customer, wholesale sales increased $20.0 million, or 2.0%. The increase was achieved through adding new customers, new store openings by our existing customers and growth in sales of products that help our customers differentiate their stores from the competition, as well as inflationary effects from vendor price increases recognized upon sale of product.

Continuing Customer Sales Growth

•

Primarily driven by our customers’ continued growth, as well as inflationary effects, sales increased by approximately $11.9 million. The growth includes a $7.2 million increase in our Market Centre specialty foods subsidiary.

Customer Changes

•	During the 2009 Period, we began supplying customers that were previously served by competitors, resulting in a $10.7 million increase in sales.

•

Sales to customers in the 2008 Period that discontinued business with us and began purchasing their products from competitors were $29.7 million. This includes sales to a former AG customer as it emerged from bankruptcy and transitioned to another wholesaler during the 2008 Period. Sales to the transitioned AG customer were $27.1 million in the 2008 Period.

•

Insurance Segment:    Net sales, consisting principally of premium revenues, decreased $0.2 million to $3.2 million in the 2009 Period compared to $3.4 million for the 2008 Period. The insurance climate has become more competitive and premium rates have declined over the prior year. In addition, due to the competitive climate, we experienced a decline in our policy renewals compared to the prior year. The decline in our California workers’ compensation policy activity was partially offset by a growth in premiums related to liability coverage.

•	All Other: Net sales were consistent at $0.2 million in the 2009 and 2008 Periods.

Cost of sales (including underwriting expenses).    Consolidated cost of sales was $944.8 million for the 2009 Period and $954.9 million for the 2008 Period and comprised 90.4% and 90.7% of consolidated net sales for the 2009 and 2008 Periods, respectively.

•

Wholesale Distribution Segment:    Cost of sales decreased by $8.6 million to $945.6 million in the 2009 Period compared to $954.2 million in the 2008 Period. As a percentage of net wholesale sales, cost of sales was 90.7% and 91.0% for the 2009 and 2008 Periods, respectively.

•

The change in product and customer sales mix associated with the Seattle Operations, acquired in early fiscal 2008, contributed to a 0.3% increase in cost of sales as a percent of net wholesale sales. This change is due primarily to seventy-five customers from the AG Acquisition becoming Members and converting to Member pricing, which resulted in lower margins.

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Vendor related activity contributed to a 0.6% decrease in cost of sales as a percent of net wholesale sales. The change is primarily driven by an increase in inventory holding gains (realized upon sale) from vendor price increases. Our vendors and brokers are continually evaluating their go-to-market strategies to effectively promote their products. Changes in their strategies could have a favorable or unfavorable impact on our financial performance. See “Critical Accounting Policies and Estimates – Vendor Funds” discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008.

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Insurance Segment:    Cost of sales (including underwriting expenses), primarily consisting of claims loss and loss adjustment expenses, underwriting expenses, commissions, premium taxes and regulatory fees, decreased $1.5 million from $0.7 million in the 2008 Period to a credit of $0.7 million in the 2009 Period. The decline in cost of sales in the 2009 Period resulted from lowering loss reserves based on improving loss experience for earlier periods. The reduction in reserves for losses and loss adjustment expense was greater than the accrual of new reserves plus paid losses and loss adjustment expenses in the 2009 Period. Additionally, the cost of insurance and the sufficiency of loss reserves are also impacted by actuarial estimates based on a detailed analysis of health care cost trends, mortality rates, claims history, demographics and industry trends. As a result, the amount of loss reserves and future expenses is significantly affected by these variables and may significantly change, depending on the cost of providing benefits and the results of further legislative action. See additional discussion related to insurance reserves under “Risk Factors” – “Our insurance reserves may be inadequate if unexpected losses occur.”

Distribution, selling and administrative expenses.    Consolidated distribution, selling and administrative expenses were $80.6 million in the 2009 Period compared to $75.2 million in the 2008 Period, and comprised 7.7% and 7.2% of net sales for the 2009 and 2008 Periods, respectively.

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Wholesale Distribution Segment:    Distribution, selling and administrative expenses were $78.8 million in the 2009 Period compared to $73.3 million in the 2008 Period, and comprised 7.6% and 7.0% of net wholesale sales for the 2009 and 2008 Periods, respectively. As discussed in further detail below, workers’ compensation, life insurance and medical benefits expenses increased $6.0 million, or 0.6% as a percent of net wholesale sales (due to the leveraging effect of the increased sales – see “Net Sales – Wholesale Distribution segment”) and was partially offset by a decrease in other expenses of $0.5 million.

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Workers’ Compensation Expense:    Our workers’ compensation expenses increased by $2.0 million, or 0.2% as a percent of net wholesale sales. From October 1, 2001 through December 31, 2006, the Company’s Wholesale Distribution segment was self-insured up to $300,000 per incident with a stop loss coverage provided by our Insurance segment up to $1.0 million and third party coverage over that amount. After December 31, 2006, the Wholesale Distribution segment is fully insured up to $1.0 million with stop loss coverage provided by our Insurance segment and third party coverage over that amount. Effective upon renewal of its policy on January 1, 2009, the Wholesale Distribution segment’s stop loss coverage from our Insurance segment increased up to $2.0 million. Loss accruals up to the stop loss coverage are made based on actuarially developed loss estimates. Our workers’ compensation expenses increased primarily due to changes in our actuarially developed loss estimates. Our loss estimates changed for both the 2009 and 2008 Periods. The changes resulted in claims loss reserve reductions of $1.5 million and $3.5 million for the 2009 and 2008 Periods, respectively. Future expenses may significantly change depending on the cost of providing health care and the results of legislative action.

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Insurance Expense (other than Workers’ Compensation):    During the 2009 Period, we experienced life insurance expense increases of $2.5 million, or 0.2% as a percent of net wholesale sales. This increase is primarily due to a decrease in the cash surrender value of our life insurance policy assets as a result of a decline in the fair value of the underlying securities (reflecting the general decline in market conditions), which are highly concentrated in U.S. equity markets and priced based on readily determinable market values.

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Medical Benefits:    During the 2009 Period, we experienced medical benefits expense increases of $1.5 million, or 0.2% as a percent of net wholesale sales. This increase was due in part to an increase of approximately $0.8 million in the cost of medical insurance premiums for employees covered under collective bargaining agreements. The remaining increase of $0.7 million is attributable to costs associated with non-union employees.

•	Other Expense Changes: General expenses decreased $0.5 million, but were consistent as a percent of net wholesale sales.

•	Insurance Segment: Selling and administrative expenses for the Insurance segment decreased $0.1 million from $1.7 million in the 2008 Period to $1.6 million in the 2009 Period.

•	All Other: Selling and administrative expenses for our All Other business activities were consistent at $0.2 million in the 2008 and 2009 Periods.

Interest.    Interest expense decreased $0.8 million to $3.6 million in the 2009 Period compared to $4.4 million in the 2008 Period and comprised 0.3% and 0.4% of consolidated net sales for the 2009 and 2008 Periods, respectively. Factors impacting interest expense are as follows:

•	Interest expense on our primary debt instruments (as described below) decreased $0.6 million to $3.3 million in the 2009 Period compared to $3.9 million in the 2008 Period.

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Weighted Average Borrowings:    Interest expense increased $0.5 million from the 2008 Period due to an increase in our weighted average borrowings. Weighted average borrowings increased by $30.5 million primarily due to amounts needed to finance the increase in products purchased for resale.

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Interest Rates:    Interest expense decreased $1.1 million from the 2008 Period due to a decrease in our effective borrowing rate. Our effective borrowing rate for the combined primary debt, made up of the revolving line of credit and senior secured notes, was 4.9% and 6.6% for the 2009 and 2008 Periods, respectively. Consistent with the overall market interest rate change, the base borrowing rate on the revolving line of credit decreased over the 2008 Period.

Borrowings on our revolving credit agreement are subject to market rate fluctuations. A 25 basis point change in the market rate of interest over the period would have resulted in a $0.1 million increase or decrease in corresponding interest expense.

•

Interest expense on our other debt instruments was $0.3 million in the 2009 Period, a decrease of $0.2 million compared to $0.5 million in the 2008 Period. The decrease is primarily due to lower interest on Members’ excess deposits as the prime rate decreased and subordinated patronage dividend certificates that were paid in full in December 2007. See Note 10 to “Notes to Consolidated Financial Statements” in Part II, Item 8 “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 regarding the subordinated patronage dividend certificates.

Estimated patronage dividends.    Estimated patronage dividends for the 2009 Period were $10.0 million, compared to $8.4 million in the 2008 Period, an increase of 19.4%. Patronage dividends for the 2009 and 2008

Periods consisted of the patronage earnings from the Company’s three patronage earnings divisions: the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. For the 2009 and 2008 Periods, respectively, the Company had patronage earnings of $2.5 million and $2.6 million in the Southern California Dairy Division, $0.4 million and $0.2 million in the Pacific Northwest Dairy Division and $7.1 million and $5.6 million in the Cooperative Division. Our growth in patronage earnings was due to lower cost of sales related to an increase in inventory holding gains from vendor price increases recognized upon sale of product and lower interest expense, partially offset by increased costs associated with medical benefits and workers’ compensation.

Income taxes.    The Company’s effective income tax rate was 37.5% for the 2009 Period compared to 36.4% for the 2008 Period.

LIQUIDITY AND CAPITAL RESOURCES

The Company finances its capital needs through a combination of internal and external sources. These sources include cash from operations, Member capital and other Member investments, bank borrowings, various types of long-term debt and lease financing. The Company believes that the combination of cash flows from operations, current cash balances, and available lines of credit will be sufficient to service its debt, redeem Members’ capital shares, make income tax payments and meet its anticipated needs for working capital and capital expenditures (including facility expansion and renovation projects discussed in “Facilities and Transportation”) through at least the next three fiscal years.

CASH FLOW

The Company generated positive cash flow from operating and investing activities during the thirteen week 2009 Period. Cash from operations and investing was used for financing activities, including redemption of Members’ capital shares and investing in the Company’s infrastructure. The Company also reinvested proceeds from maturing investments.

As a result of these activities, net cash, consisting of cash and cash equivalents, decreased by $2.8 million to $13.0 million for the thirteen week 2009 Period ended December 27, 2008 compared to $15.8 million as of the fiscal year ended September 27, 2008.

The following table summarizes the impact of operating, investing and financing activities on the Company’s cash flows for the thirteen week 2009 and 2008 Periods:

(dollars in thousands)

Summary of Net (Decrease) Increase in Total Cash Flows	2009	2008	Difference
Cash provided (utilized) by operating activities	$3,856	$(19,296)	$23,152
Cash provided (utilized) by investing activities	1,749	(41,463)	43,212
Cash (utilized) provided by financing activities	(8,433)	53,316	(61,749)

Total increase (decrease) in cash flows	$(2,828)	$(7,443)	$4,615

Net cash from operating, investing and financing activities increased by $4.6 million to a decrease of $2.8 million for the 2009 Period compared to a decrease of $7.4 million for the 2008 Period. The decrease in net cash for the 2009 Period consisted of cash used in financing activities of $8.4 million offset by amounts provided from operating activities of $3.8 million and investing activities of $1.8 million. The primary factors contributing to the changes in cash flow are discussed below. At December 27, 2008 and September 27, 2008, working capital was $200.7 million for both periods, and the current ratio was 1.7 for both periods.

Operating Activities:    Net cash provided by operating activities increased by $23.1 million to $3.8 million provided in the 2009 Period compared to $19.3 million used in the 2008 Period. The increase in cash provided by operating activities compared to the 2008 Period was attributable primarily to a $3.3 million reduction in accounts receivable in the 2009 Period compared to a $47.1 million increase in accounts receivable in the 2008 Period. As contemplated in the structure of the original purchase transaction, the initial build up of accounts receivable arising from customers gained as a result of the Acquisition was funded through operating activities in the 2008 Period. We also experienced an increase in long-term liabilities between the periods of $7.8 million that was primarily attributable to an increase in pension and postretirement liabilities. The foregoing decreases of $58.2 million in cash provided were partially offset by cash used as a result of increases between the periods in cash used to pay accounts payable and accrued liabilities of $25.4 million, an increase in cash used for the purchase of inventories of $8.9 million, and an increase in cash used for the payment of prepaid expenses of $0.6 million. In addition, net cash of $0.2 million was used by other operating activities.

Investing Activities:    Net cash provided by investing activities increased by $43.2 million to $1.8 million provided for the 2009 Period compared to $41.4 million utilized in the 2008 Period. The increase in cash provided by investing activities during the 2009 Period as compared to the 2008 Period was due mainly to (1) the Acquisition of the Seattle Operations of $40.0 million during the 2008 Period, (2) decreases in capital expenditures of $2.0 million, as the 2008 Period included expenditures for a building renovation and purchases of warehouse and computer equipment, and (3) a reduction in net notes receivable of $1.6 million, reflecting normal fluctuation in loan activity to Members for their inventory and equipment financing. The foregoing decreases of $43.6 million in cash provided were offset by increases in other assets of $0.4 million. Spending on investing activities is expected to be funded by existing cash balances, cash generated from operations or additional borrowings.

Financing Activities:    Net cash utilized by financing activities was approximately $8.4 million for the 2009 Period compared to $53.3 million provided in the 2008 Period. The net decrease of $61.7 million in cash utilized by financing activities for the 2009 Period as compared to the 2008 Period was due primarily to changes in the Company’s long-term and short-term notes payable and deferred financing fees, representing a decrease of $63.5 million resulting from lower borrowings in the 2009 Period, as the 2008 Period included higher borrowings primarily associated with the Acquisition of the Seattle Operations ($39.8 million), the redemption of Class A and Class B Shares ($4.9 million), and the redemption of subordinated patronage dividend certificates ($3.1 million). In addition, the Company’s cash provided from Member investment and share activity decreased by $1.8 million. Future cash used by financing activities to meet capital spending requirements is expected to be funded by the Company’s continuing operating cash flow.

Credit Facilities

On December 17, 2008, the Company entered into an amendment entitled First Amendment to Amended and Restated Credit Agreement, that exercises a provision of its revolving credit agreement, entitled Amended and Restated Credit Agreement dated as of December 5, 2006 (the “Credit Agreement”), to expand the existing revolving credit facility by $25 million, thereby increasing the total committed funds available to the Company from $225 million to $250 million. The credit facility expires on January 31, 2012, and is intended to finance capital expenditures, to finance working capital needs, to finance certain acquisitions and for general corporate purposes. The revolving Credit Agreement contains an option to increase the total committed funds available to the Company under the Credit Agreement to a maximum amount of $300 million, either through any of the existing lenders increasing their commitment or by means of the addition of new lenders. See “Outstanding Debt and Other Financing Arrangements” discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 and the Company’s Current Report on Form 8-K dated December 17, 2008 for additional information.

The Company had outstanding borrowings of $154.1 million under the facility as of December 27, 2008, with access to a sufficient amount of capital available under this facility (based on the amounts indicated above) to fund the Company’s continuing operations and capital spending requirements for the foreseeable future.

Off-Balance Sheet Arrangements

As of the date of this report, the Company does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

There have been no material changes in the Company’s contractual obligations and commercial commitments outside the ordinary course of the Company’s business during the thirteen week period ending December 27,

2008. See “Contractual Obligations and Commercial Commitments” discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 for additional information.

OUTSTANDING DEBT AND OTHER FINANCING ARRANGEMENTS

At December 27, 2008 and September 27, 2008, respectively, the Company had a total of $90.6 million and $90.7 million outstanding in senior secured notes to certain insurance companies and pension funds (referred to collectively as “John Hancock Life Insurance Company”, or “Hancock”) under a note purchase agreement dated September 29, 1999 (as amended, the “Senior Note Agreement”) as amended and restated effective January 6, 2006.

The Company’s borrowings under its revolving credit facility decreased to $154.1 million at December 27, 2008 from $162.4 million at September 27, 2008.

On December 17, 2008, the Company entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”), among the Company, other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Union Bank of California, N.A., and Bank of the West. The Amendment exercises a provision in the Company’s Credit Agreement to increase the total committed funds available to the Company from $225 million to $250 million. Borrowings under the Credit Agreement may be made as revolving loans, swing line loans or letters of credit. See the Company’s Current Report on Form 8-K filed on December 23, 2008 for additional information.

Other than the foregoing discussion, there have been no material changes in the Company’s outstanding debt and other financing arrangements outside the ordinary course of the Company’s business during the thirteen week period ending December 27, 2008. See “Outstanding Debt and Other financing Arrangements” discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 for additional information.

MEMBER INVESTMENTS AND PATRONAGE DIVIDENDS

Members are required to meet specific capitalization requirements, which include capital stock ownership and may include required cash deposits (“Required Deposits”). In addition, each Member must meet minimum purchase requirements that may be modified at the discretion of the Company’s Board. Member and Non-Member customers may be required to provide a non-subordinated credit deposit in order to purchase products on credit terms established by the Company.

The Company exchanges its Class A Shares and Class B Shares with its Members at a price that is based on a formula and is approved by the Board (“Exchange Value Per Share”). See Part I, Item 1 “Business – Capital Shares” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 for additional information.

Unified currently requires each Member to own 350 Class A Shares. In addition, Unified currently requires each Member to hold Class B Shares having an issuance value equal to approximately twice the Member’s average weekly purchases from the Cooperative Division, except for meat and produce which are approximately one times the Member’s average weekly purchases from the Cooperative Division (the “Class B Share requirement”). For purposes of determining the Class B Share requirement, each Class B Share held by a Member has an issuance value equal to the Exchange Value Per Share of the Company’s outstanding shares at the close of the fiscal year end prior to the issuance of such Class B Shares.

Members may also maintain deposits with Unified in excess of Required Deposit amounts (“Excess Deposits”). The Company does not pay interest on the Required Deposit amounts. However, the Company currently pays interest at the prime rate for any cash deposits in excess of the Member’s Required Deposit amount. All such deposits of a Member are maintained in the Member’s deposit account. See “Member Investments and Patronage Dividends” discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 for additional information. Additionally, see “DESCRIPTION OF DEPOSIT ACCOUNTS – General”, “DESCRIPTION OF DEPOSIT

ACCOUNTS – Patronage Dividends and Tax Matters” and “DESCRIPTION OF DEPOSIT ACCOUNTS – Subordination” in the Company’s Registration Statement on Form S-1 filed on December 31, 2008, with respect to the Company’s offering of Partially Subordinated Patrons’ Deposit Accounts for further information.

Members’ Required Deposits and all patronage dividend certificates are contractually subordinated and subject to the prior payment in full of senior indebtedness of the Company. See “DESCRIPTION OF DEPOSIT ACCOUNTS – Subordination” in the Company’s Registration Statement on Form S-1 filed on December 31, 2008, with respect to the Company’s offering of Partially Subordinated Patrons’ Deposit Accounts for additional information. Unified’s obligation to repay Members’ Required Deposit accounts on termination of Member status (once the Member’s obligations to Unified have been satisfied) is reported as a long-term liability on Unified’s consolidated condensed balance sheets. Excess Deposits are not subordinated to Unified’s other obligations and are reported as short-term liabilities on Unified’s consolidated condensed balance sheets. At December 27, 2008 and September 27, 2008, Unified had $14.2 million and $12.2 million, respectively, in “Member and Non-Members’ deposits” and $21.7 million and $16.1 million, respectively, in “Members’ deposits and estimated patronage dividends” (of which $12.6 million and $12.7 million, respectively, represented Excess Deposits as previously defined).

REDEMPTION OF CAPITAL STOCK

On October 2, 2008, the Board authorized the repurchase on October 7, 2008 of 3,500 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $0.9 million to redeem the shares. On December 10, 2008, the Board authorized the repurchase on or before December 27, 2008 of 2,450 shares of the Company’s Class A Shares with an approximate redemption value of $0.7 million and 23,104 Class B Shares with an approximate redemption value of $5.2 million. On December 19, 2008 and December 22, 2008, respectively, the Company redeemed 2,450 of the Company’s Class A Shares and 23,104 of the Company’s Class B Shares with approximate redemption values of $0.7 million and $5.2 million, respectively.

See “Redemption of Capital Stock” discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008 for additional information.

PENSION AND POSTRETIREMENT BENEFIT PLANS

The Company sponsors a cash balance plan (“Unified Cash Balance Plan”). In association with the Acquisition of the operation of Associated Grocers, Incorporated and its subsidiaries of Seattle, Washington (the “Acquisition”) at the beginning of fiscal year 2008, the Company assumed the Cash Balance Retirement Plan for Employees of Associated Grocers, Incorporated (“AG Cash Balance Plan”). The Company’s funding policy is to make contributions to the Unified Cash Balance Plan and the AG Cash Balance Plan in amounts that are at least sufficient to meet the minimum funding requirements of applicable laws and regulations, but no more than amounts deductible for federal income tax purposes. On December 29, 2008, the Company’s Benefits Committee approved a resolution authorizing the merger of the AG Cash Balance Plan with and into the Unified Cash Balance Plan, effective December 31, 2008. The Company also sponsors an Executive Salary Protection Plan (“ESPP”) that provides supplemental post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. Funds are held in a rabbi trust for the ESPP consisting primarily of life insurance policies tied to underlying investments in the equity market and reported at cash surrender value and mutual fund investments consisting of various publicly-traded mutual funds reported at estimated fair value based on quoted market prices.

The Company’s net periodic benefit cost for its combined pension and other postretirement benefits was approximately $2.6 million for the thirteen week period ended December 27, 2008 compared to $2.1 million for the thirteen week period ended December 29, 2007.

The Company expects to make estimated contributions to the Unified Cash Balance Plan totaling $4.7 million in fiscal 2009, which is comprised of $3.2 million for the 2009 plan year and $1.5 million for the 2008 plan year. In addition, the Company expects to make estimated contributions to the AG Cash Balance Plan totaling $1.1 million in fiscal 2009, which is comprised of $0.8 million for the 2009 plan year and $0.3 million for the 2008 plan year. At its discretion, the Company may contribute in excess of these amounts. The Company made no contributions to the Unified Cash Balance Plan or the AG Cash Balance Plan during the thirteen weeks ended December 27, 2008.

Additionally, the Company expects to contribute $0.7 million to the ESPP to fund projected benefit payments to participants for the 2009 plan year. The Company made no contributions to the ESPP during the thirteen weeks ended December 27, 2008.

RISK FACTORS

The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial also may impair the Company’s business operations. If any of the following risks occur, the Company’s business, prospects, financial condition, operating results and cash flows could be adversely affected in amounts that could be material.

Unified’s management deals with many risks and uncertainties in the normal course of business. Readers should be aware that the occurrence of the risks, uncertainties and events described in the risk factors below and elsewhere in this Form 10-Q could have an adverse effect on the Company’s business, results of operations and financial position.

The markets in which we operate are highly competitive, characterized by high volume and low profit margins, customer incentives (including pricing, variety, and delivery), and industry consolidation.    The shifting of market share among competitors is typical of the wholesale food business as competitors attempt to increase sales in various markets. A significant portion of the Company’s sales are made at prices based on the cost of products it sells plus a markup. As a result, the Company’s profit levels may be negatively impacted if it is forced to respond to competitive pressure by reducing prices.

Increased competition has caused the industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry’s already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, variety and availability of products offered, strength of corporate label brands offered, schedules and reliability of deliveries and the range and quality of services provided.

Continued consolidation in the industry, heightened competition among the Company’s suppliers, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect the Company’s business, financial condition and results of operations.

The Company may experience reduced sales if Members lose market share to fully integrated chain stores, warehouse stores and supercenters that have gained increased market share. This trend is expected to continue.    These supercenters have benefited from concentrated buying power and low-cost distribution technology, and have increasingly gained market share at the expense of traditional supermarket operators, including some independent operators, many of whom are the Company’s customers. The market share of such alternative format stores is expected to grow in the future, potentially resulting in a loss of sales volume for the Company. A loss of sales volume could potentially cause patronage dividends to be reduced and/or the Exchange Value Per Share of the Company’s shares to decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

We will continue to be subject to the risk of loss of Member and Non-Member customer volume.    The Company’s operating results are highly dependent upon either maintaining or growing its distribution volume to its customers. The Company’s ten largest Member and Non-Member customers constituted approximately 41% of total sales for the thirteen week period ended December 27, 2008. No single Member or Non-Member customer accounted for ten percent or more of total sales for the thirteen week period ended December 27, 2008. A significant loss in membership or volume could adversely affect the Company’s operating results. We will continue to be subject to the risks associated with consolidation within the grocery industry. When independent retailers are acquired by large chains with self-distribution capacity, are driven from business by larger grocery chains, or become large enough to develop their own self-distribution system, we will lose distribution volume. Members may also select other wholesale providers. Reduced volume is normally injurious to profitable operations since fixed costs must be spread over a lower sales volume if the volume cannot be replaced.

The Company may experience reduced sales if Members purchase directly from manufacturers.    Increased industry competitive pressure is causing some of the Company’s Members that can qualify to purchase directly from manufacturers to increase their level of direct purchases from manufacturers and expand their self-distribution activities. The Company’s operating results could be adversely affected if a significant reduction in distribution volume occurred in the future.

We are vulnerable to changes in general economic conditions.    The Company is affected by certain economic factors that are beyond its control, including changes in the overall economic environment. In recent periods, the Company has experienced significant volatility in the cost of certain commodities, the cost of ingredients for our manufactured breads and processed fluid milk, and the cost of packaged goods purchased from other manufacturers. An inflationary economic period could impact the Company’s operating expenses in a variety of areas, including, but not limited to, employee wages, benefits and workers’ compensation insurance, as well as energy and fuel costs. A portion of the risk related to wages and benefits is mitigated by bargaining agreements that contractually determine the amount of such increases. General economic conditions also impact our pension plan liabilities, as the assets funding or supporting these liabilities are invested in securities that are subject to interest rate and stock market fluctuations. A portion of the Company’s debt is at floating interest rates and an inflationary economic cycle typically results in higher interest costs. The Company operates in a highly competitive marketplace and passing on such cost increases to customers could be difficult. To the extent the Company is unable to mitigate increasing costs, patronage dividends may be reduced and/or the Exchange Value Per Share of the Company’s shares may decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

Changes in the economic environment could adversely affect Unified’s customers’ ability to meet certain obligations to the Company or leave the Company exposed for obligations the Company has guaranteed. Loans to Members, trade receivables and lease guarantees could be at risk in a sustained economic downturn. The Company establishes reserves for notes receivable, trade receivables, and lease commitments for which the Company may be at risk for default. Under certain circumstances, the Company would be required to foreclose on assets provided as collateral or assume payments for leased locations for which the Company has guaranteed payment. Although the Company believes its reserves to be adequate, the Company’s operating results could be adversely affected in the event that actual losses exceed available reserves.

The Company may on occasion hold investments in the common and/or preferred stock of Members and suppliers. These investments are generally held at cost or the equity method and are periodically evaluated for impairment. As a result, changes in the economic environment that adversely affect the business of these Members and suppliers could result in the write-down of these investments. This risk is unique to a cooperative form of business in that investments are made to support Members’ businesses, and those economic conditions that adversely affect the Members can also reduce the value of the Company’s investment, and hence the Exchange Value Per Share of the underlying capital shares. The Company does not currently hold any equity investments in its Members.

Litigation could lead to unexpected losses.    During the normal course of carrying out its business, the Company may become involved in litigation. In the event that management determines that the probability of an adverse judgment in a pending litigation is likely and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

We are subject to environmental laws and regulations.    The Company owns and operates various facilities for the manufacture, warehousing and distribution of products to its customers. Accordingly, the Company is subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its facilities and the land on which the Company facilities are situated, regardless of whether the Company leases or owns the facilities or land in question and regardless of whether such environmental conditions were created by it or by a prior owner or tenant.

We are exposed to potential product liability claims and potential negative publicity surrounding any assertion that the Company’s products caused illness or injury.    The packaging, marketing and distribution of food products purchased from others involve an inherent risk of product liability, product recall and adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by the Company. These contaminants may result in illness, injury or death if such contaminants are not eliminated. Accordingly, the Company maintains stringent quality standards on the products it purchases from suppliers, as well as products manufactured by the Company itself. The Company generally seeks contractual indemnification and insurance coverage from parties supplying its products and rigorously tests its corporate brands and manufactured products to ensure the Company’s quality standards are met. Product liability claims in excess of insurance coverage, as well as the negative publicity surrounding any assertion that the Company’s products caused illness or injury could have a material adverse effect on its reputation and on the Company’s business, financial condition and results of operations.

Our insurance reserves may be inadequate if unexpected losses occur.    The Company’s insurance subsidiaries are regulated by the State of California and are subject to the rules and regulations promulgated by the appropriate regulatory agencies. In addition, the Company is self-insured for workers’ compensation up to $1,000,000 per incident and maintains appropriate reserves to cover anticipated payments. For policies with inception dates after September 1, 2008, the coverage amount assumed per incident has increased to $2,000,000. Insurance reserves are recorded based on estimates made by management and validated by third party actuaries to ensure such estimates are within acceptable ranges. Actuarial estimates are based on detailed analyses of health care cost trends, mortality rates, claims history, demographics, industry trends and federal and state law. As a result, the amount of reserve and related expense is significantly affected by the outcome of these studies. Significant and adverse changes in the experience of claims settlement and other underlying assumptions could negatively impact operating results.

We may not have adequate resources to fund our operations.    The Company relies primarily upon cash flow from its operations and Member investments to fund its operating activities. In the event that these sources of cash are not sufficient to meet the Company’s requirements, additional sources of cash are expected to be obtained from the Company’s credit facilities to fund its daily operating activities. Our revolving credit agreement, which expires on January 31, 2012, requires compliance with certain financial covenants, including minimum tangible net worth, fixed charge coverage ratio and total funded debt to earnings before interest, taxes, depreciation, amortization and patronage dividends (“EBITDAP”). While the Company is currently in compliance with all required covenants and expects to remain in compliance, this does not guarantee the Company will remain in compliance in future periods.

As of December 27, 2008, the Company believes it has sufficient cash flow from operations and availability under the revolving credit agreement to meet operating needs, capital spending requirements and required debt repayments through January 31, 2012. However, if access to operating cash or to the revolving credit agreement becomes restricted, the Company may be compelled to seek alternate sources of cash. The Company cannot assure that alternate sources will provide cash on terms favorable to the Company. Consequently, the inability to access alternate sources of cash on terms similar to its existing agreement could adversely affect the Company’s operations.

The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.    The Company’s non-union employees participate in Company sponsored defined-benefit pension and postretirement benefit plans. Certain eligible union and non-union employees participate in separate plans providing payouts for unused sick leave. Officers of the Company also participate in a Company sponsored Executive Salary Protection Plan (“ESPP”), which provides additional post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. The postretirement benefit plans provide medical benefits for retired non-union employees, life insurance benefits for retired non-union employees for which active non-union employees are no longer eligible, and lump-sum payouts for unused sick days covering certain eligible union and non-union employees. Liabilities for the ESPP and postretirement plans are not funded. The Company accounts for these benefit plans in accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 106 “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and SFAS No. 112 “Employers’ Accounting for Postemployment Benefits,” which require the Company to make actuarial assumptions that are used to calculate the carrying value of the related assets, where applicable, and liabilities and the amount of expenses to be recorded in the Company’s consolidated financial statements. Assumptions include the expected return on plan assets, discount rates, health care cost trend rate, projected life expectancies of plan participants and anticipated salary increases. While we believe the underlying assumptions are appropriate, the carrying value of the related assets and liabilities and the amount of expenses recorded in the consolidated financial statements could differ if other assumptions are used.

The credit and liquidity crisis in the United States and throughout the global financial system triggered substantial volatility in the world financial markets and banking system. As a result, the investment portfolios of the Company’s defined benefit pension plans have incurred a significant decline in fair value since December 27, 2008. However, because the values of the plans’ individual investments have and will fluctuate in response to changing market conditions, the amount of losses that will be recognized in subsequent periods, if any, cannot be determined.

Additionally, new accounting pronouncements that require adjustments to shareholders’ equity, such as SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” have the potential to impact companies whose equity securities are issued and redeemed at book value (“book value companies”) disproportionately more than companies whose share values are market-based (“publicly traded”). While valuations of publicly traded companies are primarily driven by their income statement and cash flows, the traded value of the shares of book value companies, however, may be immediately impacted by adjustments affecting shareholders’ equity upon implementation. Therefore, such pronouncements may require companies to redefine the method used to value their shares. As such, the Company modified its Exchange Value Per Share calculation as of September 30, 2006 to exclude accumulated other comprehensive earnings (loss) from Book Value (see Part I, Item 1, “Business – Capital Shares” of the Company’s Annual Report on Form 10-K for the year ended September 27, 2008), thereby excluding the potentially volatile impact that the adoption of SFAS No. 158 would have on shareholders’ equity and Exchange Value Per Share.

A system failure or breach of system or network security could delay or interrupt services to our customers or subject us to significant liability.    The Company has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. A business continuity plan has been developed focusing on the offsite restoration of computer hardware and software applications. The Company has developed business resumption plans which include procedures to ensure the continuation of business operations in response to the risk of damage from energy blackouts, natural disasters, terrorism, war and telecommunication failures. In addition, change management procedures and quality assurance controls have been implemented to ensure that new or upgraded business management systems operate as intended. However, there is still a possibility that a system failure, accident or security breach could result in a material disruption to the Company’s business. In addition, substantial costs may be incurred to remedy the damages caused by these disruptions.

Our success depends on our retention of our executive officers, senior management and our ability to hire and retain additional key personnel.    The Company’s success depends on the skills, experience and performance of its executive officers, senior management and other key personnel. The loss of service of one or more of its executive officers, senior management or other key employees could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows. The Company’s future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for these personnel is intense, and there can be no assurance that the Company can retain our key employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

The successful operation of our business depends upon the supply of products, including raw materials, and marketing relationships from other companies, including those supplying our corporate brand products.    The Company depends upon third parties for supply of products, including corporate brand products, and raw materials. Any disruption in the services provided by any of these suppliers, or any failure by them to handle current or higher volumes of activity, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

The Company participates in various marketing and promotional programs to increase sales volume and reduce merchandise costs. Failure to continue these relationships on terms that are acceptable to Unified, or to obtain adequate marketing relationships, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

Increased energy, diesel fuel and gasoline costs could reduce our profitability.    The Company’s operations require and are dependent upon the continued availability of substantial amounts of electricity, diesel fuel and gasoline to manufacture, store and transport products. The Company’s trucking operations are extensive and diesel fuel storage capacity represents approximately two weeks average usage. The prices of electricity, diesel fuel and gasoline fluctuate significantly over time. Given the competitive nature of the grocery industry, we may not be able to pass on increased costs of production, storage and transportation to our customers. As a result, either a shortage or significant increase in the cost of electricity, diesel fuel or gasoline could disrupt distribution activities and negatively impact our business and results of operations.

Strike or work stoppage by our union employees could disrupt our business. The inability to negotiate acceptable contracts with the unions could result in a strike or work stoppage and increased operating costs resulting from higher wages or benefits paid to union members or replacement workers.    Such outcome could have a material negative impact on the Company’s operations and financial results. Approximately 60% of Unified’s employees are covered by collective bargaining agreements that have various expiration dates ranging through 2012.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny.    Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), Unified performed an evaluation of the Company’s internal controls over financial reporting, and beginning in fiscal year 2010, Unified’s independent registered public accounting firm will have to test and evaluate the design and operating effectiveness of such controls and publicly attest to such evaluation. Although the Company believes its internal controls are operating effectively, the Company cannot guarantee that it will not have any material weaknesses in the future. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause the Company to fail to meet its reporting obligations.

Our management’s certification regarding the effectiveness of our internal control over financial reporting as of September 27, 2008 excluded the operations acquired in the Acquisition (the “Seattle Operations”). If we are not able to integrate the Seattle Operations into our internal control over financial reporting, our internal control over financial reporting will not be effective.    Section 404 requires us to furnish in this Annual Report our management’s certification and, beginning in our Annual Report for fiscal year 2010, our independent registered public accounting firm’s attestation regarding the effectiveness of our internal control over financial reporting. As a public company, we are required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal control that materially affect, or are reasonably likely to materially affect, internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the registrant’s annual or interim financial statements will not be prevented or detected on a timely basis.

Compliance with Section 404 is time consuming and costly. Prior to the Acquisition, the Seattle Operations were part of AG, which was not required to comply with Section 404. The integration of the Seattle Operations into our internal control over financial reporting will require additional time and resources from our management and other personnel and may increase compliance costs. Therefore, our management’s certification regarding the effectiveness of our internal control over financial reporting as of September 27, 2008 excluded the Seattle Operations.

Failure to comply with Section 404, including a delay in or failure to successfully integrate the Seattle Operations into our internal control over financial reporting, or the report by us of a material weakness may cause vendors, creditors and others to lose confidence in our consolidated financial statements, and our access to the capital markets and other products and services may be restricted.

A loss of our cooperative tax status could increase tax liability.    Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives. As a cooperative, we are allowed to offset patronage income with patronage dividends that are paid in cash or qualified written notices of allocation. However, we are taxed as a typical corporation on the remainder of our earnings from our Member business and on earnings from Non-Member business. If the Company were not entitled to be taxed as a cooperative under Subchapter T, or if a significant portion of its revenues were from Non-Member business, its revenues would be taxed when earned by the Company and the Members would be taxed when dividends were distributed. The Internal Revenue Service can challenge the tax status of cooperatives. The Internal Revenue Service has not challenged the Company’s tax status, and the Company would vigorously defend any such challenge. However, if we were not entitled to be taxed as a cooperative, taxation at both the Company and the Member level could have a material, adverse impact on the Company.

A failure to successfully integrate the Seattle Operations could reduce our profitability.    A failure to successfully integrate the Acquisition into our existing operations may cause the Company’s results to not meet anticipated levels. The Company structured the Acquisition to minimize financial risk by purchasing only certain assets and assuming only certain liabilities. However, if the value of those assets were to decrease, the Company may experience reduced profitability. Additionally, the Company has commenced integrating the Seattle Operations into our information technology systems and management processes. If we are unsuccessful in integrating the Acquisition, the Company may not achieve projected operating results, management may have to divert valuable resources to oversee and manage the integration, and the Company may have to make additional investments in the acquired operations.

Each method used to meet the Class B Share requirement has its own tax consequences.    Class B Shares required to be held by a new Member may be purchased directly at the time of admission as a Member or may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year. In addition, certain Members, including former shareholders of United Grocers, Inc. or Associated Grocers, Incorporated, may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions. Each of these purchase alternatives may have tax consequences which are different from those applicable to other purchase alternatives. Members and prospective Members are urged to consult their tax advisers with respect to the application of U.S. federal income, state or local tax rules to the purchase method selected.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of the Company’s consolidated condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates, assumptions and judgments that affect the amount of assets and liabilities reported in the consolidated condensed financial statements, the disclosure of contingent assets and liabilities as of the date of the consolidated condensed financial statements and reported amounts of revenues and expenses during the year. The Company believes its estimates and assumptions are reasonable; however, future results could differ from those estimates under different assumptions or conditions.

The Company’s discussion and analysis of its financial condition and results of operations is based upon its consolidated condensed financial statements. On an ongoing basis, we evaluate our estimates, including those related to allowances for doubtful accounts, lease loss reserves, inventories, investments, goodwill and intangible assets, long-lived assets, income taxes, insurance reserves, pension and postretirement benefits and contingencies and litigation. We base our estimates on historical experience and on various other assumptions and factors that we believe to be reasonable under the circumstances. Based on our ongoing review, we make adjustments we consider appropriate under the facts and circumstances. We have discussed the development, selection and disclosure of these estimates with the Audit Committee. The accompanying consolidated condensed financial statements are prepared using the same critical accounting policies and estimates discussed in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Refer to Note 8 to Notes to Consolidated Condensed Financial Statements in Part I, Item 1 of this Quarterly Report on Form 10-Q for management’s discussion of recently issued accounting pronouncements and their expected impact, if any, on the Company’s consolidated condensed financial statements.

AVAILABILITY OF SEC FILINGS

Unified makes available, free of charge, through its website (http://www.unifiedgrocers.com) its Forms 10-K, 10-Q and 8-K, as well as its registration statements, proxy statements and all amendments to those reports, as soon as reasonably practicable after those reports are electronically filed with the Securities and Exchange Commission (the “SEC”). A copy of any of the reports filed with the SEC can be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy may also be obtained by calling the SEC at 1-800-SEC-0330. All reports filed electronically with the SEC are available on the SEC’s web site at http://www.sec.gov.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following discussion of the market risks the Company faces contains forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements.

Unified is subject to interest rate changes on its notes payable under the Company’s credit agreements that may affect the fair value of the notes payable, as well as cash flow and earnings. Based on the notes payable outstanding at December 27, 2008 and the current market condition, a one percent change in the applicable interest rates would impact the Company’s annual cash flow and pretax earnings by approximately $1.6 million.

The Company is exposed to credit risk on accounts receivable through the ordinary course of business and the Company performs ongoing credit evaluations. Concentration of credit risk with respect to accounts receivables is limited due to the nature of our customer base (i.e., primarily Members). The Company currently believes its allowance for doubtful accounts is sufficient to cover customer credit risks.

The majority of the Company’s investments are held primarily by two of its insurance subsidiaries, and include U.S. government agency mortgage-backed securities, high quality investment grade corporate bonds, and U.S. government treasury securities. These investments are not actively traded and are valued based upon inputs including quoted prices for identical or similar assets. Collectively, these investments have experienced an increase in market value since the beginning of the Company’s current fiscal year.

Life insurance assets with values tied to the equity markets have been negatively impacted by the market decline that took place during fiscal year 2008 as well as the thirteen weeks ended December 27, 2008, although such impact is deemed by management to be temporary in nature.

ITEM 4T.	CONTROLS AND PROCEDURES

Disclosure controls and procedures.    Disclosure controls are controls and procedures designed to reasonably assure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, such as this Quarterly Report, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls are also designed to reasonably assure that such information is accumulated and communicated to our management, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of the Company, as appropriate, to allow timely decisions regarding required disclosure. Disclosure controls and procedures, no matter how well designed and implemented, can provide only reasonable assurance of achieving an entity’s disclosure objectives. The likelihood of achieving such objectives is affected by limitations inherent in disclosure controls and procedures. These include the fact that human judgment in decision-making can be faulty and that breakdowns in internal control can occur because of human failures such as simple errors, mistakes or intentional circumvention of the established processes.

At the end of the period covered by this report, Unified’s management, with the participation of our CEO and CFO, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934). Our CEO and CFO concluded that these disclosure controls and procedures were effective at the reasonable assurance level described above as of the end of the period covered in this report.

Changes in internal controls over financial reporting.    Management, with the participation of the CEO and CFO of the Company, has evaluated any changes in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter. Based on that evaluation, management, the CEO and the CFO of the Company have concluded that no change in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) occurred during the quarter ended December 27, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

The Company is a party to various litigation, claims and disputes, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company believes the outcome of these matters will not result in a material adverse effect on its financial condition or results of operations.

ITEM 1A.	RISK FACTORS

There are no material changes from risk factors as previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 27, 2008, filed on December 12, 2008. Refer to “Risk Factors” in Part I, Item 2 of this Quarterly Report on Form 10-Q for discussion of the Company’s risk factors.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

COMPANY PURCHASES OF EQUITY SECURITIES

Period	Total Number of Shares Purchased	Average Price Paid Per Share
September 28, 2008 – October 25, 2008	3,500 Class A Shares	$245.79
November 23, 2008 – December 27, 2008	2,450 Class A Shares	$273.97
November 23, 2008 – December 27, 2008	23,104 Class B Shares	$223.64

Total	29,054 Shares	$230.55

Refer to “Redemption of Capital Stock” in Part I, Item 2 of this Quarterly Report on Form 10-Q for discussion of the Company’s share redemptions.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

(a)	Exhibits

3.1

Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended on March 29, 2008, filed on May 13, 2008).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed on December 14, 2007).

10.3.1

First Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2008 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).

10.38.6*(**)	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, effective January 1, 2009, as amended.

10.39.8*(**)	Amendment No. 8 to the Unified Grocers, Inc. Employee Savings Plan, effective as of January 1, 2008.

10.40.9*(**)	Amendment No. 9 to the Unified Grocers, Inc. Employees’ Sheltered Savings Plan, effective as of January 1, 2008.

10.41.3*(**)	Amended and Restated Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (predecessor-in-interest to the Registrant), effective December 31, 2008.

31.1*	Chief Executive Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Chief Financial Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Chief Executive Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Chief Financial Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Filed herein.
**	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIFIED GROCERS, INC.

By	/s/ ALFRED A. PLAMANN
Alfred A. Plamann President and Chief Executive Officer (Principal Executive Officer)

By	/s/ RICHARD J. MARTIN
Richard J. Martin Executive Vice President, Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

By	/s/ RANDALL G. SCOVILLE
Randall G. Scoville Vice President, Accounting and Chief Accounting Officer

Dated: February 10, 2009

Exhibit 10.38.6

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

(Generally effective January 1, 2009)

-i-

-ii-

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

Unified Grocers, Inc. (the “Company”) previously adopted the Retirement Plan for Employees of Unified Western Grocers, Inc. (the “Unified Plan”). In addition, effective as of December 31, 2001, the United Grocers, Inc. Pension Plan and Trust (the “United Plan”) was merged with and into the Unified Plan. Also as of December 31, 2001, additional Years of Benefit Accrual Service (as defined in the Unified Plan) ceased and the accrual of additional years of Benefit Service (as defined in the United Plan) ceased and no additional employees were eligible to become participants in the Unified Plan. The Unified Plan, as it existed as of December 31, 2001, including the merged United Plan, is referred to in this document as the “Prior Plan.”

In addition, Associated Grocers, Inc. (“AG”) previously maintained the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (the “AG Plan”). Because AG sold specified assets to the Company, effective as of September 30, 2007, AG transferred sponsorship of the AG Plan to the Company. Effective on the Merger Date, the AG Plan merged with and into the Plan. Accordingly, effective as of the Effective Date, the terms and conditions governing the participants in the AG Plan (“AG Participants”) shall be as set forth in this Plan. As to the AG Participants, the terms of the AG Plan that existed prior to the Merger Date shall be effective through the Merger Date. Also as of the Merger Date, the AG Participants shall have their Period of Service (as defined in the AG Plan) determined and frozen, such that no AG Participant may accrue any additional Period of Service after such date. In addition, no additional employees shall be eligible to become participants in the AG Plan after the Merger Date. An AG Participant’s Accrued Benefit under the AG Plan shall be frozen as of the Merger Date and no AG Participant shall receive any additional Pay Credits or Interest (as defined in Section 4.1 of the AG Plan) after the Merger Date.

Nothing contained in this Plan shall be deemed to divest, or accelerate the vesting of, the interest of any Participant or AG Participant or to deprive any Participant or AG Participant of any rights that such Participant had as of the execution date or the Effective Date of this Plan. The rights and benefits of all Employees of the Company after the Effective Date shall be as set forth herein.

The Company hereby adopts the following complete amendment and restatement of the Plan, effective as of the Effective Date, which evidences the plan portion of a cash balance pension plan and trust for the benefit of qualified employees of the Company. The terms of the Plan are as follows:

ARTICLE I

NAME, DEFINITIONS & FUNDING POLICY

Section 1.1: Full Name. This cash balance pension plan shall be known as the:

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

It is hereby designated as constituting a defined benefit pension plan intended to qualify under Code Section 401(a). The Trust established in connection with the Plan shall be known as the:

UNIFIED GROCERS, INC.

PENSION TRUST

Section 1.2: Certain Definitions. As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:

“Account” shall mean the hypothetical account established for a Participant pursuant to Article IV of the Plan.

“Accrued Benefit” shall mean the greater of: (a) a Participant’s Prior Plan Benefit (if any); (b) a Participant’s AG Plan Benefit (if any); or (c) the sum of (i) a Participant’s Cash Balance Benefit (if any); plus (ii) his or her Prior Plan Benefit (if any), calculated using the actuarial assumptions contained in this Plan, rather than the Prior Plan; plus (iii) his or her AG Plan Benefit (if any) calculated using the actuarial assumptions contained in this Plan, rather than the AG Plan. Despite the foregoing, in the case of an AG Participant who is not, or does not become, an Employee on or after the Merger Date, such AG Participant’s Accrued Benefit shall be determined solely in accordance with the terms of the AG Plan in effect on the Merger Date.

“Actuarial Equivalent” shall mean the actuarially equivalent value of an amount payable in a different form and/or at a different date computed by an enrolled actuary retained by the Committee on the basis of specified mortality tables and interest rates. Unless a different Mortality Table and interest rate assumption is specified elsewhere in this document for a specific purpose or otherwise required by law, an Actuarial Equivalent shall be computed on the basis of the 1971 Towers Perrin Forster and Crosby Forecast Mortality Table with an interest rate assumption of 8% per annum. The actuarial assumptions may be changed from time to time, based upon the advice of an enrolled actuary, by an amendment to the Plan. No Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of previously adopted actuarial assumptions, except as may be required by Code Section 411(d)(6). In addition, with respect to an AG Participant’s AG Plan Benefit, “Actuarial Equivalent” shall have the meaning set forth in the AG Plan as of the Merger Date, adjusted only if necessary to comply with changes in the law (including, without limitation, the use of the Applicable Interest Rate and Applicable Mortality Table as defined in this Plan where required), provided, however, that Actuarial Equivalent for purposes of determining optional forms of benefit shall be the factors used for this Plan.

“Adjustment Factor” shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide.

“Affiliated Company” shall mean:

(a) a member of a controlled group of corporations of which the Company is a member, as determined in accordance with Code Section 414(b) and the applicable Regulations;

(b) an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code Section 414(c) and the applicable Regulations;

(c) a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

(d) any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

“AG Plan Benefit” shall mean an AG Participant’s frozen “accrued benefit” as defined under the AG Plan and as determined as of the Merger Date. In determining an AG Participant’s AG Plan Benefit, an AG Participant’s Account Balance (as defined in the AG Plan), if any, shall be updated with Investment Credits in accordance with Section 4.3 below for periods beginning on and after the Effective Date.

“Anniversary Date” shall mean the last day of each Plan Year.

“Applicable Interest Rate” shall mean the adjusted first, second, and third segment rates for the month before the date of distribution, or such other time as the Secretary of the Treasury may prescribe, in accordance with Code Sections 417(e)(3)(C) and (D).

“Applicable Mortality Table” shall mean the table prescribed by the Secretary of the Treasury in accordance with Code Section 417(e)(3)(B).

“Article” shall mean an Article of the Plan.

“Beneficiary” shall mean an AG Participant’s surviving spouse, or beneficiary designated with spousal consent, if married, or, if none, the Participant’s estate, with respect to a Participant’s AG Plan Benefit.

“Benefit Commencement Date” shall mean the first day of the month in which an amount is paid pursuant to Article VI.

“Break in Service” shall mean a Plan Year in which a Participant has fewer than three months of Eligibility Service. A Participant’s Parental Absence shall be considered in the same manner as provided under the definition of Period of Severance.

“Cash Balance Benefit” shall mean, for a Participant who has not reached Normal Retirement Age, the Participant’s benefit as of any valuation date on or prior to the Participant’s Normal Retirement Date equal to a single life annuity which is the projected value of such Participant’s Account as of such valuation date divided by eleven (11). For purposes of this definition, “projected value” is determined using the Plan’s current interest crediting rate and projecting to Normal Retirement Date. Notwithstanding the foregoing, for a Participant who has reached Normal Retirement Age, “Cash Balance Benefit” shall mean the Participant’s benefit as of any valuation date equal to a single life annuity which is equal to such Participant’s Account as of such valuation date divided by eleven (11).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and its successors.

“Company” shall mean Unified Grocers, Inc.

“Compensation” shall mean a Participant’s Earnings during the Plan Year. In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation Limitation is $245,000 (for 2009), as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period.

“Contribution Credits” shall mean additions to a Participant’s Account described in Section 4.2.

“Defined Benefit Plan” and “Defined Contribution Plan” shall have the same meanings as given these terms under ERISA.

“Determination Year” shall mean the Plan Year.

“Early Retirement Age” shall mean the date a Participant has attained age 55 and has completed at least five Years of Service.

“Early Retirement Date” shall mean the first day of any month that is (i) after a Participant ceases to be an Employee, (ii) before such Participant’s Normal Retirement Age, and (iii) after such Participant’s Early Retirement Age.

“Earnings” shall mean a Participant’s annual “compensation”, as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the

Plan Year, except as otherwise provided below. A Participant’s Earnings shall include such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances under a nonaccountable plan).

“Earnings” shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations section 1.421-1(b)) granted to a Participant by the Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409(A) or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

“Earnings” shall not include:

(a) Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to an unfunded, non-qualified plan may be considered Earnings in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.

(b) Any amount realized from the exercise of a non-statutory stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(c) Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

(d) Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).

(e) Other items of remuneration that are similar to any of the items listed in subsections (a) through (d) above.

Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Company at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding enrollment process for the health plan.

In general, Earnings for a Limitation Year are the Earnings actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Earnings for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) are the Earnings such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Earnings paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, for Limitation Years beginning in 2005, payments made within the later of 2 1/2 months after severance from employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)) or the end of the Limitation Year that contains the date of severance (the “Post Severance Period”) will be Earnings within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Earnings includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includable in the Participant’s gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Earnings if paid after severance from employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a highly compensated employee (as defined in Code Section 414(q)) immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period. Earnings under this paragraph shall not be considered to be Compensation.

“Effective Date” shall mean January 1, 2009, which is the effective date of this complete amendment and restatement, including the attached Appendix B, except as otherwise provided. Despite the foregoing, those provisions of the Plan that relate to the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), the Pension Funding Equity Act of 2004 (“PFEA”), the American Jobs Creation Act of 2004 (“AJCA”), the Working Families Tax Relief Act of 2004 (“WFTRA”), the Gulf Opportunity Zone Act of 2005 (“GOZA”), and the Pension Protection Act of 2006 (“PPA”) shall be applicable as of the dates required by EGTRRA, JCWAA, PFEA, AJCA, WFTRA, GOZA, and PPA. Except as set forth in the prior sentence, the terms of the Plan in effect for periods before the Effective Date shall be as set forth in the prior Plan document.

“Eligibility Service” shall mean an Employee’s Period of Service. This period of Eligibility Service shall be expressed as whole years on the basis that 365 days equals one year.

“Employee” shall mean every person classified by the Company as a common law employee of the Company or any Affiliated Company (other than Grocers Development Center, Inc.) that has adopted the Plan with the permission of the Board of Directors. “Employee” shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, or (ii) classified by the Company as a leased employee of the Company or any such Affiliated Company. For this purpose, a “leased employee” is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any such Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee. In addition, the following persons shall not be treated as Employees: (i) any person who is included in a collective bargaining unit covered by a collective bargaining agreement, which agreement does not provide for coverage of such person, provided, that the matter of retirement benefits was the subject of good faith bargaining between the Company and the collective bargaining unit of which the person is a part; (ii) directors of the Company, unless otherwise employed as an Employee; and (iii) any person employed on a retainer or fee basis or as an independent contractor, as determined by the Company (except an Employee of an Affiliated Company).

“Employer” shall mean with respect to an Employee, the Company, any Predecessor Employer and any Affiliated Company.

“Employment Commencement Date” for each Employee shall mean the date such Employee first is credited with an Hour of Service.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.

“Fiduciary” shall mean a person who:

(a) exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

(b) exercises any authority or control respecting management or disposition of the Plan’s assets; or

(c) renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.

“Financial Institution” shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.

“Highly Compensated Active Employee” shall mean any Participant who performed service for the Company during the Determination Year and who:

(a) During the Look-Back Year received Earnings from the Company in excess of $110,000 (for 2009) (as adjusted pursuant to Code Section 415(d)), and, if the Company so elects, was a member of the Top-Paid Group for such year; or

(b) Was a 5% Owner at any time during the Look-Back Year or the Determination Year.

It is noted that the Company has not made a Top Paid Group election.

“Highly Compensated Employee” shall mean any Participant who is a “Highly Compensated Active Employee” or a “Highly Compensated Former Employee.”

“Highly Compensated Former Employee” shall mean any Participant who:

(a) Separated from service (or was deemed to have separated from service) prior to the Determination Year,

(b) Performed no service for the Company during the Determination Year, and

(c) Was a Highly Compensated Active Employee in either (i) the Determination Year during which the Employee separated from service, or (ii) any Determination Year ending on or after the Employee’s 55th birthday. For the purposes of this subsection (c), an Employee will be deemed to have separated from service if, in a Determination Year before the Employee attained age 55, the Employee received Compensation in an amount less than 50% of the Employee’s average annual Compensation for the three consecutive calendar years preceding the Determination Year during which the Employee received the greatest amount of Compensation from the Company.

“Hour of Service” shall mean each hour for which an Employee is paid, or entitled to payment, for performing duties for an Employer, as determined under Section 2530.200b-2(a)(1) of the Department of Labor Regulations.

“Investment Credits” shall mean additions to a Participant’s Account described in Section 4.3.

“Investment Manager” shall mean a person or entity who (that) is (a) registered as an investment advisor under the Investment Advisor’s Act of 1940, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

“Investment Percentage” for the Plan Year shall mean the percentage equal to the rate of interest on 30-year Treasury securities for the month of November of the preceding Plan Year; provided, however, that the Investment Percentage shall not be lower than 5%.

“Late Retirement Date” shall mean the first day of the month that coincides with or immediately follows the date a Participant ceases to be an Employee, provided such date occurs after the Participant’s Normal Retirement Date.

“Look-Back Year” shall mean the 12-month period preceding the Determination Year, or, if the Company elects and allowed by the applicable Regulations, the calendar year ending with or within the applicable Determination Year.

“Merger Date” shall mean December 31, 2008.

“Named Fiduciary” shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 8.3.

“Non-Highly Compensated Employee” shall mean any Participant who is not a Highly Compensated Employee.

“Normal Retirement Age” shall mean a Participant’s 65th birthday.

“Normal Retirement Date” shall mean the first day of the month that coincides with or immediately follows a Participant’s Normal Retirement Age.

“Parental Absence” shall mean an Employee’s absence from work (a) by reason of pregnancy of the Employee; (b) by reason of birth of a child of the Employee; (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

“Participant” shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.

“Period of Military Duty” shall mean, for an Employee who (a) served as a member of the armed forces of the United States; and (b) was re-employed by an Employer at a time when the Employee had a right to re-employment in accordance with seniority rights as protected under Section 2021 through 2026 of Title 38 of the U. S. Code, the period of time from the date an Employee was first absent from active work for an Employer because of such military duty to the date the Employee was re-employed.

“Period of Service” shall mean a period of time beginning on the later of: (a) January 1, 2002; or (b) an Employee’s Employment Commencement Date or Reemployment Date (whichever applies) and ending on his Severance Date. This Period of Service shall be reduced by all or any part of a Period of Service that is not counted. This Period of Service shall also be reduced by any Period of Severance, unless such Period of Severance is included under the service spanning rule below. All Periods of Service, whether or not successive, shall be aggregated, unless such periods may be disregarded pursuant to other provisions of the Plan, such as Section 2.3 or 5.2. A Period of Military Duty shall be included as service with an Employer to the extent it has not already been credited. Additionally, under the service spanning rule, if an Employee ceases to be an Employee by reason of a quit, discharge or retirement and such Employee then performs an Hour of Service within 12 months of his or her Severance Date, then such Period of Severance shall be deemed to be a Period of Service; provided, however, that if an Employee ceases to be an Employee by reason of a quit, discharge, or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an Hour of Service within 12 months of the date on which such Employee was first absent from service, such Period of Severance shall be deemed to be a Period of Service. Effective upon the Effective Date, with respect to an AG Participant, Period of Service shall include such Employee’s Period of Service as defined and determined under the AG Plan as of the Merger Date.

“Period of Severance” shall mean a period of time beginning on an Employee’s Severance Date and ending on the date, if any, he or she again performs an Hour of Service. A one-year Period of Severance means a Period of Severance of 12 consecutive months. Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes for any individual who experiences a Parental Absence, the Severance Date of an Employee who is absent from service beyond the first anniversary of the first date of absence shall be deemed to be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a Period of Service nor a Period of Severance.

“Plan” shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

“Plan Year” shall mean the calendar year. The Plan Year shall be the fiscal year of the Plan. The Plan Year shall be the “limitation year” for the Plan as defined in the Code (the “Limitation Year”).

“Predecessor Employer” shall mean any predecessor employer of an Employee that maintained the Plan, the Unified Plan, the United Plan, or the AG Plan.

“Prior Plan Benefit” shall mean a Participant’s “accrued benefit” as defined under the Prior Plan and as determined as of the Transition Date, indexed to reflect the growth in the Participant’s rate of Base Pay as set forth below.

(a) Such accrued benefit shall be multiplied by a fraction, the numerator of which is the Participant’s Base Pay in effect at the date of determination, limited by the Compensation Limitation, and the denominator of which is the Participant’s Base Pay in effect on the Transition Date, limited by the Compensation Limitation.

(b) Once a Participant ceases to be an Employee, no further indexing shall apply, even if he or she subsequently becomes an Employee again.

(c) For purposes of the foregoing, Base Pay shall mean a Participant’s Compensation excluding overtime and bonuses.

(d) Notwithstanding the foregoing, with regard to a United Member (as defined in the Prior Plan) who was an Employee on the Transition Date, such Employee’s Prior Plan Benefit shall reflect additional pro rata benefit accrual service for the Plan Year ending on the Transition Date based on the United Member’s Hours of Service for the period beginning on his or her most recent hire anniversary date immediately preceding the Transition Date and ending on the Transition Date, divided by 1,000, but not to exceed one.

“Regulations” shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.

“Reemployment Date” shall mean the first day following a Period of Severance that is not deemed to be a Period of Service in calculating an Employee’s Period of Service on which such Employee performs an Hour of Service.

“Rollover Contribution” shall mean a qualified rollover contribution as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.

“Section” shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.

“Secretary” shall mean the Secretary or an Assistant Secretary of the Committee.

“Secretary of the Treasury” shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).

“Severance Date” shall mean the earlier of (a) the date on which an Employee quits, retires, is discharged, or dies, or (b) the first annual anniversary of the first date of a period in which such Employee remains absent from service (with or without pay) with an Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

“Signature Page” shall mean the page(s) at the end of the Plan entitled “Signature Page.”

“Social Security Retirement Age” shall mean the age used as the retirement age for a Participant under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

“Top-Paid Group” shall mean the group of Employees in a particular year that consists of the top 20% of the Employees, ranked on the basis of Earnings received from the Company during such year.

(a) An Employee shall be disregarded for purposes of determining the Top-Paid Group if the Employee:

(i) Has not performed an Hour of Service during such year;

(ii) Has not completed six months of service;

(iii) Normally works less than 17 1/2 hours per week or six months during any year;

(iv) Has not attained age 21 by the end of such year; or

(v) Is a non-resident alien and has received no earned income (within the meaning of Code Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3).

(b) In addition, if 90% or more of the Employees of the Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

(c) All Affiliated Companies shall be taken into account as a single employer, and leased employees, within the meaning of Code Sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded:

(i) Employees with less than six months of service;

(ii) Employees who normally work less than 17 1/2 hours per week;

(iii) Employees who normally work less than six months during a year; and

(iv) Employees who have not yet attained age 21.

“Totally Disabled” shall refer to a physical or mental impairment that results in the Participant’s receipt of long-term disability benefits under the Company’s long-term disability plan, or if such plan is not applicable to such Participant or does not exist, under the Social Security Act.

“Transition Date” shall mean December 31, 2001.

“Trust” shall mean the trust established in connection with the Plan, as it may be amended from time to time.

“Trustee” shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

“Vesting Service” shall mean the amount obtained by dividing (a) the number of days in an Employee’s Period of Service by (b) 365, and (c) rounding the result down to the next lower whole number in all cases.

“Years of Service” shall be the sum of a Participant’s: (a) full years of Vesting Service; plus (b) his or her “Years of Service” defined under the Prior Plan determined as of the Transition Date. For purposes of determining a Participant’s Years of Service under the Prior Plan, in the case of a Participant who was an Employee on the Transition Date: (i) his or her Years of Service shall be adjusted pursuant to Regulation Section 1.410(a)-7(g); and (ii) he or she shall be credited with one Year of Service for the computation period (determined under the Prior Plan) that includes the Transition Date if he or she completes 1,000 Hours of Service during such computation period.

“1% Owner” shall be determined in the same manner as a 5% Owner, defined below.

“5% Owner” shall mean a Participant who (i) owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock) of the Company (or any Affiliated Company), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (ii) owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. In making this determination of a 5% Owner, (i) Code Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(i)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. A similar rule shall apply to the determination of a “1% Owner.”

Section 1.3: Other Definitions. As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:

Term	Section
“Aggregate Account”	7.2
“Aggregation Group”	7.2
“Annuity Starting Date”	6.2
“Benefits”	6.8(a)
“Claimant”	10.1
“Committee”	8.1
“Deferred Benefit”	6.1(e)
“Determination Date”	7.2
“Eligible Retirement Plan”	6.7
“Eligible Rollover Distribution”	6.7
“Key Employee”	7.2
“Late Retirement Benefit”	6.1(b)
“Non-Key Employee”	7.2
“Normal Retirement Benefit”	6.1(a)
“Preretirement Election Period’	6.2
“Present Value of Accrued Benefit”	7.2
“Qualified Election”	6.2
“Qualified Joint and Survivor Annuity”	6.2
“Qualified Life Annuity”	6.2
“Qualified Preretirement Survivor Annuity”	6.2
“Restricted Benefits”	6.8(e)
“Restricted Participant”	6.8(a)
“Retirement Election Period”	6.2
“Top-heavy Group”	7.2
“Top-heavy Plan”	7.2
“Total Annual Pay”	6.8(a)
“Valuation Date”	7.2

Section 1.4: Funding Policy. The Plan is to be funded primarily through the Company’s contributions as provided for in the Plan. The Trust’s assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits, which shall be paid to Participants and Beneficiaries as provided for in the Plan.

ARTICLE II

PARTICIPATION

Section 2.1: Eligibility Requirements. Each Employee shall become eligible to participate in the Plan on the date immediately following the date on which such Employee completes one full year of Eligibility Service; provided that he or she is an Employee on such date. Notwithstanding the foregoing, no Employee who is hired from AG in connection with the purchase of certain AG assets by the Company on or after September 30, 2007, but before the close of the 30-day period following the closing of such purchase, shall be eligible to participate in the Plan before the Effective Date. Upon the Effective Date, such an Employee shall become eligible to participate in the Plan.

Section 2.2: Participation. The participation of a Participant in the Plan shall begin on the date specified in Section 2.1, and shall continue until the Participant’s entire benefit has been distributed in accordance with the Plan’s terms. A Participant (or his or her beneficiary) may not receive any distribution of benefits except as provided for in the Plan.

Section 2.3: Re-Employment. Except as provided for in the next sentence, all Periods of Service of an Employee who is re-employed shall be taken into account for all eligibility purposes under the Plan. An Employee who has never participated in the Plan because of lack of sufficient Eligibility Service and who is re-employed following a Break in Service shall be treated as a new Employee with a new Employment Commencement Date. A Participant who is re-employed shall participate immediately upon re-employment.

ARTICLE III

CONTRIBUTIONS

Section 3.1: Company’s Obligation. The Company has previously made substantial contributions to the Trust. Subject to the Plan’s other provisions, the Company will contribute to the Trust the funds necessary to provide the Plan’s benefits, as may be determined by an enrolled actuary. Despite the foregoing, the Company’s contributions are conditioned upon their deductibility under the Code.

Section 3.2: Participants’ Contributions. A Participant is not required or permitted to make any contribution to the Plan, including a Rollover Contribution or a trustee-to-trustee transfer described in Code Section 401(a)(31).

Section 3.3: Payment Of Company’s Contributions To The Trustee. All payments of the Company’s contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Despite the foregoing, the Company’s total contribution for each Plan Year must be paid on or before the date on which the Company’s federal income tax return is due, including any extensions of time obtained for the filing of such return.

ARTICLE IV

HYPOTHETICAL ACCOUNT BALANCES AND CREDITS

Section 4.1: Participants’ Accounts. The Committee shall maintain a hypothetical Account in the name of each Participant, and it shall be credited with the Contribution Credits and Investment Credits as set forth below.

Section 4.2: Contribution Credits.

(a) As of each Anniversary Date, the Account of each Participant who was an Employee at any time during the Plan Year ending on such Anniversary Date shall be credited with a Contribution Credit. In the case of the Participant who ceases to be an Employee during such Plan Year, such Contribution Credit shall be credited upon the earlier of such Participant’s Benefit Commencement Date or such Anniversary Date. Each such Participant’s Contribution Credit shall be the applicable Contribution Credit from Table 2 set forth on the attached Appendix A. Despite the foregoing, in the case of a Participant who was an Employee on the Transition Date and whose Prior Plan Benefit was derived from participating in the Unified Plan, such a Participant’s Contribution Credit shall be the greater of the Contribution Credit from Table 2 or Table 3, as the case may be, set forth on the attached Appendix A. The preceding sentence shall not apply after the rehire date of a Participant who ceased to be an Employee at any time after the Transition Date and who is subsequently rehired.

(b) A Participant shall receive a special Contribution Credit in the first year of participation equal to the Contribution Credit he or she would have received had the Participant been a participant in the Plan for the immediately preceding Plan Year. Despite the foregoing, AG Participants shall not be entitled to receive any special Contribution Credits pursuant to this subsection (b).

Section 4.3: Investment Credits. As of each Anniversary Date prior to a Participant’s Benefit Commencement Date, the Account of each Participant shall be credited with an Investment Credit, even though he or she may no longer be an Employee. The amount of such Investment Credit shall be equal to the Investment Percentage multiplied by the Participant’s Account balance determined as of the first day of the Plan Year ending on such Anniversary Date.

Section 4.4: Accounts In General. The credits made to a Participant’s Account shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Each Participant’s Account is merely a hypothetical construct used to facilitate the computation of his or her Accrued Benefit.

ARTICLE V

VESTING

Section 5.1: Vesting In Accrued Benefit.

(a) Effective January 1, 2008, but only for Participants who have at least one Hour of Service after December 31, 2007, each Participant shall have a nonforfeitable right or vested interest in his or her Accrued Benefit, according to the following table:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

(b) Despite the provisions of subsection (a), a Participant shall become 100% vested in his or her Accrued Benefit upon such Participant’s attainment of his or her Normal Retirement Age, or in the case of a Participant who was covered under the United Plan who has an accrued benefit under that plan as of the Transition Date, upon such Participant’s disability, as defined in the United Plan, provided that such Participant is an Employee upon the happening of the applicable event. In addition, each AG Participant shall have a 100% non-forfeitable right to his or her AG Plan Benefit on the first day of the month preceding his or her Normal Retirement Date, provided he or she is an Employee on such date. An AG Participant shall also have a 100% non-forfeitable right to his or her AG Plan Benefit upon death, provided that he or she is an Employee on such date, or upon becoming Totally Disabled as of the AG Participant’s Severance from Service Date (as defined in the AG Plan). A Participant who ceases to be an Employee with 0% vested shall be deemed “non-vested.”

Section 5.2: Period of Service Rules For Vesting Purposes.

(a) Except as otherwise provided in this Section, all Years of Service shall be counted in determining a Participant’s nonforfeitable percentage interest in his or her Accrued Benefit.

(b) In the case of any Participant who incurs a Break in Service, such Participant’s Years of Service that were completed before such Break in Service shall not be counted for vesting purposes until he or she has completed one Year of Service after such Break in Service.

(c) In the case of any Participant who incurs five consecutive Breaks in Service, such Participant’s Years of Service after such five consecutive Breaks in Service shall be disregarded for purposes of determining his or her vested interest in his or her Accrued Benefit that accrued before such five consecutive Breaks in Service.

(d) If a Participant does not have any nonforfeitable right to his or her Accrued Benefit at the time he or she incurs a Break in Service, then such a Participant’s Years of Service before any period of consecutive Breaks in Service shall not be counted for vesting purposes if the number of such consecutive Breaks in Service equals or exceeds the greater of (i) five or (ii) the aggregate number of such Participant’s Years of Service before such period. Such aggregate number of Years of Service shall not include any Year of Service that is disregarded under the preceding sentence by reason of such Participant’s prior Breaks in Service.

ARTICLE VI

BENEFITS

Section 6.1: Determination And Distribution Of Benefits.

(a) Each Participant, upon the attainment of his or her Normal Retirement Date shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of his or her Normal Retirement Date (“Normal Retirement Benefit”).

(b) Each Participant who continues to be an Employee after attaining his or her Normal Retirement Age shall be entitled upon actual retirement to receive a monthly benefit equal to the Participant’s Accrued Benefit determined as of his or her Late Retirement Date (“Late Retirement Benefit”). Despite the foregoing, the Late Retirement Benefit payable to a Participant who remains an Employee but is required to receive a distribution because of Section 6.4(c) below shall be equal to the Participant’s Accrued Benefit determined as of the earlier of:

(i) The Participant’s Late Retirement Date, or

(ii) The last day of the Plan Year in which the Participant attains age 70 1/2.

The monthly benefit of such a Participant shall be adjusted, effective on the January 1 following the Plan Year in which the Participant’s benefit commenced and on each succeeding January 1 prior to the Participant’s Late Retirement Date, to reflect the effect of changes in the Participant’s Accrued Benefit since the previous January 1. The final adjustment shall be made as of the Participant’s Late Retirement Date. Adjustments required by this paragraph shall include a reduction equal to the Actuarial Equivalent of any benefit payments already made with respect to the Participant. In no event, however, will the benefit payable to the Participant be reduced below the Normal Retirement Benefit as a result of this paragraph. Furthermore, the operation of this paragraph will not affect the form of benefit payment previously elected by the Participant.

(c) Each Participant who becomes Totally Disabled prior to his or her Early Retirement Date shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of the first day of the month that coincides with or immediately follows his or her becoming Totally Disabled (“Disability Benefit”). The Participant may elect, on the appropriate form provided by the Committee, to receive payment of his or her Disability Benefit commencing on the first day of any month coincident with or next following his or her becoming Totally Disabled, but not later than his or her Normal Retirement Date. If the Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be equal to the Participant’s Accrued Benefit reduced to the Actuarial Equivalent of the benefit he or she would have received had the Disability Benefit commenced on the Participant’s Normal Retirement Date.

(d) A Participant who ceased to be an Employee prior to his or her Normal Retirement Date but on or after his or her Early Retirement Date for a reason other than death shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of the first day of the month that coincides with or immediately follows his or her Early Retirement Date (“Early Retirement Benefit”). The Participant’s Early Retirement Benefit shall be payable commencing on his or her Normal Retirement Date. The Participant may, however, elect, on the appropriate form provided by the Committee, to receive payment of his or her Early Retirement Benefit commencing on the first day of any month coincident with or next following his or her Early Retirement Date, but not later than his or her Normal Retirement Date. If the Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be equal to the Participant’s Accrued Benefit reduced to the Actuarial Equivalent of the benefit he or she would have received had the Early Retirement Benefit commenced on the Participant’s Normal Retirement Date. For purposes of the foregoing, (i) the Participant’s Accrued Benefit derived from his or her Cash Balance Benefit, if any, shall be adjusted in accordance with the early retirement factors set forth in Table 1 on the attached Appendix A; (ii) the Participant’s Accrued Benefit derived from his or her Prior Plan Benefit, if any, shall be adjusted in accordance with the early retirement factors set forth in Table 4 on the attached Appendix A; and (iii) an AG Participant’s AG Plan Benefit accrued before January 1, 2001, shall be adjusted in accordance with the early retirement factors set forth in Table 4 or Table 5 on the attached Appendix A, whichever is more generous.

(e) A fully vested Participant who ceases to be an Employee prior to his or her Early or Normal Retirement Date for a reason other than death shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined as of the first day of the month that coincides with or immediately follows the date he or she ceases to be an Employee (“Deferred Benefit”). The Participant’s Deferred Benefit shall be payable commencing on his or her Normal Retirement Date. The Participant may, however, elect, on the appropriate form provided by the Committee, to receive payment of his or her Deferred Benefit commencing on the first day of any month coincident with or next following the date he or she ceased to be an Employee, but not earlier than the Participant’s Early Retirement Date or later than his or her Normal Retirement Date. If the Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be equal to the Participant’s Accrued Benefit reduced to the Actuarial Equivalent of the benefit he or she would have received had the Deferred Benefit commenced on the Participant’s Normal Retirement Date. For purposes of the foregoing, the portion of the Participant’s Accrued Benefit derived from his or her Prior Plan Benefit, if any, shall be adjusted in accordance with factors set forth in Table 4 on the Attached Appendix A.

(f) Upon the subsequent termination of employment of a re-employed Participant who was eligible to begin receiving payments under the Plan (whether or not such benefit payments had actually commenced), the Participant’s Accrued Benefit shall be re-determined in accordance with the provisions applicable to him or her as of his or her subsequent termination of employment, as if no prior benefit payments had been made. His or her Accrued

Benefit, as so re-determined, shall then be reduced by (i) the Actuarial Equivalent of the benefit payments, if any, previously made to such Participant prior to his or her Normal Retirement Date or (ii) in the case of a lump sum payment, the Actuarial Equivalent of the payment other than the portion of the payment attributable to the period (if any) after the Participant’s Normal Retirement Date and before he or she was re-employed. The form of payment of any Accrued Benefit to which he or she may thereafter become entitled shall be determined in accordance with the provisions of Article VI without regard to the form in which his or her Accrued Benefit had previously been paid. The Participant’s Accrued Benefit as so re-determined shall not be less than the Accrued Benefit he or she was entitled to prior to the resumption of employment.

(g) For all purposes under the Plan, but subject to Section 6.2, (i) the normal form of payment for an unmarried Participant shall be an immediate Qualified Life Annuity; and (ii) the normal form of payment for a married Participant shall be an immediate Qualified Joint and 100% Survivor Annuity.

(h) In the case of an AG Participant, but subject to Section 6.2, such a Participant’s Beneficiary may be entitled to a death benefit as provided in Section 6.1 of the AG Plan, but solely with respect to such Participant’s AG Plan Benefit.

Section 6.2: Survivor Annuity Requirements.

(a) Applicability. This Section shall apply to all benefits payable from the Plan.

(b) Qualified Joint And Survivor Annuity. Unless an optional method of distribution is selected, a Participant who is married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Joint and Survivor Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

(c) Qualified Life Annuity. Unless an optional method of distribution is selected, a Participant who is not married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Life Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

(d) Qualified Preretirement Survivor Annuity. If a married, fully vested Participant dies before his or her Annuity Starting Date, such Participant’s surviving spouse, if any, shall receive such Participant’s benefits in the form of a Qualified Preretirement Survivor Annuity. Such surviving spouse may direct that the payments under the Qualified Preretirement Survivor Annuity commence within a reasonable time after the Participant’s death. An optional method of distribution (if applicable) or Beneficiary other than such Participant’s surviving spouse (if applicable) may only be selected or changed pursuant to a Qualified Election made within the Preretirement Election Period. For purposes of the foregoing, the surviving spouse must have been married to the Participant throughout the one-year period ending on the date of the Participant’s death in order to be eligible to receive a benefit.

(e) Definitions. For purposes of this Section, the following definitions shall apply:

(i) “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitled the Participant to such benefit. For purposes of the foregoing sentence, the first day of the first period for which a benefit is to be received by reason of disability shall be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit under Code Section 417(f)(2)(B).

(ii) “Earliest Retirement Age” shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(iii) “Preretirement Election Period” shall mean, with respect to any Participant, the period that begins on the first day of the Plan Year in which such Participant attains age 35 and ends on the date of such Participant’s death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, the Preretirement Election Period shall begin on the date of separation with respect to benefits accrued before such separation. Pre-age 35 waiver: A Participant who will not attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 6.2(f). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 6.2.

(iv) “Retirement Election Period” shall mean, with respect to any Participant, the 180-day period that ends on his or her Annuity Starting Date.

(v) “Qualified Election” shall mean an election to waive the Qualified Joint and Survivor Annuity, the Qualified Life Annuity, or the Qualified Preretirement Survivor Annuity form of benefit. Such election must satisfy the following requirements: (A) it must be in writing; (B) it must be consented to in writing by the Participant’s spouse, if he or she is married; (C) it must designate a Beneficiary (if applicable) (or a form of benefits, if applicable) which may not be changed without the consent of the Participant’s spouse (or the Participant’s spouse’s consent must expressly permit the Participant to designate a Beneficiary (if applicable) (or a form of benefits, if applicable) without requiring further consent from the Participant’s spouse); (D) such spouse’s consent must acknowledge the effect of the election; and (E) such spouse’s consent must be witnessed by a Plan representative or a notary public. Spousal consent is not required if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by Regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only as to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse (if applicable) must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A Participant may revoke a prior Qualified Election and choose again to take a Qualified Joint and Survivor Annuity, Qualified Life Annuity, or Qualified Preretirement Survivor Annuity without the consent of his or her spouse, at any time and any number of times, within the applicable election period.

(vi) “Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant with a survivor annuity for the life of such Participant’s spouse. Such survivor annuity must be 100% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. A Qualified Joint and Survivor Annuity must be the Actuarial Equivalent of the Plan’s normal form of benefit or, if greater, any optional form of benefit.

(vii) “Qualified Life Annuity” shall mean an annuity for the life of the Participant that is the Actuarial Equivalent of the Plan’s normal form of benefit, or, if greater, any optional form of benefit.

(viii) “Qualified Preretirement Survivor Annuity” shall mean:

(A) In the case of a Participant who dies after he or she has attained the Earliest Retirement Age, a survivor annuity that provides the Participant’s surviving spouse with the same benefit that would be payable if the Participant had retired on the date before his or her death, and had received an immediate Qualified Joint and 50% Survivor Annuity; and

(B) In the case of a Participant who dies on or before he or she has attained the Earliest Retirement Age, a survivor annuity that provides the Participant’s surviving spouse with the same benefit that would be payable if the Participant had:

(1) separated from service on the date of death;

(2) survived to the Earliest Retirement Age;

(3) retired with an immediate Qualified Joint and 50% Survivor Annuity at the Earliest Retirement Age; and

(4) died on the date after the Earliest Retirement Age.

Payments to a Participant’s surviving spouse pursuant to subsection (B) shall begin at such Participant’s Earliest Retirement Age unless such surviving spouse elects a later date.

(f) Information To Participants. A Participant shall be provided with the following information with regard to the applicable Qualified Election:

(i) With regard to the Qualified Election to waive the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, a Participant shall be provided with a written explanation of (A) the terms and conditions of the Qualified Joint and Survivor Annuity or Qualified Life Annuity, (B) the Participant’s right to elect to waive (and the effect of such an election) the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, (C) the right of the Participant’s spouse to consent to any election to waive the Qualified Joint and Survivor Annuity form of benefit, and (D) the right of the Participant to revoke such an election, and the effect of such a revocation. Such written explanation shall be provided to a Participant no less than 30 days and no more than 180 days before the Annuity Starting Date.

(ii) With regard to the Qualified Election regarding the Qualified Preretirement Survivor Annuity form of benefit, a Participant shall be provided with a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to subsection (i) above. Such written explanation shall be provided to each Participant within whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which such Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which such Participant attains age 35, (B) a reasonable period after such Participant first became a Participant, or (C) a reasonable period after such Participant ceases to be an Employee in the case of a Participant who ceases to be an Employee before attaining age 35. For purposes of applying the preceding sentence, a reasonable period ending after the enumerated event described in (B) is the end of the two-year period beginning one year prior to the date the event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

(g) Cash-Out Restrictions. Despite the other provisions of this Section, but subject to the next sentence, if, when a Participant’s benefits become distributable, the present value of a Qualified Joint and Survivor Annuity, Qualified Life Annuity, or Qualified Preretirement Survivor Annuity is not in excess of $1,000, the Committee may direct that such benefit be distributed as an immediate cash lump sum. No such distribution may be made after a Participant’s Annuity Starting Date unless such Participant and his or her spouse (or, in the case of a deceased Participant, the surviving spouse) consent in writing to such distribution.

(h) The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described above provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven-day period that begins the date after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. The Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period as provided for above.

(i) Special Limitation. Despite any other provision of the Plan, no preretirement death benefit in addition to the Qualified Preretirement Survivor Annuity shall be permitted to the extent such other benefit would violate the incidental benefit rule.

Section 6.3: Optional Methods Of Distribution.

(a) If an optional form of benefit has been selected as set forth in Section 6.2, a Participant may elect one of the benefit options set forth below. The Participant’s optional form of benefit shall be the Actuarial Equivalent of the Participant’s normal form of benefit. Notwithstanding the foregoing, the optional temporary annuity provided for in subsection (f) below and the installment or lump sum distribution provided for in subsection (g) below shall be determined using the Applicable Mortality Table and the Applicable Interest Rate. If the present value of such Participant’s Accrued Benefit is not in excess of $1,000, the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.

(b) Joint and 50% Survivor Annuity. A monthly benefit payable during the lifetime of the Participant, and upon his or her death, 50% of such monthly benefit payable to his or her surviving spouse for the spouse’s lifetime. No benefit shall be payable after the death of the Participant and his or her spouse.

(d) Joint and 100% Survivor Annuity. A monthly benefit payable during the lifetime of the Participant, and upon his or her death, 100% of such monthly benefit payable to his or her surviving spouse for such spouse’s lifetime. No benefit shall be payable after the death of the Participant and his or her spouse.

(e) Period Certain Life Annuity Benefit. This form of benefit provides for monthly payments continuing to the first day of the month in which the Participant’s death occurs or the end of the certain period of 60, 120 or 180 months, whichever is later. If the Participant dies before the end of the certain period, payments in the same amount shall be continued to his or her designated beneficiary to the end of such period.

(f) Optional Temporary Annuity. A Participant whose retirement benefit commences under the Plan before the earliest date on which his primary insurance benefit begins under the Social Security Act may elect to receive an adjusted benefit prior to the first date on which he or she becomes eligible to receive such primary insurance benefit and a reduced benefit thereafter. The adjusted benefit shall be calculated so that his or her retirement benefit payable to the Participant prior to the date on which he or she becomes eligible to receive his or her primary insurance benefit shall be equal as nearly as possible to the sum of (a) the reduced amount payable after such date and (b) the estimated primary insurance benefit payable to the Participant beginning on such date. A Participant may elect this optional temporary annuity by filing a written request with the Committee prior to his or her Normal Retirement Date or Early Retirement Date, if applicable.

(g) Installments Or Lump Sum Benefits. A United Participant may be eligible for quarterly, semiannual, or annual installments or a lump sum distribution under Section 6.11(B) of the United Plan with respect to his or her Prior Plan Benefit. An AG Participant may be eligible for a lump sum distribution under Section 5.1 of the AG Plan with respect to his or her AG Plan Benefit.

(h) The complete distribution of a Participant’s benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the beneficiary of a deceased Participant.

(i) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

(i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 6.4: Timing Of Distributions.

(a) Subject only to the survivor annuity requirements set forth in Section 6.2, the provisions of this Section shall govern the timing of the distribution of a Participant’s benefit. All distributions required under this Section shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Section shall not be deemed to create any method of distribution not already provided for in Section 6.3.

(b) If a Participant’s benefits become distributable because of his or her death or disability, such benefits shall begin to be distributed as soon as is administratively practical after (i) the date specified for the commencement of the applicable benefit in Section 6.1 or 6.2, (ii) the Committee’s receipt of written proof of such Participant’s death or disability, and (iii) the Committee’s approval of such Participant’s (or spouse’s) properly completed claim for benefits. If a Participant’s benefits become distributable for a reason other than his or her death or disability, such Participant’s benefits shall begin to be distributed as soon as is administratively practical after (i) the date specified for the commencement of the applicable benefit in Section 6.1 or 6.2 and (ii) the Committee’s approval of such Participant’s properly completed claim for benefits. Despite the foregoing, and subject to subsections (c) and (d) below, a Participant’s benefits must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

(i) the Participant attained age 65 (or Normal Retirement Age, if earlier);

(ii) occurred the tenth anniversary of the year in which the Participant began participation in the Plan; or

(iii) the Participant terminated his or her employment with the Company.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant’s spouse in the event of such Participant’s death or in the event distribution is to be made in a form other than a Qualified Joint and Survivor Annuity) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant’s Normal Retirement Age. A description of the consequences of failing to defer receipt of a distribution shall be provided no less than 30 nor more than 180 days before the date of such distribution.

(c) Despite any other provision of the Plan, one of the following provisions shall apply:

(i) A Participant’s benefit shall be distributed to him or her not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2; or (B) the calendar year in which the Participant retires, if such Participant is not a 5% Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70 1/ 2 (the “Required Beginning Date”); or

(ii) Alternatively, distributions to a Participant must begin no later than the Required Beginning Date determined under subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the periods set forth below.

(d) Limits On Distribution Periods. Effective for calendar years beginning after December 31, 2002, as of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:

(i) the life of the Participant;

(ii) the joint lives of the Participant and a designated beneficiary;

(iii) a period certain not extending beyond the life expectancy of the Participant; or

(iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

(e) Death Of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection (m) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in subsection (m) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this subsection (e), other than subsection (e)(i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (e) and subsection (i), unless subsection (e)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (e)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(i). If distributions under an annuity meeting the requirements of this Section commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(i)), the date distributions are considered to begin is the date distributions actually commence.

(f) Forms Of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (g), (h), and (i) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Regulations. Any part of the Participant’s interest that is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Regulations that apply to individual accounts.

(g) Determination Of Amount To Be Distributed Each Year.

(i) General Annuity Requirements. If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(A) the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;

(B) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in subsection (h) or (i);

(C) once payments have begun over a period, the period will be changed only in accordance with subsection (j) of this Section;

(D) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the percentage increase in an eligible cost-of-living index for a 12-month period ending in the year during which the increase occurs or a prior year;

(2) by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an eligible cost-of-living index since the Annuity Starting Date, or if later, the date of the most recent percentage increase;

(3) by a constant percentage of less than 5% per year, applied not less frequently than annually;

(4) as a result of dividend or other payments that result from actuarial gains, provided:

a. actuarial gain is measured not less frequently than annually,

b. the resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured),

c. the actuarial gain taken into account is limited to actuarial gain from investment experience,

d. the assumed interest rate used to calculate such actuarial gains is not less than 3%, and

e. the annuity payments are not increased by a constant percentage as described in subsection (g)(i)(D)(3);

(5) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit, but only if there is no longer a survivor benefit because the beneficiary whose life was being used to determine the distribution period described in subsection (h) dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(6) to provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s accrued benefit (within the meaning of Code Section 411(a)(7)) calculated as of the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table (or, if greater, the total amount of employee contributions) over the total of payments before the Participant’s death;

(7) to allow a beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or

(8) to pay increased benefits that result from a Plan amendment.

(ii) Amount Required To Be Distributed By Required Beginning Date And Later Payment Intervals. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under subsection (e)(i) or (ii)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(iii) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such benefit accrues.

(h) Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

(i) Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in Section 1.401(a)(9)-6, Q&A 2(c)(2), in the manner described in Q&A 2(c)(1), of the Regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(ii) Period Certain Annuities. Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)–9, Q&A-2, of the Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)–9, Q&A-2, of the Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this subsection (ii), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)–9, Q&A-3, of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(i) Requirements For Minimum Distributions After The Participant’s Death.

(i) Death After Distributions Begin. If the Participant dies after distribution of his or her interest begins in the form of an annuity meeting the requirements of this Section, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

(ii) Death Before Distributions Begin.

(A) Participant Survived by Designated Beneficiary. Except as provided in subsection (m), if the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in subsection (e)(i) or (ii), over the life of the designated beneficiary or over a period certain not exceeding:

(1) unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2) if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions To Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subsection (i) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subsection (e)(i).

(j) Changes To Annuity Payment Period.

(i) Permitted Changes. An annuity payment period may be changed only in association with an annuity payment increase described in subsection (g)(i)(D) or in accordance with subsection (ii) below.

(ii) Reannuitization. An annuity payment period may be changed and the annuity payments modified in accordance with that change if the conditions in subsection (iii) below are satisfied and:

(A) the modification occurs when the Participant retires or in connection with a plan termination;

(B) the payment period prior to modification is a period certain without life contingencies; or

(C) the annuity payments after modification are paid under a Qualified Joint and Survivor Annuity over the joint lives of the Participant and a designated beneficiary, the Participant’s spouse is the sole designated beneficiary, and the modification occurs in connection with the Participant’s becoming married to such spouse.

(iii) Conditions. The conditions in this subsection are satisfied if:

(A) the future payments after the modification satisfy the requirements of Code Section 401(a)(9), and Section 1.401(a)(9) of the Regulations, and this Section (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);

(B) for purposes of Code Sections 415 and 417, the modification is treated as a new Annuity Starting Date;

(C) after taking into account the modification, the annuity (including all past and future payments) satisfies the requirements of Code Section 415 (determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and

(D) the end point of the period certain, if any, for any modified payment period is not later than the end point available to the employee at the original Annuity Starting Date under Code Section 401(a)(9) and this Section.

(k) Payments To A Surviving Child.

(i) Special Rule. For purposes of this Section, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies, if earlier) shall be treated as if such payments were made to the surviving spouse to the extent the payments become payable to the surviving spouse upon cessation of the payments to the child.

(ii) Age Of Majority. For purposes of this Section, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of Code Section 72(m)(7) when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.

(l) Definitions.

(i) Actuarial Gain. The difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the actuarial gain is determined.

(ii) Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving spouse) as the beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)–4 of the Regulations.

(iii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (e).

(iv) Eligible Cost-Of-Living Index. An index described in paragraphs (b)(2), (b)(3) or (b)(4) of Section 1.401(a)(9)–6, Q&A-14, of the Regulations.

(v) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)–9, Q&A-1, of the Regulations.

(vi) 5% Owner. A Participant is treated as a 5% owner for purposes of this Section if the Participant is a 5% owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1 /2. Once distributions have begun to a 5 % owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

(m) Election To Apply 5-Year Rule To Distributions To Designated Beneficiaries. If the Participant dies before distributions are required to begin and there is a designated beneficiary, distributions to the designated beneficiary are not required to begin by the date specified in subsection (e), but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(n) Election To Allow Participants Or Beneficiaries To Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (e) and (i)(ii) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required begin under subsection (e), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with subsections (e) and (i)(ii) and, if applicable, the elections in subsection (m) above.

Section 6.5: Postponed Retirement. If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such case, to the extent permitted by law and the applicable Regulations, the distribution of such a Participant’s benefits will be postponed until he or she actually ceases to be an Employee. Such benefits will become distributable as of the Participant’s Late Retirement Date.

Section 6.6: Distributions Due Missing Persons. If the Trustee is unable to distribute any benefit due to a missing Participant or beneficiary, the Trustee shall (i) so advise the Committee and (ii) if so directed by the Committee, segregate such benefit from the Trust, in which event such benefit shall participate in the income, gains and losses realized by such segregated Trust Fund. The Committee shall then send a written notice to such Participant or beneficiary at his or her last known address, as reflected in the Company’s or Committee’s records. If such Participant or beneficiary shall not have presented himself or herself to the Company or to the Committee within three years of the date of such written notice, any undistributed benefit (and any income gains and losses realized by such segregated part) may be applied against and reduce the Company’s future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied (and any income, gains and losses realized by such segregated part) shall be paid directly by the Company to such claimant.

Section 6.7: Transfers To Another Qualified Plan.

(a) If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).

(b) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.

(c) “Eligible Retirement Plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified trust described in Code Section 401(a), that accepts the distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(d) A Participant’s (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Section 6.7 as to the interest of the surviving spouse, spouse, or former spouse.

(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a “Nonspouse IRA”) and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

Section 6.8: Distribution Limitations.

(a) For purposes of this Section 6.8, the following terms shall have the indicated meaning:

(i) “Benefits” means the sum of the Participant’s Accrued Benefit and all other benefits to which he or she is entitled under the Plan, but excluding any death benefit provided for by insurance on the Participant’s life.

(ii) “Restricted Participant” means, with respect to a Plan Year, a Highly Compensated Employee who is a Participant and who, if there are more than 25 Highly Compensated Employees, is one of the 25 Highly Compensated Employees with the highest Total Annual Pay, as defined in subsection (iii) below. An individual who is a Restricted Participant in a Plan Year shall be a Restricted Participant in a subsequent Plan Year only if he or she satisfies the conditions of the previous sentence in such subsequent Plan Year. If more than one individual has the same Total Annual Pay, the younger individual shall be deemed to have the higher Total Annual Pay.

(iii) “Total Annual Pay” means, with respect to any Plan Year:

(A) In the case of a Highly Compensated Employee who is not currently an Employee, the greater of his or her Earnings for the Plan Year in which he or she ceased to be an Employee, or his or her Earnings for the Plan Year immediately preceding that Plan Year, and

(B) In the case of a Highly Compensated Employee who is currently an Employee, the greater of his or her Earnings for the Plan Year in question or for the prior Plan Year.

(b) Subject to subsection (c) below, a Restricted Participant may not receive his or her benefits under this Plan in the form of a single lump sum payment, or other benefit form under which payments during a single year would exceed the annual payments that would be made on behalf of such Participant under a single life annuity that is the Actuarial Equivalent of his or her benefits (other than the benefits described in subsection (c)(iii) below).

(c) The limitation of subsection (b) above shall not apply:

(i) to any payment, if the value of Plan assets after such payment equals or exceeds 110% of the value of the Plan’s “current liabilities” (within the meaning of Code Section 412(l)(7)); or

(ii) if the value of the Restricted Participant’s benefit is less than 1% of the value of such current liabilities, or

(iii) to payment of benefits attributable to transferred balances from defined contribution plans or to employee contributions.

(d) In the event that Congress provides by statute, or the Internal Revenue Service provides by regulation or ruling, that the limitations set forth in this Section 6.8 are not necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code then in effect, such limitations shall become void and shall no longer apply without the necessity of further amendment to the Plan.

(e) Notwithstanding the foregoing, the limitations of subsection (b) above shall not apply to any Restricted Participant otherwise subject thereto who enters into a prior written agreement with the Committee to the effect that if the Plan is terminated and distribution of benefits has been or will be made to such Participant regardless of the limitation of subsection (b) above, such Participant (or, in the case of his or her death, his or her estate or representatives) shall repay to the Trustee a sum equal to the total amounts by which his or her benefits under the Plan shall exceed benefits determined under the preceding limitation (“Restricted Benefits”). As security for the repayment of the Restricted Benefits, such written agreement shall:

(i) Require the Participant to deposit with a Financial Institution acceptable to the Committee, property having a fair market value equal at least to 125% of the amount of the restricted benefits;

(ii) Require such Participant, at any time that the fair market value of the property falls below 110% of the amount of the Restricted Benefits, to deposit additional property with the Financial Institution to bring the value of all property held by the Financial Institution up to 125 % of such amount; or

(iii) Contain a provision prohibiting the Financial Institution from returning any property to such Participant (or his or her estate or representatives) except upon receipt of a certification of the Committee that such property is no longer required as security for the repayment of the obligation of the Participant.

Notwithstanding the foregoing, the requirements of subsections (i) and (ii) of the preceding sentence shall be satisfied to the extent that the Participant deposits with a Financial Institution acceptable to the Committee any combination of the following property: Cash, U.S. Treasury bills, shares in money market mutual funds, a bank letter of credit, and/or federally insured savings accounts or certificates, or certificates of deposit, in a face or principal amount equal to 100% of the amount of the restricted benefits, or the portion thereof secured by such property. In lieu of the written agreement described above, the Restricted Participant may enter into any other written agreement with the Committee for the repayment of the Restricted Benefits which is determined to be acceptable by ruling of the Internal Revenue Service.

Section 6.9: Limitations On Benefits.

(a) Except as otherwise provided, the limitations of this Section apply on and after January 1, 2008. Despite any other provision of the Plan, no Participant’s aggregate annual benefit payable under this Plan and any other Defined Benefit Plan maintained by the Company or an Affiliated Company (determined as if such annual benefit were payable annually in the form of a straight life annuity, with no ancillary benefits) shall exceed the lesser of (1) $195,000

(for 2009) (the “Dollar Limitation”), or (2) 100% of such Participant’s average Earnings for the three consecutive Plan Years during which he or she had the greatest average Earnings from the Company. The Earnings for a year shall be limited in accordance with Code Section 401(a)(17) for Limitation Years beginning after June 30, 2007; however, the Accrued Benefit determined under the old rules immediately before such new limitation took effect may be grandfathered. Such maximum benefit limit shall be adjusted as follows:

(i) Adjustment Of Dollar Limitation For Benefit Commencement Before Age 62:

(A) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) used for determining actuarial equivalence under the Plan for early retirement purposes; or (2) a 5% interest rate assumption and the Applicable Mortality Table.

(B) Limitation Years Beginning On Or After July 1, 2007.

(1) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable At Both Age 62 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(2) Plan Has Immediately Commencing Straight Life Annuity Payable At Both Age 62 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the

Dollar Limitation for the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 6.9(a)(i)(B)(1) and the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the plan at age 62, both determined without applying the limitations of this Section.

(ii) Adjustment Of Defined Benefit Dollar Limitation For Benefit Commencement After Age 65:

(A) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) used to determine actuarial equivalence under the Plan for delayed retirement purposes; or (2) a 5% interest rate assumption and the Applicable Mortality Table.

(B) Limitation Years Beginning On Or After July 1, 2007.

(1) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable At Both Age 65 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limitation at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required), with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(2) Plan Has Immediately Commencing Straight Life Annuity Payable At Both Age 65 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after

July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limitation at the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 6.9(a)(ii)(B)(1) and the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this article. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the plan at age 65 is the annual amount of such annuity that would be payable under the plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(iii) Notwithstanding the other requirements of this Section 6.9(a), no adjustment shall be made to the Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the participant’s death if the plan does not charge participants for providing a Qualified Preretirement Survivor Annuity, as defined in Code Section 417(c), upon the Participant’s death.

(iv) For all purposes of this Section 6.9, the Dollar Limitation shall be adjusted by the Adjustment Factor in such manner as specified by the Secretary of the Treasury. However, such increases shall not become effective before the year to which they relate.

(v) If the Participant’s benefit payable under this Plan is payable in a form other than a straight life annuity, the determination as to whether the limitations described in this Section have been satisfied shall be made in accordance with Regulations prescribed by the Secretary of the Treasury or his delegate by adjusting such benefit so that it is the actuarial equivalent to a straight life annuity form of benefit. For benefits that are not subject to Code Section 417(e)(3), the actuarially equivalent straight life annuity shall be equal to the greater of (A) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing on the same Annuity Starting Date as the Participant’s form of benefit; and (B) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption and the Applicable Mortality Table. For benefits that are subject to Code

Section 417(e)(3), the actuarially equivalent straight life annuity is equal to the greatest of (A) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Plan’s interest rate and mortality table (or other tabular factor) for adjusting benefits in the same form; (B) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using 5.5% interest rate assumption and the Applicable Mortality Table; and (C) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Applicable Interest Rate and Applicable Mortality Table, divided by 1.05.

(vi) Such maximum benefit limit shall not be deemed exceed if a Participant’s retirement benefits under the Plan and under all other Defined Benefit Plans of the Company do not exceed $10,000 annually, and the Participant has never participated in a Defined Contribution Plan maintained by the Company.

(b) If a Participant has completed less than ten years of participation in the Plan, the Dollar Limitation referred to in subsection 6.9(a)(1) above shall be such limitation, multiplied by a fraction, the numerator of which is the actual number of years of participation (or part thereof) of the Participant, and the denominator of which is ten. If a Participant has completed less than ten Years of Service, then the limitations referred to in subsection 6.9(a)(2) above and 6.9(a)(v) above shall be such limitations, multiplied by a fraction, the numerator of which is the actual number of Years of Service (or part thereof) completed by the Participant, and the denominator of which is ten. Despite the foregoing two sentences, in no event shall the limitations contained in such sentences reduce the limit set forth in subsection (a) above to an amount less than one-tenth of such limitation, determined without regard to this subsection (b).

(c) The intent of this Section 6.9 is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and the Regulations thereunder are hereby incorporated by reference.

Section 6.10: Determination Of Present Value.

(a) For the purpose of determining the present value (or single lump sum equivalent) of (i) a Participant’s Accrued Benefit; (ii) a Qualified Joint and Survivor Annuity; (iii) a Qualified Preretirement Survivor Annuity; or (iv) Qualified Life Annuity, the present value of such benefit shall not be less than the present value calculated by using the Applicable Mortality Table and the Applicable Interest Rate.

(b) In no event shall the present value of any such benefit determined under this Section 6.10 be less than the greater of:

(i) the present value of such benefits determined under the Plan’s provisions for determining the present value of accrued benefits other than this Section 6.10; or

(ii) the present value of such benefits determined using the Applicable Mortality Table and the Applicable Interest Rate.

Section 6.11: Coordination With Limitations On Contributions And Benefits. In no event shall the amount of any benefit or annuity determined under Section 6.10 above exceed the maximum benefit permitted under Section 415 of the Code.

Section 6.12: Payment Of Benefits Through Purchase Of Annuity Contract.

(a) In lieu of paying benefits directly from the Trust to a Participant or beneficiary, the Trustee, as directed by the Committee, may purchase, with Trust assets, an individual annuity contract from an insurance company which, as far as possible, provides benefits equal to (or Actuarially Equivalent to) those provided in the Plan for such Participant or beneficiary, but provides no optional form of retirement income or benefit which would not be permitted under the Plan, whereupon the liability of the Trust and of the Plan will cease and terminate with respect to such benefits that are so purchased and for which the premiums are duly paid. As directed by the Committee, such an individual annuity contract may be purchased by the Trustee on a single-premium basis or on the basis of annual premiums payable over a period of years and may be purchased at any time on or after the Participant’s applicable retirement date or death to provide the benefits due under the Plan to the Participant or beneficiary on or after the date of such purchase.

(b) Any annuity contract distributed by the Trustee to a Participant or beneficiary under the provisions of the Plan shall bear on the face thereof the designation “NOT TRANSFERABLE”, and such contract shall contain a provision to the effect that the contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the issuer thereof.

ARTICLE VII

TOP-HEAVY PLAN LIMITATIONS

Section 7.1: Application Of Top-Heavy Rules. If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.

Section 7.2: Definitions.

(a) Top-heavy Plan. A “Top-heavy Plan” shall mean, with respect to any Plan Year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

(b) Top-heavy Group. A “Top-heavy Group” shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

(c) Aggregation Group. An “Aggregation Group” shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the anti-discrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last five years ending on the Determination Date that would, but for such plan(s) termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the anti-discrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

(d) Determination Date. With respect to any plan year, “Determination Date” shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

(e) Present Value Of Accrued Benefit: A participant’s “Present Value of Accrued Benefit” as of any Determination Date shall be calculated:

(i) as of the most recent valuation date (“Valuation Date”) which is within the 12-month period ending on such Determination Date;

(ii) for the first plan year, as if (1) the participant terminated service as of the Determination Date, or (2) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

(iii) for any other plan year, as if the participant terminated service as of the Valuation Date; and

(iv) using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

(v) Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year.

(f) Aggregate Account: A participant’s “Aggregate Account” shall be determined as follows:

(i) For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

(ii) For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

(g) Key Employee. “Key Employee” shall mean any participant (including any former participant or deceased participant) of any plan maintained by the Company or an Affiliated Company who, at any time during the Plan Year, was:

(i) an officer of the Company or an Affiliated Company whose annual Earnings exceed $160,000 (for 2009), as adjusted under Code Section 416(i)(1) (provided, however, that no more than 50 employees (or, if lesser, the greater of three employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

(ii) a 5% Owner of the Company or an Affiliated Company; or

(iii) a 1% Owner of the Company or an Affiliated Company whose annual Earnings exceed $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations.

For purposes of the foregoing definition, (i) the beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Company. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(i) and the Regulations thereunder.

(h) Non-Key Employee. “Non-Key Employee” shall mean any Participant who is not a Key Employee, including any Participant who is a former Key Employee.

Section 7.3: 60% Test - Special Rules. For purposes of applying the 60% test described in Section 7.2(a), the following special rules shall apply:

(a) Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and the employer’s contributions shall be considered.

(b) Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the one-year period ending on the Determination Date. For this purpose, “participant” shall include an employee who is no longer employed by the Company or an Affiliated Company. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant’s Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

(c) Rollover Contributions. Rollover contributions shall be treated as follows:

(i) The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

(ii) The following rules shall apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

(d) Change Of Status. The accrued benefit or account of a participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

(e) No Service For Last Year. If any individual has not performed services for the employer maintaining the Plan during the one-year period ending on the Determination Date, the accrued benefit or account of such individual shall not be taken into account.

Section 7.4: Minimum Vesting Requirement.

(a) If the Plan is a Top-heavy Plan, the top-heavy vesting schedule set forth below shall apply:

Three-Year Cliff Vesting. Each Participant who has completed three Years of Service with the Company shall be 100% vested in his or her Accrued Benefit.

(b) Despite the foregoing, if the Plan becomes a Top-heavy Plan, any portion of a Participant’s Accrued Benefit that was nonforfeitable before the Plan became a Top-heavy Plan shall remain nonforfeitable.

(c) If the Plan ceases to be a Top-heavy Plan, the Plan shall nevertheless continue to apply the top-heavy vesting schedule then in effect.

Section 7.5: Minimum Benefit Requirement.

(a) Subject only to subsections (b) and (c) immediately below, for any Plan Year in which the Plan is a Top-heavy Plan, each Non-Key Employee who has completed a Year of Service during such Plan Year will accrue a minimum nonforfeitable benefit of not less than the Applicable Percentage multiplied by his or her average Compensation for the five consecutive years for which such Participant had the highest compensation. Such benefit shall be provided solely by the Company’s contributions and expressed as a straight life annuity (with no ancillary benefits) commencing at Normal Retirement Age. The “Applicable Percentage” is the lesser of (i) 2% multiplied by the number of such Participant’s Years of Service (disregarding Years of Service when the Plan was not Top-heavy and Years of Service completed in Plan Years that began before January 1, 1984), or (ii) 20%. This minimum benefit shall be determined without regard to any benefit provided under Social Security or any other federal or state law. This minimum benefit shall accrue even though, under the other provisions of the Plan, such Participant would not otherwise be entitled to accrue a benefit, or would have received a smaller accrual for the Plan Year, because (1) such Participant fails to make a mandatory contribution to the Plan, (2) such Participant’s Earnings are less than the Plan’s stated amount, (3) such Participant is not employed by the Company on the last day of the Plan Year, or (4) the Plan is integrated with Social Security.

(b) For Plan Years beginning on or after January 1, 1985, any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. For Plan Years beginning on or after January 1, 1989, elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

(c) If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section.

ARTICLE VIII

THE COMMITTEE

Section 8.1: Members.

(a) The Committee shall consist of the number of members designated by the Board of Directors and shall be appointed by the Board of Directors. Its members shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

(b) Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

1st:	The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

2nd:	If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.

Section 8.2: Committee Action.

(a) The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the “Secretary”) who shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the Committee’s administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of three members. Any two Committee members may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by at least two members of the Committee and that purports to have been duly authorized by the Committee.

(b) A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee’s membership.

Section 8.3: Rights And Duties.

(a) Except as otherwise set forth in subsection (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan’s assets, and the “administrator” of the Plan as defined in Section 3(16)(A) of ERISA.

(b) The Trustee shall (i) have custody of the Plan’s assets, (ii) have the powers designated in the trust document and (iii) be the Named Fiduciary with respect to the custody of the Plan’s assets.

(c) The Committee may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan’s assets, and such Investment Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan’s assets.

(d) The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan’s assets, which may only be done pursuant to subsections (b) or (c) immediately above.

(e) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee’s powers shall include (without limitation) the power and discretion:

(i) to determine all questions relating to the eligibility of Employees to participate in the Plan;

(ii) to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

(iii) to authorize all disbursements by the Trustee from the Trust;

(iv) to direct the Trustee with respect to all investments of the principal or income of the Trust (if an Investment Manager has not been appointed) and with respect to other matters concerning the Trust’s assets;

(v) to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

(vi) to adopt, amend, and interpret rules for the administration or regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

(f) Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to any right of Participants to direct how their Accounts will be invested and other provisions of the Plan, the Committee shall diversify the Plan’s investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

(g) A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

(i) such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

(ii) such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member’s or Fiduciary’s own responsibilities as a Fiduciary; or

(iii) such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.

Section 8.4: Information. To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee’s administration of the Trust.

Section 8.5: Compensation, Indemnity And Liability.

(a) The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

(b) The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee (including reasonable attorneys’ fees and disbursements), excepting only expenses and liabilities arising out of such member’s own willful misconduct or gross negligence. The provisions of this subsection shall survive the termination of the Plan and the resignation or removal of the Committee member who is entitled to the indemnity.

Section 8.6: Administrative Expenses Of The Plan. All reasonable expenses of administering the Plan, including, but not limited to, actuarial, administration, accounting, investment, recordkeeping, and legal fees and costs incurred in connection with such activities, shall be paid by the Trustee pursuant to the direction of the Committee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

Section 8.7: Resignation And Removal Of The Investment Manager.

(a) An Investment Manager may resign at any time by delivering to the Board of Directors a written notice of resignation. Such resignation shall take effect on the date specified in such notice, which shall not be less than 30 days after the notice is delivered, unless such 30-day period is waived by the Board of Directors. If the Company is not in existence when an Investment Manager resigns, then such written notice shall be delivered to the person(s) or court entitled to appoint a successor Investment Manager.

(b) An Investment Manager may be removed by the Company by delivering to such Investment Manager a written notice of removal. Such removal shall take effect on the date specified in such notice, which shall not be less than 30 days after the notice is delivered, unless such 30-day notice is waived by such Investment Manager.

(c) The Company, upon receiving a notice of resignation from an Investment Manager, or upon giving a notice of removal to an Investment Manager, shall promptly appoint a successor Investment Manager, if needed. Otherwise, the continuing Investment Manager(s) shall serve as the Investment Manager. Upon the Company’s failure or refusal to appoint such a successor Investment Manager within 30 days after such a notice of resignation or removal is given, then, if there is no Investment Manager serving, the Committee, or if there is no Committee, a majority of the Participants, shall nominate a successor Investment Manager. If no successor Investment Manager is appointed pursuant to the foregoing, then, whenever there is no Investment Manager serving, a court of competent jurisdiction shall appoint such a successor Investment Manager. The Trust shall pay the expenses incurred in connection with such court appointment.

(d) Any successor Investment Manager appointed as provided for above may qualify by signing and delivering to the Board of Directors (if the Company exists then) a document in which such successor Investment Manager accepts such appointment, and, upon such delivery, such successor Investment Manager, without further act, shall become vested with all discretions and duties of the predecessor Investment Manager with like effect as if originally named as an Investment Manager. If the Company does not exist when a successor Investment Manager qualifies, the document mentioned above shall be kept with the Trustee’s records for the Trust.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1: Amendments. The Company, acting through the Board of Directors, or the Committee may amend the Plan from time to time and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by an officer of the Company, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

(a) No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

(b) No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

(i) the date the amendment is adopted;

(ii) the date the amendment becomes effective; or

(iii) the date on which the Participant receives written notice of the amendment from the Company or the Committee.

(c) No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

(d) No amendment shall increase the duties or liabilities of the Trustee without the Trustee’s written consent.

(e) No amendment shall decrease any Participant’s Accrued Benefit or eliminate an optional form of distribution.

Section 9.2: Discontinuance Of Plan.

(a) The Company expects that the Plan and the Company’s contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company reserves the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accrued Benefit shall become 100% vested, if it is not already fully vested. Upon Plan termination, (i) if the interest credit rate (or equivalent amount) under the Plan is a variable rate, the rate of interest used to determine accrued benefits under the Plan shall be equal to the average of the rates of interest used under the Plan during the five-year period ending on the termination date, and (ii) the interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at normal retirement age is the rate and table specified under the Plan for such purposes as of the termination date. For purposes of (ii), if the rate of interest is a variable rate, then the rate is the average of such rates during the five-year period ending on the termination date.

(b) The Board of Directors may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan’s termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Upon the termination of the Plan, the Committee shall, as is necessary, direct the Trustee to liquidate the Trust’s assets. After such liquidation, the Committee shall make, after deducting the estimated expenses of such liquidation and distribution, the allocations required under the Plan as though the date when such liquidation was completed were an Anniversary Date. After receiving appropriate instructions from the Committee, the Trustee shall promptly distribute the Trust’s assets in accordance with subsection (d) below.

(c) The Plan shall automatically terminate upon the happening of any of the following events:

(i) adjudication of the Company as a bankrupt;

(ii) general assignment by the Company to or for the benefit of creditors; or

(iii) dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 11.10.

(d) In the event of the termination, either complete or partial, of the Plan, the Committee shall allocate the assets of the Plan available to provide benefits among the Participants and Beneficiaries affected by the Plan termination, and shall liquidate the pension obligations to such retired Participants and Beneficiaries at their then Actuarial Equivalent value by a lump sum payment in cash to them from the Trust, or by using the Trust to purchase annuities for them, or otherwise as the Committee shall determine in the following order:

First:	In the case of the benefit of a Participant or beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least. This lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period.

Second:	In the case of a Participant’s or beneficiary’s benefit (other than a benefit described in priority category Second) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of the three-year period and if his or her benefits had commenced (in the normal form of payment under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the such benefit would be the least.

Third:	To all other benefits (if any) of individuals under the Plan guaranteed by the Pension Benefit Guaranty Corporation determined without regard to prior plan terminations.

Fourth:	To all other nonforfeitable benefits under the Plan.

Fifth:	To all other benefits under the Plan.

Sixth:	Any residual assets of the Plan may then be distributed to the Company, if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied, and the distribution does not contravene any provision of law.

ARTICLE X

CLAIMS PROCEDURE

Section 10.1: Presentation Of Claim. Any Participant or beneficiary of a deceased Participant or duly authorized representative of either (such Participant or beneficiary or duly authorized representative being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant’s Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

Section 10.2: Notification Of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:

(a) that the Claimant’s requested benefit determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant’s requested benefit determination. The Committee’s notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i) the specific reason(s) for the adverse benefit determination;

(ii) reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) a description of the Plan’s claim review procedures set forth in Section 10.3 and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Section 10.3: Review Of A Denied Claim. Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board of Directors a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:

(a) may submit written comments, documents, records, and other information relating to the claim for benefits;

(b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and/or

(c) may request a hearing, which the Board of Directors, in its discretion, may grant.

(d) The Board of Directors shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Section 10.4: Decision On Review. The Board of Directors shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant’s review request, unless a hearing is held or other special circumstances require additional time, in which case the Board of Directors’ decision must be rendered within 120 days after the receipt of the Claimant’s review request. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board of Directors expects to render the benefit determination on review. The Board of Directors’ decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) reference to the specific Plan provisions upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits;

(d) a statement of the Claimant’s right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

(e) such other matters as the Board of Directors deems relevant.

For purposes of this Article, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

ARTICLE XI

MISCELLANEOUS

Section 11.1: Contributions Not Recoverable. Subject to the next two sentences, it shall be impossible for any part of the Trust’s principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

(a) any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company’s tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

(b) any contribution by the Company that was made by a mistake of fact, provided that such contribution is returned to the Company within one year of the contribution;

(c) any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

(d) upon termination of the Plan, any residual assets under Section 9.2.

Subsections (b) and (c) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.

Section 11.2: Limitation On Participants’ Rights. Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company’s employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

Section 11.3: Receipt Or Release. Any payment to any Participant or beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, Board of Directors, and the Company, and the Committee may require such Participant or beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.

Section 11.4: Nonassignability.

(a) None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

(b) Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to a (i) “qualified domestic relations order” (“QDRO”), as that term is defined in Code Section 414(p), or (ii) a benefit reduction or offset in accordance with Code Section 401(a)(13)(C). To the extent provided in any QDRO, a former spouse of a Participant may be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan.

Section 11.5: Governing Law. The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.

Section 11.6: Headings. Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.

Section 11.7: Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.

Section 11.8: Successors And Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors and assigns.

Section 11.9: Gender And Number. As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.

Section 11.10: Merger, Consolidation Or Transfer Of Plan Assets. The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the “new plan”) unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.

Section 11.11: Joinder Of Parties. In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.

Section 11.12: The Trust. This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.

Section 11.13: Special Requirements For USERRA. Despite any other provision of the Plan:

(a) An Employee re-employed under Chapter 43 of Title 38, United States Code (“USERRA”) shall not incur a Break in Service by reason of such Employee’s period of Qualified Military Service.

(b) Each period of Qualified Military Service served by an Employee shall, upon reemployment under USERRA with the Company, constitute service with the Company for the purpose of determining the nonforfeitability of the Employee’s accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

(c) An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or elective deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of reemployment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

(d) In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.

(e) For purposes of this Section, “Qualified Military Service” shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to reemployment rights under USERRA with respect to such service.

Section 11.14: Facility Of Payment. If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving valid receipt and discharge for any payment due him or her, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee unless it has received due notice of claim therefore from a duly appointed guardian or conservator of the estate of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Section 11.15: Electronic Media. Any notice, Participant consent, or other document required under the Plan or applicable law may be made or given through the means of electronic media, provided such electronic media complies with applicable requirements of the Code, ERISA, their applicable Regulations, and other applicable interpretations thereof.

* * * * * * * * *

[Signature Page Follows]

Signature Page

The Company has signed this Plan on the date indicated below, to be effective as of the Effective Date.

“Company”

UNIFIED GROCERS, INC.

Dated:	December 29, 2008	By:	/s/ Robert M. Ling, Jr.
		Its:	Executive Vice President & General Counsel

APPENDIX A

Table 1

Annuity Factors

Age	Factor
55	13.0
56	12.8
57	12.6
58	12.4
59	12.2
60	12.0
61	11.8
62	11.6
63	11.4
64	11.2
65	11.0

Straight line interpolation of these factors will be used to reflect the participant’s actual age in years and whole months.

Table 2

Contribution Credits

Years of Service in Year of Credit*	Contribution Credit (Percentage of Compensation)
0-4	4%
5-9	5%
10-14	6%
15-19	7%
20 and Over	8%

*	Determined as of the first day of the Plan Year for which the Contribution Credit is being allocated.

Table 3

Transition Contribution Credits

Actual Age at Transition Date	Contribution Credit (Percentage of Compensation)
40-44	7%
45-49	8%
50-54	9%
55 and Over	10%

Table 4

Early Retirement Factors

Years Prior to Normal Age	Percentage
0	100%
1	95%
2	90%
3	85%
4	80%
5	75%
6	70%
7	65%
8	60%
9	55%
10 or more	50%

Straight line interpolation of these percentages will be used where fractional completed years prior to Normal Retirement Date are involved.

Table 5

ERF Age	Years of Vesting Service
	Under 25	25	26	27	28	39	30
55	0.500	0.600	0.650	0.700	0.750	0.800	0.850
56	0.533	0.626	0.673	0.720	0.767	0.813	0.860
57	0.567	0.654	0.697	0.740	0.784	0.827	0.870
58	0.600	0.680	0.720	0.760	0.800	0.840	0.880
59	0.633	0.706	0.743	0.780	0.817	0.853	0.890
60	0.667	0.734	0.767	0.800	0.834	0.867	0.900
61	0.733	0.786	0.813	0.840	0.867	0.893	0.920
62	0.800	0.840	0.860	0.880	0.900	0.920	0.940
63	0.867	0.894	0.907	0.920	0.934	0.947	0.960
64	0.933	0.946	0.953	0.960	0.967	0.973	0.980
65	1.000	1.000	1.000	1.000	1.000	1.000	1.000

Exhibit 10.39.8

AMENDMENT NO. 8

TO THE

UNIFIED GROCERS, INC.

EMPLOYEE SAVINGS PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of January 1, 2008, as follows:

1. Section 3.7 of the Plan is hereby amended in its entirety to read as follows:

“Section 3.7: Actual Deferral Percentage Test.

(a) It is the Company’s intent that all Elective Contributions shall satisfy the requirements of Code Section 401(k), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The amount of Elective Contributions made in any Plan Year on behalf of all Highly Compensated Employees shall not result in an Actual Deferral Percentage for such Highly Compensated Employees that exceeds the greater of:

(A) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Deferral Percentage for all Highly Compensated Employees does not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) For the purposes of this subsection (a), the amount of Elective Contributions shall relate to Earnings that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to defer receipt of his or her Earnings pursuant to the terms of the Plan; or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

(iii) RESERVED

(iv) RESERVED

(v) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the cash or deferred arrangement provided for in the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(vi) For purposes of determining the ADP test, Elective Contributions, Deemed Elective Contributions and Additional Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(b) Adjustment To Actual Deferral Percentage Tests. If the Committee determines at any time that the limitation on Elective Contributions set forth in subsection (a) above will be exceeded for any Plan Year:

(i) the Company may, at its sole option (but still subject to the limitations contained elsewhere in the Plan), either (A) designate that all or any portion of its Non-Elective Contribution for such Plan Year (if, and to the extent, it has been made prior to such date and has not been previously allocated pursuant to Section 4.5) shall be treated as an Elective Contribution (the ‘Deemed Elective Contribution’) or (B) make an additional contribution (the ‘Additional Contribution’) that shall be treated as an Elective Contribution. In either case, it shall be made on behalf of all Participants other than Highly Compensated Employees, or on behalf of all Participants, as determined by the Committee, in the amount necessary so that the limitation set forth in subsection (a) will not be exceeded. If the Plan is disaggregated pursuant to subsection (a)(v), such Deemed Elective Contribution or Additional Contribution may be made, as determined by the Committee, to either or both portions of such disaggregated Plan. Any Deemed Elective Contribution or Additional Contribution shall be (A) prorated among the Participants on whose behalf it was made, on the basis of each such Participant’s Earnings for such Plan Year, and (B) credited to each such Participant’s Deferred Income Account; or

(ii) the Committee shall reduce the amount of the Elective Contributions made by the Highly Compensated Employees in the amount necessary so that the limitation set forth in subsection (a) above will not be exceeded. The amount by which each Highly Compensated Employee whose Elective Contributions is reduced (the ‘Excess Contributions’) shall be returned to the Company to be paid to such Highly Compensated Employee pursuant to subsection (h) below. For purposes of the foregoing, the amount of Excess Contributions made by the Highly Compensated Employees for a Plan Year is the

excess of: (a) the aggregate amount of Elective Contributions actually taken into account in computing the Actual Deferral Percentage for all Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such Elective Contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages). Such amount of Excess Contributions shall be allocated to the Highly Compensated Employees who made the largest amounts of Elective Contributions during the Plan Year, beginning with the Highly Compensated Employee with the largest amount of such Elective Contributions and continuing in descending order until all the Excess Contributions have been allocated. This leveling method, under which the Elective Contributions made by the Highly Compensated Employee who made the largest amount of Elective Contributions during the Plan Year is reduced, shall be repeated to the extent required to:

(A) Enable the Plan to satisfy the Actual Deferral Percentage test described in subsection (a) above, or

(B) Cause such Highly Compensated Employee’s Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next largest amount of Elective Contributions.

The amount of Excess Contributions to be distributed pursuant to subsection (h) below for a Plan Year with respect to any Highly Compensated Employee shall not exceed the amount of Elective Contributions made on behalf of such Highly Compensated Employee for such Plan Year. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

(iii) In addition to the foregoing, the Committee may also utilize any method provided under the Code Section 401(k) Regulations in order to satisfy the Actual Deferral Percentage Tests, including, without limitation, recharacterizing Elective Contributions as Voluntary Contributions and using alternative definitions of Compensation or Earnings for testing purposes.

(c) For the purposes of this Section, the following definitions shall apply:

(i) ‘Actual Deferral Percentage’ or ‘ADP’ shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Deferral Ratios for each such group, calculated separately for each Participant in each such Group.

(ii) ‘Actual Deferral Ratio’ shall mean the ratio that:

(A) the amount of the Elective Contributions (excluding Catch-up Contributions), Deemed Elective Contributions, and Additional Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Earnings for such Plan Year.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

(d) For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have Elective Contributions, Deemed Elective Contributions, or Additional Contributions allocated to his or her account(s) under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such Elective Contributions, Deemed Elective Contributions, and Additional Contributions were made under a single arrangement.

(e) The determination and treatment of the Elective Contributions, Deemed Elective Contributions, Additional Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f) The determination of who is a Highly Compensated Employee, including the determination of the Earnings that is considered, will be made in accordance with Code Section 414(q).

(g) Distribution Of Excess Deferrals.

(i) If any Participant has any Excess Deferrals for any calendar year, and if he or she makes a claim pursuant to subsection (ii) below, then the Excess Deferrals allocable to the Plan pursuant to such claim shall be returned to the Company to be distributed to such Participant. Such distribution shall be made no later than the April 15th following the calendar year to which such Excess Deferrals relate.

(ii) A Participant’s claim for Excess Deferrals shall be in writing, signed by such Participant, and submitted to the Committee no later than the March 1st following the calendar year to which such Excess Deferrals relate. Such claim shall also specify the amount of such Participant’s Excess Deferrals for such calendar year allocable to the Plan and shall be accompanied by such Participant’s statement that, if such Excess Deferrals are not distributed, such Excess Deferrals, when added to all amounts deferred by such Participant under all plans, contracts or arrangements described in Code Sections 401(k), 408(k), or 403(b) of the Company or any Affiliated Company, exceed the limit imposed on such Participant by Code Section 402(g) for the year to which the Excess Deferrals relate.

(iii) For the purposes of this Section, a Participant’s ‘Excess Deferrals’ shall mean the amount of such Participant’s Elective Contributions that are allocated to the Plan pursuant to subsection (i) above, and that either (A) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for such year, or (B) are made during the calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for the Participant’s taxable year beginning in such calendar year, counting only Elective Contributions made under the Plan and any other plan, contract, or arrangement maintained by the Company or any Affiliated Company.

(iv) The Excess Deferrals shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(v) The Committee shall (unless otherwise allowed by the Code and/or Regulations) further adjust the Excess Deferrals for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Deferrals, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year.

(h) Distribution Of Excess Contributions.

(i) Despite any other provision of the Plan, any Excess Contributions that are to be distributed pursuant to Section 3.7(b), and the income, gain or loss allocable thereto, shall be distributed no later than the last day of the Plan Year following the Plan Year to which such Excess Contributions relate.

(ii) The Excess Contributions shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Contributions under the

Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may elect to further adjust the Excess Contributions for income, gain or loss, for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year.

(iv) The Excess Contributions that would otherwise be distributed to a Participant shall be reduced, in accordance with the Regulations, by the amount of Excess Deferrals distributed to such Participant.”

2. Section 3.8 of the Plan is hereby amended in its entirety to read as follows:

“Section 3.8: Actual Contribution Percentage Test.

(a) It is the Company’s intent that all Matching Contributions and Voluntary Contributions shall satisfy the requirements of Code Section 401(m), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The ‘Actual Contribution Percentage’ for eligible Participants in any Plan Year who are all Highly Compensated Employees shall not exceed the greater of:

(A) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Contribution Percentage for all eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) RESERVED

(iii) RESERVED

(iv) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(b) Definitions. For the purposes of this Section, the following definitions shall apply:

(i) ‘Actual Contribution Percentage’ shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Contribution Ratios for each such group, calculated separately for each Participant in each such group.

(ii) ‘Actual Contribution Ratio’ for a Plan Year shall mean the ratio that:

(A) the amount of the Matching Contributions and Voluntary Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Earnings for such Plan Year.

The Actual Contribution Ratio must be rounded to the nearest 100th of 1%.

(iii) ‘Excess Aggregate Contributions’ shall mean, for each Highly Compensated Employee, the total Matching Contributions and Voluntary Contributions made on behalf of such Highly Compensated Employee for such Plan Year, minus the amount determined by multiplying the Employee’s Actual Contribution Ratio by the Employee’s Earnings for such Plan Year.

(c) Elective Deferrals And Non-Elective Contributions. For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions pursuant to this Section, only Matching Contributions and Voluntary Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Committee may elect to take into account, with respect to Employees eligible to have Matching Contributions pursuant to this Section allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(c)) contributed to any plan maintained by the Company. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Treasury Regulation Section 1.401(m)-1(b)(2). However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified nonelective contributions are made.

(d) Plan Aggregation. For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans, which are maintained by the Company or any Affiliated Company, to which matching contributions, Employee contributions, or both, are made, are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits tests under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.

(i) In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. However, plans may be aggregated under this subsection only if they have the same plan year.

(ii) Despite the foregoing, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(e) Contribution Aggregation. If a Highly Compensated Employee is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee’s Actual Contribution Ratio. However, if the plans have different plan years, this subsection shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(f) Distribution of Excess Aggregate Contributions.

(i) If the Committee determines at any time that the limitation on Matching Contributions and Voluntary Contributions set forth in subsection (a) above will be exceeded for any Plan Year, the Committee (on or before the end of the following Plan Year) shall direct the Trustee to:

(A) distribute to the Highly Compensated Employee who received the most Matching Contributions and Voluntary Contributions during the Plan Year, his or her vested portion of Excess Aggregate Contributions (and income allocable to such contributions) or,

(B) if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions (and income allocable to such Forfeitures)

until either one of the tests set forth in this Section is satisfied, or until the amount of Matching Contributions and Voluntary Contributions that such Highly

Compensated Employee received equals the Matching Contributions and Voluntary Contributions received by the Highly Compensated Employee who received the second highest Matching Contributions and Voluntary Contributions. This process shall continue until one of the tests set forth in this Section is satisfied. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to those amounts.

(ii) The Excess Aggregate Contribution shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may elect to further adjust the Excess Aggregate Contributions for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Aggregate Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year.

(iv) Any distribution (and/or Forfeiture) of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution (and/or Forfeiture) of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Company as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4. However, no such Forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

(v) Excess Aggregate Contributions shall be treated as Company contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(vi) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be recharacterized as a Deemed Elective Contribution (as described in Section 3.7(b) above) for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Company that ends with or within the Plan Year.

(vii) Despite the above, within 12 months after the end of the Plan Year, the Company may make a special qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in this Section. Such contribution shall be allocated to the Deferred Income Account of each Participant who is Non-Highly Compensated Employee in the same proportion that each such Participant’s Earnings for the Plan Year bears to the total Earnings of all such Participants for such Plan Year. A separate accounting shall be maintained for the purpose of excluding such contributions for the ‘Actual Deferral Percentage’ test set forth in Section 3.7.

(viii) In addition to the foregoing, the Committee may also utilize any method under the Code Section 401(m) Regulations in order to satisfy the Actual Contribution Percentage Tests, including, without limitation, using alternative definitions of Compensation or Earnings for testing purposes.”

3. A new Section 6.7(e) is hereby added to the Plan to read as follows:

“(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a ‘Nonspouse IRA’) and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).”

* * * * *

The Company has caused this Amendment No. 8 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: December 29, 2008	By:	/s/ Robert M. Ling, Jr.
	Its:	Executive Vice President & General Counsel

Exhibit 10.40.9

AMENDMENT NO. 9

TO THE

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of January 1, 2008, except as otherwise provided below, as follows:

1. Section 3.8 of the Plan is hereby amended in its entirety to read as follows:

“Section 3.8: Actual Deferral Percentage Test.

(a) It is the Company’s intent that all Elective Contributions shall satisfy the requirements of Code Section 401(k), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The amount of Elective Contributions made in any Plan Year on behalf of all Highly Compensated Employees shall not result in an Actual Deferral Percentage for such Highly Compensated Employees that exceeds the greater of:

(A) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Deferral Percentage for all Highly Compensated Employees does not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) For the purposes of this subsection (a), the amount of Elective Contributions shall relate to Earnings that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to defer receipt of his or her Earnings pursuant to the terms of the Plan; or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

(iii) RESERVED

(iv) RESERVED

(v) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the cash or deferred arrangement provided for in the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(vi) For purposes of determining the ADP test, Elective Contributions, Deemed Elective Contributions and Additional Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(b) Adjustment To Actual Deferral Percentage Tests. If the Committee determines at any time that the limitation on Elective Contributions set forth in subsection (a) above will be exceeded for any Plan Year:

(i) the Company may, at its sole option (but still subject to the limitations contained elsewhere in the Plan), either (A) designate that all or any portion of its Non-Elective Contribution for such Plan Year (if, and to the extent, it has been made prior to such date and has not been previously allocated pursuant to Section 4.5) shall be treated as an Elective Contribution (the ‘Deemed Elective Contribution’) or (B) make an additional contribution (the ‘Additional Contribution’) that shall be treated as an Elective Contribution. In either case, it shall be made on behalf of all Participants other than Highly Compensated Employees, or on behalf of all Participants, as determined by the Committee, in the amount necessary so that the limitation set forth in subsection (a) will not be exceeded. If the Plan is disaggregated pursuant to subsection (a)(v), such Deemed Elective Contribution or Additional Contribution may be made, as determined by the Committee, to either or both portions of such disaggregated Plan. Any Deemed Elective Contribution or Additional Contribution shall be (A) prorated among the Participants on whose behalf it was made, on the basis of each such Participant’s Earnings for such Plan Year, and (B) credited to each such Participant’s Deferred Income Account; or

(ii) the Committee shall reduce the amount of the Elective Contributions made by the Highly Compensated Employees in the amount necessary so that the limitation set forth in subsection (a) above will not be exceeded. The amount by which each Highly Compensated Employee whose Elective Contributions is reduced (the ‘Excess Contributions’) shall be returned to the Company to be paid to such Highly Compensated Employee pursuant to subsection (h) below. For purposes of the foregoing, the amount of Excess Contributions made by the Highly Compensated Employees for a Plan Year is the

excess of: (a) the aggregate amount of Elective Contributions actually taken into account in computing the Actual Deferral Percentage for all Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such Elective Contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages). Such amount of Excess Contributions shall be allocated to the Highly Compensated Employees who made the largest amounts of Elective Contributions during the Plan Year, beginning with the Highly Compensated Employee with the largest amount of such Elective Contributions and continuing in descending order until all the Excess Contributions have been allocated. This leveling method, under which the Elective Contributions made by the Highly Compensated Employee who made the largest amount of Elective Contributions during the Plan Year is reduced, shall be repeated to the extent required to:

(A) Enable the Plan to satisfy the Actual Deferral Percentage test described in subsection (a) above, or

(B) Cause such Highly Compensated Employee’s Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next largest amount of Elective Contributions.

The amount of Excess Contributions to be distributed pursuant to subsection (h) below for a Plan Year with respect to any Highly Compensated Employee shall not exceed the amount of Elective Contributions made on behalf of such Highly Compensated Employee for such Plan Year. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

(iii) In addition to the foregoing, the Committee may also utilize any method provided under the Code Section 401(k) Regulations in order to satisfy the Actual Deferral Percentage Tests, including, without limitation, recharacterizing Elective Contributions as Voluntary Contributions and using alternative definitions of Compensation or Earnings for testing purposes.

(c) For the purposes of this Section, the following definitions shall apply:

(i) ‘Actual Deferral Percentage’ or ‘ADP’ shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Deferral Ratios for each such group, calculated separately for each Participant in each such Group.

(ii) ‘Actual Deferral Ratio’ shall mean the ratio that:

(A) the amount of the Elective Contributions (excluding Catch-up Contributions), Deemed Elective Contributions, and Additional Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Earnings for such Plan Year.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

(d) For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have Elective Contributions, Deemed Elective Contributions, or Additional Contributions allocated to his or her account(s) under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such Elective Contributions, Deemed Elective Contributions, and Additional Contributions were made under a single arrangement.

(e) The determination and treatment of the Elective Contributions, Deemed Elective Contributions, Additional Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f) The determination of who is a Highly Compensated Employee, including the determination of the Earnings that is considered, will be made in accordance with Code Section 414(q).

(g) Distribution Of Excess Deferrals.

(i) If any Participant has any Excess Deferrals for any calendar year, and if he or she makes a claim pursuant to subsection (ii) below, then the Excess Deferrals allocable to the Plan pursuant to such claim shall be returned to the Company to be distributed to such Participant. Such distribution shall be made no later than the April 15th following the calendar year to which such Excess Deferrals relate.

(ii) A Participant’s claim for Excess Deferrals shall be in writing, signed by such Participant, and submitted to the Committee no later than the March 1st following the calendar year to which such Excess Deferrals relate. Such claim shall also specify the amount of such Participant’s Excess Deferrals for such calendar year allocable to the Plan and shall be accompanied by such Participant’s statement that, if such Excess Deferrals are not distributed, such Excess Deferrals, when added to all amounts deferred by such Participant under all plans, contracts or arrangements described in Code Sections 401(k), 408(k), or 403(b) of the Company or any Affiliated Company, exceed the limit imposed on such Participant by Code Section 402(g) for the year to which the Excess Deferrals relate.

(iii) For the purposes of this Section, a Participant’s ‘Excess Deferrals’ shall mean the amount of such Participant’s Elective Contributions that are allocated to the Plan pursuant to subsection (i) above, and that either (A) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for such year, or (B) are made during the calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for the Participant’s taxable year beginning in such calendar year, counting only Elective Contributions made under the Plan and any other plan, contract, or arrangement maintained by the Company or any Affiliated Company.

(iv) The Excess Deferrals shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(v) The Committee shall (unless otherwise allowed by the Code and/or Regulations) further adjust the Excess Deferrals for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Deferrals, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year.

(h) Distribution Of Excess Contributions.

(i) Despite any other provision of the Plan, any Excess Contributions that are to be distributed pursuant to Section 3.8(b), and the income, gain or loss allocable thereto, shall be distributed no later than the last day of the Plan Year following the Plan Year to which such Excess Contributions relate.

(ii) The Excess Contributions shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Contributions under the

Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may elect to further adjust the Excess Contributions for income, gain or loss, for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year.

(iv) The Excess Contributions that would otherwise be distributed to a Participant shall be reduced, in accordance with the Regulations, by the amount of Excess Deferrals distributed to such Participant.

(i) Alternative Method Of Satisfying The ADP Test. Despite any other provision of the Plan, effective for Plan Years beginning on and after January 1, 2009, the Elective Contributions for any Plan Year shall be deemed to satisfy subsection (a)(i) above if:

(i) Matching Contribution. The Company makes a Matching Contribution on behalf of each Participant who is a Non-Highly Compensated Employee. The Company’s Matching Contribution for each such Participant shall be an amount equal to that specified in Section 3.3(i). For all purposes under this subsection (i)(i), the Matching Contribution rate for any Participant who is a Highly Compensated Employee shall not be greater than the Matching Contribution rate for any Participant who is a Non-Highly Compensated Employee.

(ii) Within a reasonable period before each Plan Year, the Committee must give each Participant a written notice of the Participant’s rights and obligations under the Plan. The written notice must be sufficiently accurate and comprehensive to apprise the Participant of his or her rights and obligations and written in a manner calculated to be understood by the average Participant.

(iii) If the Plan is disaggregated pursuant to subsection (a)(v), this subsection (i) shall only apply to the portion of the Plan for which Matching Contributions are made pursuant to Section 3.3(i).

(iv) It is the intent of the Company that the Plan comply with the safe harbor matching requirements of Code Section 401(k)(12), and it shall be construed accordingly.”

2. Section 3.9 of the Plan is hereby amended in its entirety to read as follows:

“Section 3.9: Actual Contribution Percentage Test.

(a) It is the Company’s intent that all Matching Contributions and Voluntary Contributions shall satisfy the requirements of Code Section 401(m), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The ‘Actual Contribution Percentage’ for eligible Participants in any Plan Year who are all Highly Compensated Employees shall not exceed the greater of:

(A) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Contribution Percentage for all eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) RESERVED

(iii) RESERVED

(iv) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(b) Definitions. For the purposes of this Section, the following definitions shall apply:

(i) ‘Actual Contribution Percentage’ shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Contribution Ratios for each such group, calculated separately for each Participant in each such group.

(ii) ‘Actual Contribution Ratio’ for a Plan Year shall mean the ratio that:

(A) the amount of the Matching Contributions and Voluntary Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Earnings for such Plan Year.

The Actual Contribution Ratio must be rounded to the nearest 100th of 1%.

(iii) ‘Excess Aggregate Contributions’ shall mean, for each Highly Compensated Employee, the total Matching Contributions and Voluntary Contributions made on behalf of such Highly Compensated Employee for such Plan Year, minus the amount determined by multiplying the Employee’s Actual Contribution Ratio by the Employee’s Earnings for such Plan Year.

(c) Elective Deferrals And Non-Elective Contributions. For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions pursuant to this Section, only Matching Contributions and Voluntary Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Committee may elect to take into account, with respect to Employees eligible to have Matching Contributions pursuant to this Section allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(c)) contributed to any plan maintained by the Company. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Treasury Regulation Section 1.401(m)-1(b)(2). However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified nonelective contributions are made.

(d) Plan Aggregation. For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans, which are maintained by the Company or any Affiliated Company, to which matching contributions, Employee contributions, or both, are made, are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits tests under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.

(i) In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. However, plans may be aggregated under this subsection only if they have the same plan year.

(ii) Despite the foregoing, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(e) Contribution Aggregation. If a Highly Compensated Employee is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee’s Actual Contribution Ratio. However, if the plans have different plan years, this subsection shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(f) Distribution of Excess Aggregate Contributions.

(i) If the Committee determines at any time that the limitation on Matching Contributions and Voluntary Contributions set forth in subsection (a) above will be exceeded for any Plan Year, the Committee (on or before the end of the following Plan Year) shall direct the Trustee to:

(A) distribute to the Highly Compensated Employee who received the most Matching Contributions and Voluntary Contributions during the Plan Year, his or her vested portion of Excess Aggregate Contributions (and income allocable to such contributions) or,

(B) if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions (and income allocable to such Forfeitures)

until either one of the tests set forth in this Section is satisfied, or until the amount of Matching Contributions and Voluntary Contributions that such Highly Compensated Employee received equals the Matching Contributions and Voluntary Contributions received by the Highly Compensated Employee who received the second highest Matching Contributions and Voluntary Contributions. This process shall continue until one of the tests set forth in this Section is satisfied. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to those amounts.

(ii) The Excess Aggregate Contribution shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may elect to further adjust the Excess Aggregate Contributions for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Aggregate Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year.

(iv) Any distribution (and/or Forfeiture) of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution (and/or Forfeiture) of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Company as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4. However, no such Forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

(v) Excess Aggregate Contributions shall be treated as Company contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(vi) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be recharacterized as a Deemed Elective Contribution (as described in Section 3.8(b) above) for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Company that ends with or within the Plan Year.

(vii) Despite the above, within 12 months after the end of the Plan Year, the Company may make a special qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in this Section. Such contribution shall be allocated to the Deferred Income Account of each Participant who is Non-Highly Compensated Employee in the same proportion that each such Participant’s Earnings for the Plan Year bears to the total Earnings of all such Participants for such Plan Year. A separate accounting shall be maintained for the purpose of excluding such contributions for the ‘Actual Deferral Percentage’ test set forth in Section 3.8.

(viii) In addition to the foregoing, the Committee may also utilize any method under the Code Section 401(m) Regulations in order to satisfy the Actual Contribution Percentage Tests, including, without limitation, using alternative definitions of Compensation or Earnings for testing purposes.”

3. A new Section 6.7(e) is hereby added to the Plan to read as follows:

“(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a ‘Nonspouse IRA’) and (ii)

specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).”

4. Section 10.3 of Schedule A of the Plan is amended in its entirety to read as follows:

“3. Limitation. Employees shall not be entitled to receive any Company Matching Contributions with respect to any catch-up contribution made pursuant to the foregoing, except pursuant to Section 3.3(i) of the Plan.”

* * * * *

The Company has caused this Amendment No. 9 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: December 29, 2008	By:	/s/ Robert M. Ling, Jr.
	Its:	Executive Vice President & General Counsel

Exhibit 10.41.3

CASH BALANCE RETIREMENT PLAN FOR EMPLOYEES OF

ASSOCIATED GROCERS, INC.

(formerly known as the Retirement Plan for Employees

of Associated Grocers, Inc.)

AMENDED AND RESTATED

EFFECTIVE

December 31, 2008

-i-

2.2	Reemployment After a Termination	10
2.3	Employees in a Bargaining Unit	11

SECTION 3 RETIREMENT DATES		11
3.1	Normal Retirement Date	11
3.2	Early Retirement Date	11
3.3	Deferred Retirement Date	11
3.4	Retirement Date	12

SECTION 4 RETIREMENT BENEFITS		12
4.1	Accrued Benefit	12
4.2	Normal Retirement Benefit	14
4.3	Early Retirement Benefit	14
4.4	Deferred Retirement Benefit	14
4.5	Reemployment After Retirement	14
4.6	Benefits For Terminated Participants	15
4.7	Qualified Military Service	15

SECTION 5 FORMS OF PAYMENT		15
5.1	Forms of Payment	15
5.2	Automatic Form of Benefit	16
5.3	Limitation on Forms of Payment	17
5.4	Directed Rollovers	17

SECTION 6 DEATH AND DISABILITY BENEFITS		18
6.1	Death Benefit	18
6.2	Disability Benefits	19

SECTION 7 VESTING		19
7.1	Vesting	19
7.2	Termination Prior to Vesting	20
7.3	Termination after Vesting	20
7.4	Forfeitures	20

SECTION 8 LIMITATIONS ON BENEFITS		21
8.1	Limitation on Benefits	21
8.2	Maximum Annual Benefit Payable Under the Plan	23

SECTION 9 TOP HEAVY PROVISIONS		26
9.1	Scope	26
9.2	Top Heavy Status	26
9.3	Minimum Benefit	28
9.4	Vesting	29

SECTION 10 ADMINISTRATION OF THE PLAN		30
10.1	Plan Administrator	30
10.2	Organization and Procedures	30
10.3	Duties and Authority of Retirement Committee	31

-ii-

10.4	Expenses	32
10.5	Bonding and Insurance	32
10.6	Commencement of Benefits	32
10.7	Appeal Procedure	33
10.8	Plan Administration - Miscellaneous	34
10.9	Domestic Relations Orders	36
10.10	Plan Qualification	38
10.11	Deductible Contribution	38
10.12	Participant Rollovers	38
10.13	Payment of Benefits Through Purchase of Annuity Contract	38

SECTION 11 PARTICIPATING EMPLOYERS		39
11.1	Plan Adoption	39
11.2	Transfer of Employees	39
11.3	Withdrawal From the Plan	39

SECTION 12 AMENDMENT AND TERMINATION		39
12.1	Amendment - General	39
12.2	Amendment - Consolidation or Merger	40
12.3	Termination of the Plan	40
12.4	Allocation of the Trust Fund on Termination of Plan	41

SECTION 13 FUNDING		41
13.1	Contributions to the Trust	41
13.2	Trust Fund for Exclusive Benefit of Participants	42
13.3	Trustee	42
13.4	Investment Manager	42

SECTION 14 FIDUCIARIES		42
14.1	Limitation of Liability of the Employer and Others	42
14.2	Indemnification of Fiduciaries	43
14.3	Scope of Indemnification	43

-iii-

PREAMBLE

THIS RETIREMENT PLAN (hereinafter referred to as the “Plan” and formerly known as the Retirement Plan for Employees of Associated Grocers, Inc.) was amended and restated effective January 1, 2001, to be a Cash Balance Pension Plan; and

WHEREAS, the Employer established this Plan effective March 17, 1988, to provide retirement benefits to Employees who become covered under the Plan; and

WHEREAS, the Employer amended the Plan effective April 1, 1991; and

WHEREAS, on August 12, 1993, the Employer amended and restated the Plan effective March 17, 1988; and

WHEREAS, the Employer again amended the Plan effective October 1, 1994, to comply with certain tax law changes; and

WHEREAS, the Employer amended and restated the Plan, effective January 1, 2001, to be a Cash Balance Plan - the Accrued Benefits of a Participant prior to January 1, 2001, shall be determined under the Plan formula in effect on December 31, 2000; and

WHEREAS, the Employer amended the Plan, effective January 1, 2003, to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001; and

WHEREAS, the Plan shall be maintained for the exclusive benefit of covered Employees, and is intended to comply with the Code, ERISA, and other applicable law; and

WHEREAS, pursuant to the Agreement to Transfer Plan Sponsorship (“Agreement”), Associated Grocers, Incorporated (“AG”) transferred sponsorship of the Plan to Unified Grocers, Inc. (“Unified”) and Unified assumed sole sponsorship of the Plan, effective September 30, 2007. Effective September 30, 2007, Unified will continue as the sole sponsor of the Plan within the meaning of Section 3(16)(B) of ERISA. The Agreement is hereby incorporated into the Plan by reference; and

WHEREAS, immediately upon the transfer of sponsorship to Unified, Unified has sole authority to take actions under the Plan that AG had immediately prior to the transfer of sponsorship, including the authority to amend or terminate the Plan in accordance with its terms; and

WHEREAS, Unified now desires to amend and restate the Plan to incorporate previous Plan amendments; and

WHEREAS, Unified now desires to freeze the Plan, effective December 31, 2008, such that Participants accrue no further benefits under the Plan and no additional Employees may become Participants in the Plan after December 31, 2008; and

WHEREAS, Unified now desires to merge the Plan with and into the Unified Grocers, Inc. Cash Balance Plan (the “Unified Plan”), effective December 31, 2008.

NOW, THEREFORE, except as otherwise specified herein, (i) Unified does hereby amend and restate the Plan as set forth in the following pages effective December 31, 2008 (unless otherwise stated herein), except that any change required by federal law, including without limitation, amendments to the Code, ERISA, the Age Discrimination in Employment Act and regulations or rulings issued pursuant thereto shall be effective on the latest date on which such change may become effective and comply with such laws; and (ii) Unified does hereby merge the Plan with and into the Unified Plan, effective December 31, 2008. Effective January 1, 2009, the terms and conditions governing the Participants in the Plan shall be as set forth in the Unified Plan, except that the calculation of a Participant’s frozen Accrued Benefit as of December 31, 2008, shall be determined under the terms of this Plan.

SECTION 1

DEFINITIONS

The following terms when used herein shall have the following meaning, unless a different meaning is plainly required by the context. Capitalized terms are used throughout the Plan text for terms defined by this and other sections.

1.1	Account Balance

“Account Balance” means the hypothetical account for a Participant that is credited with a pay credit and interest as provided in Section 4.1(b), hereof.

1.2	Accrued Benefit

“Accrued Benefit” means as of January 1, 2001, the benefit determined by the formula specified in Section 4.1 of this Plan. Benefits accrued on or after January 1, 2001 shall be determined in accordance with the cash balance provisions of this Plan. Benefits accrued prior to January 1, 2001, shall be determined in accordance with the Plan formula in effect on December 31, 2000, such Plan described in Appendix “A” attached hereto. Despite any other provisions of the Plan, effective December 31, 2008, each Participant’s Accrued Benefit shall be frozen.

1.3	Actuarially Equivalent/Actuarially Adjusted

Effective for benefits accrued after January 1, 2001, “Actuarially Equivalent,” “Actuarially Adjusted” and, similar terms (for purposes other than determining contributions to the Trust Fund) means that the present value of two payments or series of payments shall be of equal value when computed utilizing GATT interest and mortality assumptions, e.g. 30 year U.S. Treasury interest rate, determined for November of the preceding Plan Year, and GAM 83 Mortality Table on a 50/50 unisex basis. Benefits accrued prior to January 1, 2001 shall be computed utilizing the Plan’s interest and mortality assumption that were in place on December 31, 2000, adjusted only if necessary to comply with changes in the law.

Effective January 1, 2003, and notwithstanding any other Plan provision to the contrary, any reference in the Plan to the GAM 1983 Mortality Table shall be construed as a reference to the mortality table prescribed in Rev. Rul. 2001-62, as hereinafter updated, modified or changed by applicable notice, rule, regulation or law, such change hereby incorporated by reference.

1.4	Affiliated Companies

“Affiliated Companies” means:

(a)	the Employer,

(b)	any other corporation which is a member of a controlled group of corporations which includes the Employer (as defined in Section 414(b) of the Code),

(c)	any other trade or business under common control with the Employer (as defined in Section 414(c) of the Code), or

(d)	any other member of an affiliated service group which includes the Employer (as defined in Section 414(m) of the Code).

For purposes of the limitation on benefits in Section 8.2, the determination of whether an entity is an Affiliated Company will be made by modifying Sections 414(b) and (c) of the Code as specified in Section 415(h) of the Code.

1.5	Annuity Starting Date

“Annuity Starting Date” means the first day of the first period for which a Plan benefit is payable as an annuity, or any other form.

1.6	Beneficiary

“Beneficiary” means the Participant’s surviving spouse or beneficiary designated with spousal consent, if married, or, if none, the Participant’s Estate.

1.7	Board of Directors or Board

“Board of Directors” or “Board” means the Board of Directors of the Company.

1.8	Code

“Code” means the Internal Revenue Code of 1986, as amended and including all regulations promulgated pursuant thereto.

1.9	Company

“Company” means, prior to September 30, 2007, Associated Grocers, Inc., a Washington corporation. On and after September 30, 2007, “Company” means Unified Grocers, Inc.

1.10	Compensation

“Compensation” for any tax year has the meaning set forth in Section 415(c)(3) of the Code and specifically Regulation § 1.415-2(d)(11)(ii). “Compensation” is also referred to in this Plan as “Earnings.” (Sec Plan Section 1.14)

1.11	Credited Service

“Credited Service” means all completed years and days of Service (expressed in whole and fractional years) for the Employer commencing on the date the Employee became an Employee and ending on the date the Employee Terminates, excluding Periods of Service forfeited due to a Period of Severance, excluding Periods of Service which are not considered for vesting purposes, and, including periods not in Service due to Temporary Termination. For purposes of this Cash Balance Plan, only Credited Service after January 1, 2001 shall be credited for purposes of determining a Participant’s Accrued Benefit under the cash balance provisions of this Plan as set forth in Paragraph 4.1(b), hereof. Credit Service prior to January 1, 2001, shall be credited for purposes of determining a Participant’s Accrued Benefit pursuant to paragraph 4.1(a) which, in turn, is calculated pursuant to the terms of the Plan in existence on December 31, 2000. Participants shall accrue no additional Credited Service after December 31, 2008.

1.12	Dependent Child

“Dependent Child” and similar terms as the context requires means any natural or adopted child of the Participant, or any other child for whom the Participant could claim a federal income tax deduction who was living with the Participant in a parent-child relationship at the time of the Participant’s death.

1.13	Disabled

“Disabled” and similar terms as the context requires means a Participant is entitled to benefits under an Employer-sponsored long-term disability plan, or a long-term disability plan to which the Employer contributes on behalf of the Participant.

1.14	Earnings

“Earnings” for each calendar year means amounts received during the calendar year by the Employee from the Employer that are currently includible in gross income for purposes of federal income tax withholding at the source without limitation based on the nature or location of the employment or services performed, plus elective contributions made by the Employer on the Employee’s behalf. “Elective contributions” are amounts excludible from the Employee’s gross income under Code §§ 125, 402(e)(3), 402(h), 403(b), 457(b) or 408(p), 132(f) and contributed by the Employer, at the Employee’s election, to a Code Section 401(k) arrangement, A Simplified Employee Pension, A SIMPLE arrangement, a cafeteria plan, a transportation fringe benefit plan, tax-sheltered annuity, or certain state and local government plan and employee contributions “picked up” by the employer under Code Section 414(h).

Notwithstanding the foregoing, annual Earnings in excess of the limit provided in Code Section 401(a)(17) shall be disregarded; provided, however, that such limit shall be automatically adjusted for future years to the maximum permissible dollar limitation in accordance with Section 401(a)(17)(B) of the Code.

1.15	Effective Date

“Effective Date” means December 31, 2008, the date of this Amendment and Restatement.

1.16	Eligible Employee

“Eligible Employee” means any Employee, provided, however, the following shall not be considered Eligible Employees for purposes of this Plan: a Leased Employee; an employee covered under a collective bargaining agreement where retirement benefits were the subject of good faith bargaining which does not provide for retirement benefits under this Plan; an employee classified by the Employer as an independent contractor regardless of whether such Employee has a different status as determined by a governmental agency or a court of law; a Temporary Employee, e.g. Employees hired on a full or part-time basis for a specific assignment.

“Leased Employee” means an individual who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer an any persons related to the Employer within the meaning of Code § 144(a)(3) on a substantially full time basis for at least one year and who performs such services under the primary direction or control of the Employer.

1.17	Employee

“Employee” means any person other than a nonresident alien with no U.S. source income, who is employed by the Employer and who is classified by the Employer as a common law employee and any leased employee within the meaning of Code Section 414(n)(2); provided, however, if Leased Employees constitute twenty percent (20%) or less of the Employer’s non-highly compensated work force, the term “Employee” shall not include a Leased Employee who is covered by a plan maintained by the leasing organization which meets the requirements of Code Section 414(n)(5).

1.18	Employer

“Employer” means the Company and shall also include any other Affiliated Companies as provided from time to time in appendices to this Plan, who are participating employers pursuant to Section 11.

1.19	Employment Commencement Date

“Employment Commencement Date” means the date on which an Employee first completes an Hour of Service for the Employer or an Affiliated Company during the current period of employment.

1.20	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including all regulations promulgated pursuant thereto.

1.21	Final Average Monthly Earnings

“Final Average Monthly Earnings” means one twelfth of the highest average annual Earnings received by the Participant during any five consecutive calendar year period. In the event the Participant has less than five consecutive years of employment, the computation period shall be based upon (1) the most recent five years of employment (whether or not consecutive), or (2) the total Period of Service with the Employer, whichever is less.

1.22	Hour of Service

“Hour of Service” means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or any Affiliated Company.

1.23	Member Corporation

“Member Corporation” means a corporation, which owns stock in Associated Grocers, Inc. and enters into an adoption agreement under the Member Plan, any Affiliated Companies of the Member Corporation, and any other employer participating in the Member Plan.

1.24	Member Plan

“Member Plan” means the Retirement Plan for Employees of Associated Grocers, Inc. and Member Corporations, in which the Company suspended benefit accruals as of March 16, 1988 and subsequently terminated its participation, and which still remains in force for several Member Corporations and their employees.

1.25	Participant

“Participant” means an Eligible Employee who qualifies for participation pursuant to Section 2.1 or 2.2. A nonvested Participant shall cease to be a Participant on the date he or she incurs a one-year Period of Severance. A vested Participant shall cease to be a Participant when his or her benefit payments from the Plan are completed.

1.26	Period of Service

Effective January 1, 2001 “Period of Service” means the period of time (expressed in years and days) commencing with the Employment Commencement Date and ending on the Severance From Service Date. A Period of Service of 365 days shall equal a one year Period of Service. Non-successive periods are aggregated to determine the Employee’s total Period of Service. For vesting and participation purposes, an Employee’s Period of Service shall also include the following:

(a)	Periods not in Service due to Temporary Termination; and

(b)	Periods of Service with an Affiliated Company.

Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer as required by the Code.

Notwithstanding the foregoing, (i) a Participant’s Period of Service credited prior to January 1, 2001, shall be determined in accordance with the Plan in effect as of December 31, 2000; and (ii) a Participant’s Period of Service shall be frozen as of December 31, 2008.

1.27	Period of Severance

“Period of Severance” means the period of time (expressed in years and days) commencing at the Severance From Service Date and ending on the date the Employee again performs an Hour of Service for the Employer; provided however, such period shall commence one year later if a male or female Employee is absent due to pregnancy, birth or adoption of a child, or caring for a child immediately following birth or adoption.

1.28	Plan

“Plan” means the Retirement Plan for Employees of Associated Grocers, Inc., either in its previous or present form or as amended from time to time. Effective January 1, 2001, the Plan was renamed Cash Balance Retirement Plan for Employees of Associated Grocers, Inc., and “Plan” now means the renamed Plan.

1.29	Plan Administrator

“Plan Administrator” means the person or entity designated in Section 10 to administer the Plan.

1.30	Plan Year

“Plan Year” means the twelve month period beginning January 1 and ending December 31. For the period October 1, 2000 through December 31, 2000 there existed a short plan year. Prior to October 1, 2000 the Plan Year was the twelve-month period beginning October 1 and ending September 30; such Plan Year governed the Plan as described in Appendix “A,” hereto.

1.31	Retirement Committee

“Retirement Committee” means the committee as from time to time constituted and appointed by the Employer to administer the Plan.

1.32	Service

“Service” means periods for which an Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company.

1.33	Severance From Service Date

“Severance From Service Date” means the earlier of the date on which an Employee quits, retires, is discharged or dies, or the first anniversary of absence from work for any other reason; provided however, that a Participant shall not be deemed to have severed from Service during any Period of Service in any branch of the United States Armed Forces if he or she has a right to guaranteed re-employment with the Employer under Section 9 of the Military Selective Act, 38 U.S.C. 2021, and he or she returns to the Employer’s employment within the time specified in 38 U.S.C. 2021 or sixty (60) days thereafter.

1.34	Social Security Retirement Age

“Social Security Retirement Age” means age sixty-five if the Participant was born before January 1, 1938, age sixty-six if born after December 31, 1937, but before January 1, 1955, and age sixty-seven if born after December 31, 1954.

1.35	Temporarily Terminated

Termination is deemed “Temporary” if the Employee is rehired and in Service within one year of the initial date of absence from work.

1.36	Terminated

“Terminated” and other terms derived from “Terminate” as the context requires, such as “Termination,” mean no longer in Service or employed as an Employee with the Employer for reasons of quit, retirement, discharge or death. An Employee shall also be deemed Terminated on the first anniversary of the initial date of absence for any other reason, provided such absence lasted at least twelve months; provided, however, that a Participant shall not be deemed to have Terminated during any Period of Service in any branch of the United States Armed Forces if he or she has a right to guaranteed re-employment with the Employer under Section 9 of the Military Selective Act, 38 U.S.C. 2021, and he or she returns to the Employer’s employment within the time specified in 38 U.S.C. 2021 or sixty days thereafter.

1.37	Trust or Trust Fund

“Trust” or “Trust Fund” means the trust fund into which shall be paid all contributions and from which all benefits shall be paid under this Plan.

1.38	Trustee

“Trustee” means the trustee or trustees, who receive, hold, invest and disburse the assets of the Trust in accordance with the terms and provisions set forth in a trust agreement.

1.39	Additional Definitions in Plan

The following terms are defined in the following sections of the Plan:

Section
Aggregate Account	9.2(d)
Aggregation Group	9.2(g)
Annual Benefit	8.2(d)
Benefit	8.1(c)(ii)
Deferred Retirement Benefit	4.4
Deferred Retirement Date	3.3
Determination Date	9.2(b)
Disability Benefit	6.2
Early Retirement Benefit	4.3
Early Retirement Date	3.2
Highly Compensated Employee	8.1(c)(iii)
Investment Manager	13.4
Joint and Survivor Annuity	5.1(c)
Leased Employee	1.16
Key Employee	9.2(f)
Normal Retirement Benefit	4.2
Normal Retirement Date	3.1
Pay Credit	4.1(b)(i)
Present Value of Accrued Benefits	9.2(e)
Qualified Domestic Relations Order	10.9
Qualified Military Service	4.7
Restricted Group	8.1(c)(i)
Retirement Date	3.4
Statutory Joint and Survivor Annuity Option	5.2(a)
Top Heavy	9.2(a)
Valuation Date (for Top Heavy)	9.2(c)
Whole Life Annuity	5.1(b)

SECTION 2

PARTICIPATION

2.1	Eligibility for Participation

Each Eligible Employee who was a participant in this Plan on December 31, 2000 shall become a Participant on the Effective Date. Any other Eligible Employee shall become a Participant under this Plan on the, first of the month coinciding with or next following:

(a)	attainment of age twenty-one (21); and

(b)	completion of a one-year Period of Service; or,

if later, the first of the month coinciding with or next following the date on which he or she becomes an Eligible Employee. Only earnings while a Participant shall be utilized in calculating an Eligible Employee’s Accrued Benefit.

(a)	Subject to paragraph b, below, effective upon the transfer of sponsorship of the Plan to Unified on September 30, 2007, the only employees eligible to participate shall be employees of Unified who were hired from AG in connection with the purchase of assets under the Asset Purchase Agreement on or before the close of the 30-day period following the closing of the Asset Purchase Agreement.

(b)	The change in eligibility in paragraph a shall not terminate continued participation in and accrual of benefits under the Plan by (i) any employee of AG or (ii) any employee of any of AG’s subsidiaries whose adoption of the. Plan for the benefit of its employees remained in effect through September 30, 2007, who remains employed by AG or such AG subsidiary after Closing, until 15 days after notice of such change that is required under section 204(h) of the Employee Retirement Income Security Act of 1974, as amended, and section 4980F of the Internal Revenue Code has been given.

(c)	Despite any other provisions of the Plan, effective after December 31, 2008, no Employee or Eligible Employee shall be eligible to become a Participant.

2.2	Reemployment After a Termination

Upon the reemployment of a Terminated former Participant as an Eligible Employee, he or she shall immediately become a Participant.

An Employee who Terminates prior to becoming a Participant and is later reemployed shall become a Participant upon satisfying the requirements of Section 2.1. Periods of Service before and after a Period of Severance shall be aggregated, except that in the event an Employee incurs a one-year Period of Severance, his or her prior Service shall be disregarded following reemployment for purposes of Section 2.1.

2.3	Employees in a Bargaining Unit

An Employee belonging to a collective bargaining unit which has entered into an agreement with the Employer that does not provide for retirement benefits under this Plan, shall not qualify for participation; however, the period of employment shall be included for purposes of determining whether such an Employee is entitled to the Enhanced Formula contained in Section 4.1(b) and for purposes of vesting service, if he or she later becomes an Eligible Employee and a Participant in the Plan, notwithstanding any other provision to the contrary. Any collective bargaining units which have entered into agreements with the Employer that provide for participation in this Plan are listed in an appendix to this Plan. An Employee’s vested Accrued Benefit under Section 4.1(a) of this Plan shall be reduced by the benefit accrued prior to January 1, 2001 payable from a collectively bargained defined benefit plan to which an Employer contributed to the extent of the Participant’s vested interest therein at the Annuity Starting Date.

SECTION 3

RETIREMENT DATES

3.1	Normal Retirement Date

The Normal Retirement Date for a Participant shall be the first day of the month coinciding with or next following the later of i) attainment of age sixty-five (65), or ii) completion of five years of participation in the Plan.

3.2	Early Retirement Date

Each Participant who attains age fifty-five (55) and completes a ten-year Period of Service may elect, in writing, an Early Retirement Date. Such Early Retirement Date shall be before the Normal Retirement Date and after Termination on the first day of any month coinciding with or following the date the early retirement requirements are met.

3.3	Deferred Retirement Date

The Deferred Retirement Date for a Participant who continues working after the Normal Retirement Date shall be the first day of the month coinciding with or next following his or her Termination date; provided, however, the Deferred Retirement Date shall not be later than April 1 following the calendar year in which the Participant attains age seventy and one half (70 1/2) or terminates employment, if later. However, if the Participant is a greater than 5% owner, the Deferred Retirement Date shall not be later than April 1 following the calendar year in which the Participant attains age seventy and one half (70 1/2). Notwithstanding the above, if the Participant attained age seventy and one half (70 1/2) prior to January 1, 1988 and was not a five percent (5%) owner at any time after age sixty-six and one half (66 1/2), the Deferred Retirement Date shall be the first day of the month coinciding with or next following his or her termination date.

3.4	Retirement Date

The Retirement Date for a Participant shall be one of the dates specified in Sections 3.1, 3.2 or 3.3 above, on which benefits are to commence. The Retirement Date for a Participant who Terminates prior to retirement with a vested Accrued Benefit shall be Normal Retirement Date, unless such Participant qualifies for and elects to receive benefits at an Early Retirement Date. Despite the foregoing, with respect to the portion of a Participant’s Accrued Benefit derived from service on or after January 1, 2001, if any, the Retirement Date for a Participant who Terminates prior to retirement with a vested Accrued Benefit shall be any date elected by such Participant to receive benefits after he or she Terminates. Such benefits may be paid in any of the forms provided under Section 5.1.

SECTION 4

RETIREMENT BENEFITS

4.1	Accrued Benefit

The Accrued Benefit for any Participant shall equal the amount determined under (a) and (b) below, if the Participant’s Annuity Starting Date occurs on or before August 17, 2006 and before the Participant’s Normal Retirement Date, the Accrued Benefit as of the Participant’s Annuity Starting Date for service on or after January 1, 2001 shall equal the Actuarial Equivalent (assuming no mortality prior to the Participant’s Normal Retirement Date) as of the Annuity Starting Date of the amount determined under (b) below for service on or after January 1, 2001, with interest under (b)(iii) projected to the Participant’s Normal Retirement Date at the rate in effect on the Participant’s Annuity Starting Date. The Accrued Benefit shall be Actuarially Adjusted for the form of payment and Actuarially Adjusted for any prior distribution from the Plan that is not repaid.

(a)	A Participant shall be entitled to a benefit based on Credited Service through December 31, 2000 under the terms of the Plan as in existence on December 31, 2000. The form of payment of such benefit shall be the benefit options in effect under the Plan on December 31, 2000. In addition, the Participant shall accrue a benefit based on service on or after January 1, 2001, as set forth in paragraph (b), below.

(b)	No credits hereunder shall be provided with respect to Earnings for which the Employer has made a contribution to a Union plan on the Participant’s behalf.

Only Earnings while a Participant shall be utilized in determining an Accrued Benefit. For the first year of participation, Earnings shall be the Participant’s total Earnings for the Plan Year pro-rated by multiplying such Earnings by the quotient obtained from dividing the number of days as a Participant by 365.

For service on or after January 1, 2001, a Participant shall be entitled to a benefit calculated under either the Basic Formula or Enhanced Formula set forth below and credited with Interest, as set forth in subparagraph (iii), below:

(i)	Basic Formula. This formula governs all Participants who become participants on or after January 1, 2001. Such a Participant shall receive an Accrued Benefit equal to the sum of the amounts credited to his or her Account Balance, as follows: Such a Participant shall receive credit in such account equal to 2.5% of Earnings (e.g., a “Pay Credit”) for each one year Period of Service after December 31, 2000. Interest shall be credited to such account as specified in subparagraph (iii), below. Such Account Balance shall be expressed in terms of a lump sum which shall be Actuarially Adjusted for a form of payment other than a lump sum.

(ii)	Enhanced Formula. A Participant who was a participant in this Plan as of December 31, 2000, shall receive a credit to his or her Account Balance for each one year Period of Service after December 31, 2000, and through December 31, 2015, based on the following schedule

Age on 12/31	Regular Credit		Enhanced Credit	Total “Pay Credit”
<45	2.5 of Earnings	+	0% of Earnings	2.5 of Earnings
45-49	2.5 of Earnings	+	5% of Earnings	3.0 of Earnings
50-54	2.5 of Earnings	+	1.5% of Earnings	4.0 of Earnings
55-59	2.5 of Earnings	+	2.5% of Earnings	5.0 of Earnings
60+	2.5 of Earnings	+	3.5% of Earnings	6.0 of Earnings

If an Employee terminates employment after December 31, 2000, and returns to service after at least a one (1) year Period of Severance, such Employee shall no longer be eligible for an enhanced credit and the remainder of such Employee’s service shall be credited under subparagraph (i), above. Interest shall be credited to such account as specified in subparagraph (iii), below. Pay Credits after December 31, 2015 shall be at the basic rate set forth in subparagraph (i), above. Such Account Balance shall be expressed in terms of a lump sum which shall be actuarially adjusted for a form of payment other than a lump sum.

(iii)

Credited Interest. All Participants will be credited with interest based on a thirty (30) year U.S. Treasury Bond Rate. In the event that subsequent events or regulations make it impermissible to utilize such Bond Rate, the interest rate shall be the annual rate of change of the Consumer Price Index, CPI-U as reported by the Department of Labor, increased by three (3) percentage points. The interest rate shall be determined for November preceding the beginning of the Plan Year. The interest rate so determined shall be applied to a Participant’s beginning of Plan Year Account Balance, but such amount shall not be credited to the Participant’s Account Balance until the last day of the Plan Year. Provided however, in the Plan Year that a Participant terminates and either elects a distribution or is involuntarily cashed out, the Participant’s Pay Credit and interest credit (which shall be prorated based on days of participation in the calendar year over 365) shall be determined and credited to the Participant’s Account Balance as of the date of such termination. The interest rate will be credited for each Plan Year or portion of a Plan Year (pro-rated based on days of participation in the calendar year over 365) until the Participant receives a distribution, whether or not the Participant is still employed by the Employer.

(c)	Despite any other provisions of the Plan, no Participant shall receive any Pay Credits or Credited Interest after December 31, 2008, the intent being that each Participant’s Accrued Benefit shall be frozen as of December 31, 2008.

4.2	Normal Retirement Benefit

A Participant’s normal Retirement Benefit shall equal his or her vested Accrued Benefit, such Accrued Benefit being determined in accordance with Section 4.1 as of the date of Termination, and then adjusted for form of payment.

4.3	Early Retirement Benefit

A Participant’s Early Retirement Benefit, after January 1, 2001, shall equal his or her vested Accrued Benefit determined under Section 4.1(b) as of the date of Termination, and then adjusted for the form of payment. A Participant’s Early Retirement Benefit based on service prior to January 1, 2001, shall be determined under the terms of the Plan in existence on December 31, 2000, as adjusted as required by law.

4.4	Deferred Retirement Benefit

A Participant’s Deferred Retirement Benefit shall equal his or her vested Accrued Benefit as of the date of Termination, and then adjusted for form of payment. Service and Earnings beyond the Normal Retirement Date shall be taken into consideration. In no event shall the benefit provided under this paragraph be less than the retirement benefit to which the Participant would have been entitled if he or she had actually retired on the Normal Retirement Date.

In the event a Participant continues working after the date benefits are required to commence following age 70 pursuant to Section 10.6, the Deferred Retirement Benefit shall be recalculated and adjusted annually.

4.5	Reemployment After Retirement

Upon reemployment, a retired Participant shall continue to receive his or her benefits hereunder, if any, without a suspension due to such re-employment. At the Participant’s subsequent retirement, benefits payable shall be based on his or her Pay Credit(s) and interest determined under Section 4.1(b) and credited after such Participant’s date of re-employment.

4.6	Benefits For Terminated Participants

Benefits other than death benefits under Section 6 of the Plan shall be determined and paid in accordance with the provisions of the Plan in effect on the Participant’s most recent date of Termination of employment. Death benefits under Section 6 of the Plan shall be determined and paid in accordance with the provisions of the Plan in effect on the Participant’s date of death.

4.7	Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, the Plan will provide contributions, benefits and Service Credit with respect to Qualified Military Service in accordance with Code § 414(u).

SECTION 5

FORMS OF PAYMENT

5.1	Forms of Payment

The following forms of benefit payments are available under this Plan at the election of the Participant, with spousal consent, if married:

(a)	Lump Sum Payment

Benefits accrued after January 1, 2001 under the Cash Balance provision of this Plan, Section 4.1(b) shall, at the election of the Participant and with spousal consent, if the Participant is married, be payable as a single lump sum payment. Benefits accrued prior to January 1, 2001, are not eligible for a lump sum payment, except in the case of an involuntary cash-out.

(b)	Whole Life Annuity

A Whole Life Annuity shall be payable monthly from the Retirement Date to the first of the month preceding death. The amount of the monthly benefit shall equal the monthly Normal, Early or Deferred Retirement Benefit, whichever applies. A Whole Life Annuity shall be the normal form of benefit to a single Participant, absent a contrary election.

(c)	Joint and Survivor Annuity

A reduced Joint and Survivor Annuity shall be payable monthly to a retired Participant from the Retirement Date to the first of the month preceding death. Following the Participant’s death, a retirement benefit equal to fifty percent (50%) or one hundred percent (100%) of the reduced amount payable to the retired Participant shall be payable for life to the Participant’s spouse, if living at the time of the Participant’s death. A Participant may elect which percentage shall be payable to the Participant’s spouse. A fifty percent (50%) Joint and Survivor

Annuity shall be the normal form of benefit to a married Participant, absent an election, with spousal consent, to the contrary.

If the spouse dies after the Participant’s retirement income begins, the Participant’s payments will be in the same reduced amount as is otherwise payable under the Joint and Survivor Annuity. If the spouse dies prior to the date as of which the Participant’s retirement income begins, any election of a form of benefit under this Section 5.1(b) shall be automatically canceled. If the Participant dies prior to the date as of which his or her retirement income is to begin, the spouse shall not be entitled to receive any payments under this Section 5.1(b). However, a spouse may be entitled to a benefit under Section 6.

The monthly benefit payable under a fifty percent Joint and Survivor Annuity shall be equal to ninety percent (90%) of the Participant’s Accrued Benefit payable in the form of a Whole Life Annuity. If the spouse is younger than the Participant, four tenths of one percent (0.4%) will be subtracted from the ninety percent reduction factor for each year younger. If the spouse is older than the Participant, four tenths of one percent (0.4%) will be added to the ninety percent reduction factor for each year older, provided, in no event will the applicable reduction factor exceed one hundred percent (100%). Fractional years will be rounded to the nearest whole year.

The monthly benefit payable under a 100 one hundred percent (100%) Joint and Survivor Annuity shall be equal to eighty-two percent (82%) of the Participant’s Accrued Benefit payable in the form of a Whole Life Annuity. If the spouse is younger than the Participant, seven tenths of one percent (0.7%) will be subtracted from the eighty-two percent reduction factor for each year younger. If the spouse is older than the participant, seven tenths of one percent (0.7%) will be added to the eighty-two percent reduction factor for each year older, provided, in no event will the applicable reduction factor exceed one hundred percent (100%). Fractional years will be rounded to the nearest whole year.

5.2	Automatic Form of Benefit

Unless a Participant elects otherwise, benefits shall be paid as provided below:

(a)	Married Participants

Any Participant who is married on his or her Annuity Starting Date shall automatically be deemed to have elected the fifty percent (50%) Joint and Survivor Annuity option, effective as of such date, with his or her spouse on the Annuity Starting Date as the joint annuitant (the “Statutory Joint and Survivor Annuity Option”).

The Retirement Committee shall furnish each married Participant with a written explanation of the terms and conditions of the Joint and Survivor Annuity Options as required under Code § 417(a)(3) and any other form of payment within a reasonable period (at least thirty days (unless such period is waived by the

Participant with spousal consent) but not more than ninety days) before the Annuity Starting Date. A married Participant may reject the Statutory Joint and Survivor Annuity Option and elect another form of payment or revoke an election, by filing a written notice with the Retirement Committee within ninety (90) days prior to his or her Annuity Starting Date. Such initial notice, or subsequent change, must specify the form of payment elected, acknowledge the effect of the election, and must be signed by the Participant’s spouse. The spouse’s signature must be notarized or witnessed by a Plan representative.

(b)	Unmarried Participants

An unmarried Participant shall receive his or her retirement benefits in the form of a Whole Life Annuity.

5.3	Limitation on Forms of Payment

A Participant may not elect a joint annuitant other than his or her spouse. A Participant must elect a form of payment under which payments will be completed within the Participant and Beneficiary’s life times or within their life expectancies as determined in accordance with the final regulations under Section 401(a)(9) of the Code, which are hereby incorporated by reference.

5.4	Directed Rollovers

(a)	General Rule

A Participant, spouse Beneficiary, or former spouse alternate payee who is entitled to a small benefit pursuant to Section 10.8(a) or a lump sum distribution pursuant to Section 5.1(c) may direct the Trustee to pay part or all of the benefit to a trustee or custodian of another employer’s qualified plan which accepts such directed rollovers or an individual retirement account (IRA), subject to the following provisions:

(i)	A Participant may only direct such a rollover if the expected benefit payment during the Plan Year is $200 or more.

(ii)	A Participant may not request a directed rollover of an amount distributed due to the minimum required distribution provision under Section 10.6(b).

(iii)	A Participant may direct the rollover of a distribution to only one qualified plan or IRA.

(iv)	A Participant may direct the rollover of a portion of the distribution and elect to receive the remaining portion of a distribution only if the rollover amount is at least $500.

(v)	A surviving spouse Beneficiary or former spouse who is an alternate payee pursuant to Section 10.9 may direct a rollover under the same terms and conditions as a Participant, except that a surviving spouse Beneficiary may only direct a rollover to an IRA.

(vi)	A Participant provides the information or documentation reasonably requested by the Trustee.

(b)	Notice to Participants

In accordance with Code Section 402(f), the Trustees shall furnish each Participant, Beneficiary and alternate payee eligible for a directed rollover under this Section 5.4 with a written explanation of the directed rollover opportunity and related withholding consequences of not choosing a directed rollover within a reasonable period (at least thirty but not more than ninety days) prior to the Annuity Starting Date; provided, however, that the notice recipient may waive in writing the thirty-day period.

SECTION 6

DEATH AND DISABILITY BENEFITS

6.1	Death Benefit

In the event a vested Participant dies after the effective date of this Amended and Restated Plan and before commencing to receive retirement benefits under the Plan, his or her spouse or dependent children shall receive a benefit, if any, based on Credited Service prior to January 1, 2001, in accordance with the plan terms in existence on December 31, 2000. Effective January 1, 2002, all distributions under the Plan in existence as of December 31, 2000, shall be calculated in accordance with the final regulations issued under Code Section 401(a)(9), which are hereby incorporated by reference. For benefits accrued by a Participant on or after January 1, 2001, the benefit and its commencement date shall be determined as follows:

At the election of the spouse, the portion of such benefit accrued under the cash balance provisions of this Plan on or after January 1, 2001, e.g. Section 4.1(b), shall be payable either in a single lump sum or a life annuity for the life of the spouse that is the Actuarial Equivalent of such lump sum. Payment of such benefit to the spouse shall commence’ when the Participant would have attained age sixty-five (65), unless the spouse consents to an earlier distribution. In the event the Participant is not married, the portion of such benefit accrued under the cash balance provisions of this Plan on or after January 1, 2001, shall be payable in a single lump sum to the Participant’s beneficiary, or if none, to the Participant’s estate. Such payment shall be made as soon as administratively feasible following the Participant’s death and confirmation of the Participant’s marital status and/or beneficiary, but in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

6.2	Disability Benefits

There are no disability benefits payable under the Plan. Periods of Disability during which a Participant is entitled to receive disability benefits under a group long term disability plan to which the Employer contributes on his or her behalf, shall be included for purposes of determining Periods of Service and Credited Service only to the extent the period of Disability would otherwise be credited as service under the Plan pursuant to Labor Reg. §2530.200b-9. Periods of Disability shall be similarly treated for purposes of determining Credited Service under the Plan as in effect prior to 2001 (the plan formula in effect on December 31, 2000), notwithstanding Section 6.3 of the plan described in Appendix A. A Participant shall receive Interest Credit for a period of Disability, only to the extent any other Participant is entitled to the credit under the Plan. A Participant’s Earnings shall cease on the date he or she becomes Disabled and the Pay Credit under Section 4.1(b) shall be computed based on Earnings up to any periods of Disability.

The Employer may require a Disabled Participant to submit to a medical examination at any reasonable time.

SECTION 7

VESTING

7.1	Vesting

Each Participant shall have a vested, nonforfeitable right to his or her Accrued Benefit multiplied by the appropriate vesting percentage in accordance with the following table:

Periods of Service	Percent Vested
Less than 5 years	0%
5 years or more	100%

Provided, that unvested Participants transferred from Employer to Ruan Transport Corporation shall carry along their Period of Service, and their Service with Ruan Transport Corporation will be treated as Service under this Plan, for vesting purposes only, until they have a Severance from Service Date with Ruan Transport Corporation.

Provided, further, that unvested Participants transferred from Employer to Northwest Grocers LLC on the effective date of the transaction shall have a 100% vested, nonforfeitable right to their Accrued Benefit under this Plan.

In addition, each Participant shall have a one hundred percent (100%) nonforfeitable right to his or her Accrued Benefit on the first day of the month preceding his or her Normal Retirement Date, provided he or she is an Employee on such date. A participant shall also have a one hundred percent (100%) nonforfeitable right to his or her Accrued Benefit upon death provided that he or she is an Employee on such date, or upon becoming Disabled as of the Participant’s Severance from Service Date. An Employee who Terminates with zero percent (0%) vested shall be deemed “nonvested.”

7.2	Termination Prior to Vesting

(a)	Forfeiture of Service

In the event a nonvested Participant incurs a Period of Severance, and the number of years in such Period of Severance equals or exceeds one year, his or her Period of Service and Credited Service preceding the Severance from Service Date shall be disregarded, and any Accrued Benefit earned prior to the Severance from Service Date shall be forfeited. If a vested Participant incurs a Period of Severance, all Periods of Service and Credited Service before and after the Period of Severance shall be aggregated.

However, if the Participant returns to Service before a five-year Period of Severance, his or her Period of Service and Credited Service preceding the Period of Severance and any Accrued Benefit earned prior to the Period of Severance shall be reinstated.

(b)	Deemed Cash-out of Accrued Benefit

If a Participant Terminates at a time when the Participant’s vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such Accrued Benefit upon Termination and incurring a one year Period of Severance, and shall no longer be a Participant. If the individual resumes employment with the Employer before incurring a five-consecutive-year Period of Severance, the Accrued Benefit will be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

7.3	Termination after Vesting

If a vested Participant terminates employment and elects a distribution of his or her Accrued Benefit and is then re-employed, benefits payable shall be based on his or her Credited Service and Earnings in accordance with Section 4.1(b), accrued after the date of re-employment. As a result a Participant’s Account Balance will reflect an opening balance of zero, at the date of re-hire, and such Account Balance shall be credited only with a Pay Credit based on Earnings and interest after the date of re-hire.

7.4	Forfeitures

Any forfeitures arising under this Plan shall be used only to offset future Employer contributions and shall not affect any Participant’s Accrued Benefit.

SECTION 8

LIMITATIONS ON BENEFITS

8.1	Limitation on Benefits

(a)	General Rule

In the event the Plan terminates, the benefit of any Highly Compensated Employee (and any former Highly Compensated Employee) shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)	Limit on Annual Payments

Annual payments to an Employee in the “Restricted Group” (as defined below) are restricted to an amount equal to the payments that would be made on behalf of the Employee:

(i)	under a single life annuity that is Actuarially Equivalent to the sum of the Employee’s Accrued Benefit and the Employee’s other benefits under the Plan (other than a Social Security supplement); plus

(ii)	the amount of any Social Security supplement the Employee is entitled to receive.

This restriction will not apply if:

(iii)	after payment to an Employee in the Restricted Group of all “Benefits” (as defined below), the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in Code Section 412(1)(7);

(iv)	the value of the Benefits for an Employee in the Restricted Group is less than one percent (1%) of the value of current liabilities before distribution of such Benefits; or

(v)	the value of the Benefits for an Employee in the Restricted Group does not exceed the small benefit amount described in Section 10.8(c).

(c)	Definitions

(i)	the “Restricted Group” consists of the twenty-five highest-paid current and former Highly Compensated Employees, or all current and former Highly Compensated Employees if less than twenty-five;

(ii)	“Benefit” means, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee or former Employee, and any non-insured death benefits; and

(iii)	“Highly Compensated Employee” means:

(a)	an individual who, during the Plan Year or during the preceding Plan Year, is a more than 5% owner of the Employer (applying the constructive ownership rules of Code §318, and applying the principles of Code §318, for an unincorporated entity); or

(b)	who, during the preceding Plan Year, has Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and, if elected by the Employer (and reflected by Plan amendment), was part of the top-paid 20% group of employees (based on Compensation for the preceding Plan Year).

“Compensation” means Compensation as defined in Section 1.10 and 1. 14, except no exclusions from Compensation apply and Compensation must includes “elective contributions” (as defined in Section 1.14).

In determining who is a Highly Compensated Employee, the Administrative Committee may elect to apply the top-paid group election and/or calendar year data election, in accordance with the regulations under Code § 414(q), Notice 97-45 and by other guidance published in the Internal Revenue Bulletin. The effect of the top-paid group election is that an employee (who is not a 5-percent owner at any time during the current year or prior year) with Compensation in excess of $80,000 (as adjusted) for the prior year is a Highly Compensated Employee only if the Employee was in the top-paid group for the prior year. The effect of the calendar year data election is that the prior year is the calendar year beginning with or within the prior year. The top-paid group election and/or calendar year data election must apply to all plans and arrangements of the Employer which reference the highly compensated employee definition in Code § 414(q).

A Highly Compensated Former Employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the Temporary Regulations and Notice 97-45.

For Plan Years commencing after December 31, 1996, if a top-paid group election and/or a calendar year data election was made for the purpose of determining the Highly Compensated Employee group such election is recorded below. If no box is checked, no election was made:

1997:	[ ] Top paid group election
[ ] Calendar year data election

1998:	[ ] Top paid group election
[ ] Calendar year data election

1999:	[ ] Top paid group election
[ ] Calendar year data election

2000:	[ ] Top paid group election
[ ] Calendar year data election

Once made, this election applies for all subsequent Plan Years unless changed by the Administrative Committee and reflected by Plan amendment.

(d)	Limitations Not Effective

The limitations contained in this Section 8.1 shall not restrict the amount of the annual payment to an Employee in the Restricted Group provided the Employee agrees to repay an amount necessary for the distribution of assets upon Plan termination to satisfy Code Section 401(a)(4). Such Employee must agree to repay amounts paid to him or her to the extent that they exceed the amount he or she would have received if the restrictions under this Section 8.1 had been applied. The agreement to repay must be secured by deposit in escrow of property having a market value of one hundred twenty-five percent (125%) of the amount subject to repayment. If the value of the property falls below one hundred ten percent (110%) of the repayment amount, the Participant must deposit additional property to again satisfy the one hundred twenty-five percent (125%) requirement. Alternatively, the agreement to repay may be secured or collateralized by posting a bond or letter of credit equal to at least one hundred percent (100%) of the repayment amount. Such bond must be furnished by an insurance company, bonding company or other surety approved by the U.S. Department of Treasury as an acceptable surety for Federal bonds.

Any such repayment agreement shall be terminated and any property in escrow shall be returned, and any bond or letter of credit may be canceled in the event one of the three conditions set forth in Section 8.1(b) is satisfied or the Plan terminates and benefits received by the Participant are nondiscriminatory in accordance with Code Section 401(a)(4).

(e)	Regulatory Authority

This Section 8.1 is intended to comply with Treasury Regulation 1.401(a)(4)-5(b), and shall be superseded to the extent any provision of such regulation conflicts with the limitations stated herein.

8.2	Maximum Annual Benefit Payable Under the Plan

For purposes of this Section 8.2, the Employer and any Affiliated Companies shall be considered a single employer, to the extent required by the Code.

(a)	Primary Rule

Notwithstanding any other Plan provision to the contrary, the annual Employer provided benefit payable to or on behalf of a Participant under the Plan (after any adjustments required under the Plan to reflect commencement of benefits other than at Normal Retirement Date, an optional form of payment or death benefit coverage) shall not exceed the lesser of:

(i)	$90,000 (adjusted in accordance with this Section 8.2), or

(ii)	the Participant’s average annual Compensation from the Employer for the consecutive calendar years (not in excess of three such years) during which he was an active Participant in the Plan and for which such average is highest.

(b)	Cost-of-Living Adjustment

The $90,000 limit prescribed above shall be automatically adjusted for cost-of-living increases, to the maximum permissible dollar limitation determined by the Commissioner of Internal Revenue. The dollar amount applicable in computing the benefit payable to any Participant shall be the dollar amount in effect for the calendar year in which the benefit commences. For 2001, the limit is $140,000; the limit for 2002 and 2003 is $160,000.

(c)	Adjustment for Early or Late Retirement

(i)	Early Retirement

For purposes of Sections 8.2 , effective January 1, 2002, if the Participant’s benefit commences before age 65, the limit prescribed in Section 8.2(a)(i) shall be reduced according to this section to reflect such early commencement. If benefits commence on or after the date the Participant attains age sixty-two but before the Participant attains age 65, there shall be no reduction.

If benefits commence prior to the Participant’s attaining age sixty-two, the limitation for benefits commencing at age sixty-two will be reduced to reflect earlier commencement using the Actuarial Equivalent set forth in Section 1.3, provided that the interest rate used in such reduction factor shall not be less than five percent (5%). Any reduction shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

(ii)	Late Retirement

If the Participant’s benefit commences after the Participant attains 65, the limit prescribed in Section 8.2(a)(i) shall be actuarially increased for purposes of Section 8.2 to reflect such late commencement.

(d)	Annual Benefit

Notwithstanding the foregoing, if the benefit to be paid to a Participant under the Plan is not in the form of an Annual Benefit as described below, the benefit considered to be payable to a Participant under the Plan for purposes of Sections 8.2 shall be Actuarially adjusted to the extent required under Section 415(b)(2) of the Code. For purposes of the foregoing, Annual Benefit means the benefit payable annually in the form of a Whole Life Annuity without ancillary benefits or in the Statutory Joint and Survivor Annuity Option.

(e)	Interest Rate

Any Actuarial adjustments under this Section 8.2 shall be based on the Actuarial factors applicable for comparable purposes under the Plan on the applicable date, except that for all Employees participating in the Plan with one Hour of Service on or after January 1, 2002:

(i)	The interest rate assumption for purposes of adjusting the form of payment pursuant to Section 8.2(d) and adjusting the $90,000 limitation for benefits commencing before age 62 shall be the greater of five percent (5%) or the Plan rate; and

(ii)	The interest rate assumption for purposes of adjusting the $90,000 limitation for benefits commencing after age 62 shall be the lesser of five percent (5%) or the Plan rate.

(f)	Small Benefits

Notwithstanding the foregoing, the benefit payable to a Participant shall be deemed not to exceed the limitations of this Section 8.2 if the following conditions are met:

(i)	The annual benefit derived from Employer contributions under this Plan and all other defined benefit plans of the Employer does not exceed $10,000 for the Plan Year, or for any prior Plan Year, and

(ii)	The Employer has not at any time maintained a defined contribution plan in which the Participant participated.

(g)	Special Provisions Regarding Participants With Fewer Than Ten Years of Participation or Service

In the case of any Participant who participated in the Plan for fewer than ten (10) years, the maximum dollar benefit otherwise applicable under Section 8.2(a)(i) shall be multiplied by a fraction whose numerator is the Participant’s years of participation in the Plan (including fractions thereof, but not less than one (1)) and whose denominator is ten.

In the case of any Participant who was employed by the Employer for fewer than ten (10) years, the maximum benefit otherwise applicable under Sections 8.2(a)(ii) and 8.2(f) shall be multiplied by a fraction whose numerator is the Participant’s years of employment with the Employer (including fractions thereof, but not less than one) and whose denominator is ten.

(h)	Transition Rule

The limitations of this Section 8.2 shall not reduce a Participant’s Accrued Benefit to less than his or her Accrued Benefit as of the end of the last Plan Year beginning before January 1, 1987, disregarding any change in the terms of the Plan and any cost-of-living adjustments after May 5, 1986.

(i)	Aggregation With Other Defined Benefit Plans

If a Participant also participates in any other defined benefit pension plan maintained by the Employer, the provisions of Sections 8.2 shall be applied on an aggregate basis to the benefits payable under this Plan and any such other plan due to the application of this Section shall be made on a pro-rata basis.

SECTION 9

TOP HEAVY PROVISIONS

9.1	Scope

Notwithstanding any Plan provision to the contrary, for any Plan Year beginning after December 31, 2001, in which the Plan is Top Heavy within the meaning of Section 416(8) of the Code, the provisions of this Section 9 shall govern to the extent they conflict with or specify additional requirements to the Plan provisions governing Plan Years which are not Top Heavy.

9.2	Top Heavy Status

(a)	Top Heavy

This Plan shall be “Top Heavy” if, as of the Determination Date, (1) the sum of the Aggregate Accounts of Key Employees, or (2) the Present Value of Accrued Benefits of Key Employees under this Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Aggregate Accounts or the Present Value of Accrued Benefits of all Participants under this Plan and any plan of an Aggregation Group.

The Present Value of Accrued Benefits and/or Aggregate Account balance of a Participant who was previously a Key Employee but is no longer a Key Employee (or his or her Beneficiary) shall not be taken into account for purposes of determining Top Heavy status. Further, a Participant’s Present Value of Accrued Benefits and/or Aggregate Account balance shall not be taken into account if he or she has not performed services for the Affiliated Companies during the one-year period ending on the Determination Date. Except, in the case of a distribution made for reasons other than separation from service, death, disability, “five-year” period shall be substituted for “one-year period” in the preceding sentence.

(b)	Determination Date

Whether the Plan is Top Heavy for any Plan Year shall be determined as of the Determination Date. “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(c)	Valuation Date

“Valuation Date” means, for purposes of determining Top Heaviness, the Determination Date.

(d)	Aggregate Account

“Aggregate Account” means, with respect to a Participant, his or her adjusted account balance in a defined contribution plan, as determined under the top heavy provisions of such plan.

(e)	Present Value of Accrued Benefits

“Present Value of Accrued Benefits” means the sum of:

(i)	the Actuarial Equivalent present value of the Accrued Benefit under the Plan as of the Valuation Date, and

(ii)	distributions prior to the Valuation Date, made during the Plan Year that contains the Determination Date and to the extent required by Section 9.2(a) the four preceding Plan Years. Unrelated rollovers or transfers from this Plan shall be considered distributions. A related rollover or transfer from this Plan shall not be considered a distribution.

An unrelated rollover or transfer is one which is both initiated by the Employee and made between plans of different employers. A related rollover or transfer is one which is either not initiated by the Employee or made between plans of the same employer.

(f)	Key Employee

“Key Employee” means an Employee or former Employee (and his or her Beneficiaries) who, at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years, is included in one (1) of the following categories as within the meaning of Section 416(i) of the Code and regulations hereunder:

(i)	an officer of the Employer whose annual aggregate Compensation from the Affiliated-Companies $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), provided that no more than fifty (50) Employees shall be considered officers, or if less, the greater of ten percent (10%) of the Employees or three (3),

(ii)	an Employee who owns more than five percent (5%) of the Employer, or

(iii)	an Employee who owns more than one percent (1%) of the Employer with annual aggregate Compensation from the Affiliated Companies that exceeds $150,000.

(g)	Aggregation Group

“Aggregation Group” means the group of plans that must be considered as a single plan for purposes of determining whether the plans within the group are Top Heavy (Required Aggregation Group), or the group of plans that may be aggregated for purposes of Top Heavy testing (Permissive Aggregation Group). The Determination Date for each plan must fall within the same calendar year in order to aggregate the plans:

(i)	the Required Aggregation Group includes each plan of the Affiliated Companies in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Affiliated Companies which, during this period, enables any plan in which a Key Employee participates to meet the minimum participation standards or nondiscriminatory contribution requirements of Code Sections 401(a)(4) and 410; and

(ii)	a Permissive Aggregation Group may include any plan sponsored by an Affiliated Company, provided the group as a whole continues to satisfy the minimum participation standards and nondiscriminatory contribution requirements of Code Sections 401(a)(4) and 410.

Each plan belonging to a Required Aggregation Group shall be deemed Top Heavy or non-Top Heavy in accordance with the group’s status. in a Permissive Aggregation Group that is determined Top Heavy only those plans that are required to be aggregated shall be Top Heavy. In a Permissive Aggregation Group that is not Top Heavy, no plan in the group shall be Top Heavy.

9.3	Minimum Benefit

(a)	General Rule

For any Top Heavy Plan Year, a non-Key Employee who completes a one-year Period of Service shall have an Accrued Benefit at least equal to the minimum benefit described herein. The minimum Accrued Benefit at any point in time equals the lesser of:

(i)	two percent multiplied by the number of Top Heavy years of Service, or

(ii)	twenty percent,

multiplied by such Participant’s “average Compensation.” “Average Compensation” means a Participant’s average Compensation for the five consecutive years when such Participant had the highest aggregate Compensation from the Employer. However, Compensation received for non-Top Heavy Plan Years shall be disregarded. The benefit described herein is expressed as an annual benefit in the form of a single life annuity (with no ancillary benefits), commencing at the Participant’s normal retirement age.

A non-Key Employee shall not be denied this minimum benefit because he or she was not employed on a specified date, failed to make any mandatory employee contribution, or failed to earn a specified amount of Compensation.

(b)	Special Two Plan Rule

Where this Plan and a defined contribution plan belong to an Aggregation Group that is determined Top Heavy, the Employer shall not be required to provide the minimum benefit under (a) above on behalf of any non-Key Participant who also participates in the defined contribution plan if the Employer contributions, including matching contributions, and forfeitures under the defined contribution plan equal five percent (5%) of each non-Key Participant’s Compensation.

9.4	Vesting

(a)	Top Heavy Schedule

For any Top Heavy Plan Year, each Participant who completes an Hour of Service in such Year shall become vested and have a nonforfeitable right to retirement benefits he or she has earned under the Plan in accordance with the following table:

Periods of Service	Vesting Percentage
Less than 3 Years	0%
3 or more Years	100%

Provided, however, that a Participant’s vesting percentage shall not be less than the percentage determined under the table in Section 7.1.

(b)	Return to Non-Top Heavy Status

If the Plan becomes Top Heavy and ceases to be Top Heavy in any subsequent Plan Year, the vesting schedule shall automatically revert to the vesting schedule in effect before the Plan became Top Heavy. Such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan, and shall not cause a reduction of any Participant’s nonforfeitable interest in the Plan on the date of such amendment.

A Participant with three (3) or more one-year Periods of Service with the Employer as of the end of the election period, may elect to remain covered by the Top Heavy vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of,

(i)	the adoption date of the amendment,

(ii)	the effective date of the amendment, or

(iii)	the date the Participant receives written notice of the amendment from the Retirement Committee.

SECTION 10

ADMINISTRATION OF THE PLAN

10.1	Plan Administrator

The Plan Administrator shall be the Retirement Committee. The Board shall appoint a Retirement Committee composed of at least three persons, which shall carry out the general administration of the Plan. Every member of the Retirement Committee shall be deemed a fiduciary. No Retirement Committee member who is an Employee shall receive compensation with respect to his or her service on the Retirement Committee. Any member of the Retirement Committee may resign by delivering written resignation to the Company and to the Retirement Committee. The Company may remove or replace any member of the Retirement Committee at any time.

10.2	Organization and Procedures

The Company shall designate a chairman from the members of the Retirement Committee. The Retirement Committee shall appoint a secretary, who may or may not be a member of the Retirement Committee. The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Retirement Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Retirement Committee. The chairman of the Retirement Committee shall be the agent of the Plan for service of legal process. All reports required by law may be signed by the chairman or another member of the Retirement Committee designated by the Committee on behalf of all members of the Retirement Committee.

The Retirement Committee shall act by a majority of its members in office and such action may be taken either by a vote at a meeting, or in writing without a meeting. The Retirement Committee may meet in any location in which Associated Grocers, Inc. does business. The Retirement Committee may adopt such by-laws and regulations, as it deems desirable for the conduct of its affairs. A member of the Retirement Committee who is also a Participant shall not vote or act on any matter relating solely to such member.

10.3	Duties and Authority of Retirement Committee

(a)	Administrative Duties

The Retirement Committee shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries. The Retirement Committee shall perform all such duties as are necessary to supervise the administration of the Plan and to control its operation in accordance with the terms thereof, including, but not limited to, the following:

(i)	Make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(ii)	Interpret the provisions of the Plan and resolve any question arising under the Plan, or in connection with the administration or operation thereof;

(iii)	Make all determinations affecting the eligibility of any Employee to be or become a Participant;

(iv)	Determine eligibility for and amount of retirement benefits for any Participant;

(v)	Authorize and direct the Trustee with respect to all disbursements of benefits under the Plan;

(vi)	Employ and engage such persons, counsel and agents and obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provision of the Plan;

(vii)	Delegate and allocate specific responsibilities and duties imposed by the Plan to one (1) or more employees, officers or such other persons as the Retirement Committee deems appropriate.

(b)	Investment Authority

The Retirement Committee shall establish an investment policy consistent with the purposes of the Plan and the requirements of applicable law, as appropriate from time to time. The Retirement Committee shall have responsibility or authority to manage, acquire, dispose, or invest Plan assets to the extent such responsibility and authority is not delegated to an Investment Manager or Trustee.

(c)	General Authority

The Retirement Committee shall have all powers necessary or appropriate to carry out its duties, including the discretionary authority to interpret the provisions of the Plan and to decide any issues of fact or law. Any interpretation or construction of or action by the Retirement Committee with respect to the Plan and its administration shall be conclusive and binding upon any and all parties and persons affected hereby, subject to the exclusive appeal procedure set forth in Section 10.7. Absent an abuse of discretion, such a decision must be upheld by a court of law.

10.4	Expenses

All reasonable expenses which are necessary to operate and administer the Plan may be deducted from the Trust Fund or, at the election of the Company, paid directly by the Company or an Employer.

10.5	Bonding and Insurance

To the extent required by law, every Retirement Committee member, every fiduciary of the Plan and every person handling Plan funds shall be bonded. The Retirement Committee shall take such steps as are necessary to assure compliance with applicable bonding requirements. The Retirement Committee may apply for and obtain fiduciary liability insurance insuring the Plan against damages by reason of breach of fiduciary responsibility at the Plan’s expense and insuring each fiduciary against liability to the extent permissible by law at the Employer’s expense. The Company, in its sole discretion, may require each participating Employer to share in the cost of such insurance.

10.6	Commencement of Benefits

(a)	Conditions of Payment

Benefit payments under the Plan shall not be payable prior to the fulfillment of the following conditions:

(i)	The Retirement Committee has been furnished with such applications, proofs of birth or death, address, form of benefit election, spouse consent if required, and other information the Retirement Committee deems necessary;

(ii)	The Participant has Terminated employment with the Employer, reached age seventy and one half (70 1/2) or died; and

(iii)	The Participant or Beneficiary is eligible to receive benefits under the Plan as determined by the Retirement Committee.

(b)	Commencement of Payment

Unless a Participant elects otherwise, the payment of benefits shall commence no later than sixty (60) days after the end of the Plan Year in which the latest of the following occurs:

(i)	the Participant reaches Normal Retirement Date,

(ii)	the tenth anniversary of the year in which the Participant commenced participation in the Plan, or

(iii)	the Participant terminates employment with the Employer,

provided that payments shall not commence later than the April 1 following the calendar year in which the Participant reaches age seventy and one half (70 1/2) (or April 1, 1990, if later). Notwithstanding the above, if the Participant attained age seventy and one half (70 1/2) prior to January 1, 1988, and was not a five percent (5%) owner at any time after age sixty-six and one half (66 1/2) payments shall commence upon termination of employment.

In no event shall payments in a form other than the automatic form described in Section 5.2 commence prior to the Participant’s Normal Retirement Age if the Actuarially Equivalent present value of the Participant’s Accrued Benefit at the time benefits commence exceeds $1,000 without the written consent of the Participant and the spouse, if any. Spouse consent must acknowledge the effect of such election and must be notarized or witnessed by a Plan representative.

If the information required in Section 10.6(a) above is not available prior to such date, the amount of payment will not be ascertainable. In such event, the commencement of payment shall be delayed until no more than sixty (60) days after the date the amount of such payment is ascertainable.

10.7	Appeal Procedure

(a)	Submission of Claim

A claim for benefit payment shall be considered filed when an application form is submitted to the Retirement Committee.

(b)	Notice of Denial

Any time a claim for benefits is wholly or partially denied, the Participant or Beneficiary (hereinafter “Claimant”) shall be given written notice of such action within ninety (90) days after the claim is filed, unless special circumstances require an extension of time for processing. (If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial ninety (90) day period. The extension shall not exceed 180 days after the claim is filed.) Such notice will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure set forth herein, and a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

(c)	Right to Request Review

Any person who has had a claim for benefits denied by the Retirement Committee, who disputes the amount of benefit payment determined by the Retirement Committee, or who is otherwise adversely affected by action of the Retirement Committee, shall have the right to request review by the Retirement Committee. Such request must be in writing, and must be made within sixty (60) days after such person is advised of the Retirement Committee’s action. If written request for review is not made within such sixty (60) day period, the Claimant shall forfeit his or her right to review. The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing.

(d)	Review of Claim

The Retirement Committee shall then review the claim. It may hold a hearing if it deems it necessary and shall issue a written decision reaffirming, modifying, or setting aside its former action within sixty (60) days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension. The Claimant shall be notified in writing of any such extension within sixty (60) days following the request for review. A copy of the decision shall be furnished to the Claimant. The decision shall set forth its reasons and pertinent Plan provisions on which it is based. The decision shall be final and binding upon the Claimant and the Retirement Committee, and all other persons involved. The Retirement Committee has the discretionary authority to decide all issues of fact or law arising under the Plan.

10.8	Plan Administration - Miscellaneous

(a)	Limitations on Assignments

Benefits under the Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void. The interest of a Participant in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process, except as provided in Section 10.9 relating to Domestic Relations Orders, in Code § 401(a)(13) relating to certain judgments and settlements, or otherwise permitted by law.

(b)	Masculine and Feminine, Singular and Plural

Whenever used herein, pronouns shall include the opposite gender, and the singular shall include the plural and the plural shall include the singular whenever the context shall plainly so require.

(c)	Small Benefits

For Participants who receive distributions on or after March 28, 2005, and in cases where the Actuarially Equivalent present value of a vested or payable benefit is less than or equal to $1,000, the Retirement Committee shall direct such present value be paid in a lump sum distribution as soon as practical following Termination and prior to the Annuity Starting Date. Neither Participant nor spousal consent is required for such a distribution.

(d)	No Additional Rights

No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. Neither the establishment of the Plan, the accrual of benefits under the Plan nor any action of the Employer or the Retirement Committee shall be held or construed to confer upon any person any right to be continued as an Employee, or, upon dismissal, any right or interest in the Trust Fund other than as herein provided. The Employer expressly reserves the right to discharge any employee at any time.

(e)	Governing Law

This Plan shall be construed in accordance with applicable federal law and the laws of the State of California, wherein venue shall lie for any dispute arising hereunder.

(f)	Disclosure to Participants

Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Retirement Committee, shall be furnished any information requested regarding the Participant’s status, rights and privileges under the Plan as may be required by law.

(g)	Income Tax Withholding Requirements

Any retirement benefit payment made under the Plan shall be subject to any applicable income tax withholding requirements. For this purpose, the Retirement Committee shall provide the Trustee with any information the Trustee needs to satisfy such withholding obligations and with any other information that may be required by regulations promulgated under the Code.

(h)	Severability

If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, which shall be construed as if said illegal or invalid provision had never been included.

(i)	Facility of Payment

In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Retirement Committee may direct payment of such benefit to a duly appointed guardian, committee or other legal representative of such person, or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gifts to Minors Act or to any relative of such person by blood or marriage, for such person’s benefit. Any payment made in good faith pursuant to this provision shall fully discharge the Employer and the Plan of any liability to the extent of such payment.

(j)	Correction of Errors

Any Employer contribution to the Trust Fund made under a mistake of fact (or investment proceeds of such contribution if a lesser amount) shall be returned to the Employer within one (1) year after payment of the contribution.

In the event an incorrect amount is paid to a Participant or Beneficiary, any remaining payments may be adjusted to correct the error. The Retirement Committee may take such other action it deems necessary and equitable to correct any such error.

(k)	Missing Persons

In the event a distribution is required to commence and the Participant or Beneficiary cannot be located, the Employer shall attempt to contact the Participant or Beneficiary by return receipt mail at his or her last known address according to the Employer’s records, and by the letter forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Retirement Committee deems appropriate.

(l)	Spouse Consent

In the event spouse consent is required for any Plan purpose, such consent shall acknowledge the effect of the consent, the consent must be in writing, and it must be witnessed by a notary public or Plan representative; provided, written consent will not be required if the Participant establishes to the satisfaction of the Employer that no spouse exists, or the spouse cannot be located.

10.9	Domestic Relations Orders

Notwithstanding any Plan provisions to the contrary, benefits under the Plan may be paid to someone other than the Participant, Beneficiary or joint annuitant, pursuant to a Qualified Domestic Relations Order, in accordance with Section 414(p) of the Code. A Qualified Domestic Relations Order is a judgment, decree, or order (“Order”) (including approval of a property settlement agreement) that:

(a)	relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

(b)	is made pursuant to a state domestic relations law (including a community property law);

(c)	creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable to a Participant under the Plan;

(d)	specifies the name and last known address of the. Participant and each alternate payee;

(e)	specifies the amount or method of determining the amount of benefit payable to an alternate payee;

(f)	specifies the number of payments or period during which payments are to be made;

(g)	names each plan to which the order applies;

(h)	does not require any form, type or amount of benefit not otherwise provided under the Plan;

(i)	does not conflict with a prior Domestic Relations Order that meets the requirements of this section.

Payments to an alternate payee pursuant to a Qualified Domestic Relations Order may commence as soon as practicable after it has determined that the Domestic Relations Order is qualified, regardless of whether the Participant continues working after that date, or has reached his or her Early or Normal Retirement Date, and may be made in any of the payment options described in Section 5, other than a Joint and Survivor Annuity.

The Retirement Committee shall determine whether an order meets the requirements of this section within a reasonable period after receiving an order. The Retirement Committee shall notify the Participant and any alternate payee that an order has been received and with respect to benefits which are in pay status shall establish a separate account under the Plan for any alternate payee pending determination that an order meets the requirements of this section. If within eighteen (18) months after such separate account is established the order has not been determined to be a qualified Order, the amount in the separate account shall be distributed to the individual who would have been entitled to such amount if there had been no order. Any distribution to an alternate payee hereunder shall result in an appropriate reduction to the Participant’s Accrued Benefit, hereunder.

10.10	Plan Qualification

Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain a “qualified plan” pursuant to Section 401 of the Code, and ERISA and regulations thereunder and the exempt status of the Trust Fund under Section 501 of the Code.

10.11	Deductible Contribution

Notwithstanding anything herein to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, demand repayment of such disallowed contribution and the Trustee shall return such contribution less any losses attributable thereto to the Employer within one (1) year following the disallowance.

10.12	Participant Rollovers

This plan shall not accept Participant rollover contributions.

10.13	Payment of Benefits Through Purchase of Annuity Contract

In lieu of paying benefits directly from the Trust Fund to a Participant or Beneficiary, the Trustee may purchase, with Trust Fund assets, an individual annuity contract from an insurance company which, as far as possible, provides benefits equal to (or Actuarially Equivalent to) those provided in the Plan for such Participant or Beneficiary, but provides no optional form of retirement income or benefit which would not be permitted under the Plan, whereupon the liability of the Trust Fund and of the Plan will cease and terminate with respect to such benefits that are so purchased and for which the premiums are duly paid. Such an individual annuity contract may be purchased by the Trustee on a single-premium basis or on the basis of annual premiums payable over a period of years and may be purchased at any time on or after the Participant’s Retirement Date or death to provide the benefits due under the Plan to the Participant or Beneficiary on or after the date of such purchase.

Any annuity contract distributed by the Trustee to a Participant or Beneficiary under the provisions of the Plan shall bear on the face thereof the designation “NOT TRANSFERABLE”, and such contract shall contain a provision to the effect that the contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the issuer thereof.

SECTION 11

PARTICIPATING EMPLOYERS

11.1	Plan Adoption

From time to time the Company may advise the Retirement Committee and the Trustee that an Affiliated Company wishes to adopt the Plan and that the Company consents to such adoption. All participating Employers who have adopted the Plan are listed from time to time in Appendix “B”. A participating Employer shall evidence its adoption of the Plan through appropriate corporate action (for example, board of directors meeting minutes).

In the event a participating Employer wishes to modify the Plan terms with respect to its Employees, the Company and the participating Employer shall execute an adoption agreement, which will state the effective date of participation of such Affiliated Company, which shall evidence the acceptance by such Affiliated Company of the terms and provisions of the Plan and which also contains the variations from the Plan which are peculiar to such Affiliated Company. Upon execution of an adoption agreement, such Affiliated Company shall become an Employer (as defined in Section 1.17) and shall be known as a participating Employer.

Each participating Employer shall be deemed to be a party to this Plan, provided, however, that with respect to all of its relations with the Trustee for purposes of this Plan, each participating Employer shall be deemed to have irrevocably designated Associated Grocers, Inc. and the Retirement Committee as its agent.

11.2	Transfer of Employees

It is anticipated that Employees may be transferred between Employers and in the event of such transfer; the Employee involved shall carry along his or her accumulated Period of Service and Credited Service.

11.3	Withdrawal From the Plan

An Employer may withdraw from the Plan by giving sixty days notice in writing of its intention to withdraw to the Board and the Retirement Committee.

SECTION 12

AMENDMENT AND TERMINATION

12.1	Amendment - General

It is the Company’s intention that the Plan will continue indefinitely, however, the Company shall have the right to amend, terminate, or partially terminate this Plan at any time subject to any advance notice or other requirements of ERISA. Any amendment or termination of the Plan shall be made in writing and shall be pursuant to resolutions adopted by the Board of Directors of the Company, and any amendment or termination of an adoption agreement shall be made in writing and shall be pursuant to resolutions adopted by the Board of Directors of the Company and the board of directors of the applicable Employer. A Participating Employer shall not amend the Plan or an adoption agreement without the consent of the Company.

Notwithstanding the foregoing, the President of the Company may modify, alter, or amend the Plan in whole or in part as may be necessary or appropriate (1) to comply with applicable laws and regulations and to implement changes that are permitted or required by such laws and regulations, (2) to make administrative changes to the Plan, and (3) to make other changes to the Plan that do not significantly affect the cost to the Company of offering the Plan. Provided, however, that no such modification, alteration or amendment shall enlarge the duties or responsibilities of the Trustee without its consent; and provided, further, that no modifications, alterations, or amendments to the Plan shall become effective unless and until the Company shall have complied with any conditions precedent imposed by applicable law or by any agreements or contracts to which the Company or a subsidiary of the Company is a party or is otherwise bound. Any modification, alteration or amendment adopted by the President pursuant to this Article shall be reported to the Board within two and one-half (2 1/2) months after the close of the calendar year of adoption.

12.2	Amendment - Consolidation or Merger

In the event the Plan’s assets and liabilities are merged into, transferred to or otherwise consolidated with any other retirement plan, then such must be accomplished so as to ensure that each Participant would (if the other retirement plan then terminated) receive a benefit immediately after the merger, transfer or consolidation, which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, transfer or consolidation (as if the Plan had then terminated). This provision shall not be construed as limiting the powers of the Company to appoint a successor Trustee.

12.3	Termination of the Plan

The Company or the Participating Employer shall have the right to terminate or partially terminate this Plan at any time subject to any advance notice or other requirements of ERISA. The termination of the Plan shall not cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants, or cause or permit any portion of the Trust Fund to revert to or become the property of an Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

Upon termination of this Plan, the Retirement Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided. While so acting, the Retirement Committee shall be in the same status and position with respect to other persons as if the Plan remained in existence.

12.4	Allocation of the Trust Fund on Termination of Plan

In the event of a complete Plan termination, the right of each Participant to benefits accrued to the date of such termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be vested and nonforfeitable; and the right of each Participant to any other benefits accrued to the date of termination shall be fully vested and nonforfeitable to the extent then funded under the priority rules set forth in Section 4044 of ERISA. In any event, a Participant or a Beneficiary shall have recourse only against Plan assets for the payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA. The Retirement Committee shall direct the Trustee to allocate Trust assets to those affected Participants to the extent and in the order of preference set forth in Section 4044 of ERISA. The assets so allocated shall be distributed, as determined by the Retirement Committee, either wholly or in part by purchase of nontransferable annuity contracts or lump-sum payments. If Trust Fund assets as of the date of Plan termination exceed the amounts required under the priority rules set forth in Section 4044 of ERISA, such excess shall, after all liabilities of the Plan have been satisfied, revert to the Employer to the extent permitted by applicable law.

If at any time the Plan is terminated with respect to any group of Participants under such circumstances as to constitute a partial Plan termination within the meaning of Section 411(d)(3) of the Code, each affected Participant’s right to benefits that have accrued to the date of partial termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be so vested; and the right of each affected Participant to any other benefits accrued to the date of such termination shall be vested to the extent assets would be allocable to such benefits under the priority rules set forth in Section 4044 of ERISA in the event of a complete Plan termination. In any event, affected Participants shall have recourse only against Plan assets for payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA. Subject to the foregoing, the vested benefits of such Participants shall be payable as though such termination had not occurred; provided, however, that the Retirement Committee, in its discretion, subject to any necessary governmental approval, may direct that the amounts held in the Trust Fund that are allocable to the Participants as to whom such termination occurred be segregated by the Trustee as a separate plan. The assets thus allocated to such separate plan shall be applied for the benefit of such Participants in the manner described in the preceding paragraph.

SECTION 13

FUNDING

13.1	Contributions to the Trust

As a part of this Plan the Company shall maintain a Trust. From time to time, the Employers shall make such contributions to the Trust as it determines, with the advice of the Company’s actuary, are required to maintain the Plan on a sound actuarial basis.

Participants are not required or permitted to make contributions to the Plan.

13.2	Trust Fund for Exclusive Benefit of Participants

The Trust is for the exclusive benefit of Participants. Except as provided in Sections 10.8(j) (Correction of Errors), 10.9 (Domestic Relations Orders) and 10.11 (Deductible Contributions), no portion of the Trust shall be diverted to purposes other than this or revert to or become the property of an Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

13.3	Trustee

As a part of this Plan, the Company has entered into a trust agreement with a Trustee. The Board has the power and duty to appoint the Trustee and it shall have the power to remove the Trustee and appoint successors at any time. As a condition to exercising its power to remove any Trustee hereunder, the Company must first enter into an agreement with a successor Trustee. The Retirement Committee may delegate the authority to direct the investment of all or a portion of the Trust Fund to the Trustee.

13.4	Investment Manager

The Board has the power to appoint, remove or change from time to time an Investment Manager to direct the investment of all or a portion of the Trust Fund held by the Trustee. For purposes of this section “Investment Manager” shall mean any fiduciary (other than the Trustee) who:

(a)	has the power to manage, acquire, or dispose of any asset of the Plan;

(b)	is either

(i)	registered as an investment adviser under the Investment Advisers Act of 1940, or

(ii)	is a bank, or

(iii)	is an insurance company qualified under the laws of more than one (1) state to perform, the services described in subparagraph (a); and

(c)	has acknowledged in writing that he, she or it is a fiduciary with respect to the plan.

SECTION 14

FIDUCIARIES

14.1	Limitation of Liability of the Employer and Others

No Participant shall have any claim against an Employer, the Company, the Board, or the Retirement Committee, or against their directors, officers, members, agents or representatives, for any benefits under the Plan, and such benefits shall be payable solely from the Trust; nor, to the extent permitted by law, shall an Employer, the Company, the Board, the Retirement Committee or their directors, officers, members, agents or representatives incur any liability to any person for any action taken or suffered or omitted to be taken by them under the Plan in good faith.

14.2	Indemnification of Fiduciaries

In order to facilitate the recruitment of competent fiduciaries, an Employer adopting this Plan agrees to provide the indemnification as described herein. This provision shall apply to its Employees who are considered Plan fiduciaries including without limitation, members of the Board of Directors, Retirement Committee members, any agent of the Retirement Committee, or any other of its officers, directors or Employees. Notwithstanding the preceding, this provision shall not apply and indemnification will not be provided for any Trustee or Investment Manager appointed as provided in this Plan.

14.3	Scope of Indemnification

An Employer agrees to indemnify an Employee fiduciary as described above for all acts taken in good faith in carrying out his or her responsibilities under the terms of this Plan or other responsibilities imposed upon such fiduciary by ERISA. This indemnification for all acts is intentionally broad but shall not provide indemnification for gross negligence, willful misconduct, embezzlement or diversion of Plan assets for the benefit of the Employee fiduciary. The Employer agrees to indemnify Employee fiduciaries described herein for all expenses of defending an action by a Participant, Beneficiary or government entity, including all legal fees for counsel selected with the consent of the Employer and other costs of such defense. The Employer will also reimburse an Employee fiduciary for any monetary recovery in any court or arbitration proceeding. In addition, if the claim is settled out of court with the concurrence of the Employer, the Employer will indemnify an Employee fiduciary for any monetary liability under said settlement. The Employer shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section 14.3 applies. The Employer may satisfy its obligations under this Section 14.3 in whole or in part through the purchase of a policy or policies of insurance providing equivalent protection.

The Retirement Plan for Employees of Associated Grocers, Inc., as amended and restated herein, is adopted by Unified Grocers, Inc., as successor sponsor to Associated Grocers, Inc.

IN WITNESS WHEREOF, the Unified Grocers, Inc. has caused this Plan to be duly executed on this 29 day of December, 2008, to be effective as of December 31, 2008.

UNIFIED GROCERS, INC.

By:	/s/ Robert M. Ling, Jr.
Its:	Executive Vice President & General Counsel

APPENDIX A

to the

AMENDED AND RESTATED CASH BALANCE RETIREMENT PLAN

FOR EMPLOYEES OF ASSOCIATED GROCERS, INC.

1.	Retirement Plan for Employees of Associated Grocers, Inc., effective October 1, 1994, executed September 27, 1995

2.	First Amendment to Retirement Plan, effective October 1, 1994 and September 1, 1996, executed September 17, 1996

3.	Amendment to Retirement Plan, effective December 31, 2000, executed December 12, 2000

APPENDIX B

to the

AMENDED AND RESTATED CASH BALANCE RETIREMENT PLAN

FOR EMPLOYEES OF ASSOCIATED GROCERS, INC.

“Employer” as defined in Section 1.17 to the Retirement Plan for Employees of Associated Grocers, Inc. shall also include the following employers during the specified period of time.

Employer	Beginning	Ending

EXHIBIT 31.1

CERTIFICATION

I, Alfred A. Plamann, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Dated: February 10, 2009

/s/ ALFRED A. PLAMANN
Alfred A. Plamann
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

I, Richard J. Martin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Dated: February 10, 2009

/s/ RICHARD J. MARTIN
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Company”) for the fiscal quarter ended December 27, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alfred A. Plamann, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: February 10, 2009

/s/ ALFRED A. PLAMANN
Alfred A. Plamann
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Company”) for the fiscal quarter ended December 27, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Martin, Executive Vice President, Finance and Administration and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: February 10, 2009

/s/ RICHARD J. MARTIN
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.